As filed with the Securities and Exchange Commission on June 8, 2015

Registration No. 333-201842

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 3 to

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Resource Real Estate Innovation Office REIT, Inc.

(Exact name of registrant as specified in its charter)

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Alan F. Feldman

Chief Executive Officer

Resource Real Estate Innovation Office REIT, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 8, 2015

Maximum Offering—$1,100,000,000

Minimum Offering—$2,000,000

Resource Real Estate Innovation Office REIT, Inc. is a recently formed Maryland corporation that intends to invest in office properties that are located in U.S. cities that attract a young, creative and educated labor pool. We seek to acquire office buildings in these cities that provide a collaborative office space environment to companies competing for talented employees from this labor pool. To a lesser extent, we will also seek to originate and purchase commercial real estate debt which is secured by office buildings having the same characteristics. We are externally managed by RRE Innovation Office Advisor, LLC, a newly formed subsidiary of our sponsor, Resource Real Estate, Inc. We intend to qualify as a real estate investment trust, or REIT, commencing with the taxable year that will end December 31, 2015, or the first year in which we commence material operations, if later.

We are offering up to $1,100,000,000 of shares of our common stock, consisting of up to $1,000,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, or DRIP. Resource Securities, Inc. is our dealer manager and is offering our shares on a “best efforts” basis, with no obligation to purchase a specific amount of shares. The initial offering price for shares in the primary offering is $10.00 per share, and the initial offering price for shares in the DRIP is $9.50 per share.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should only purchase these securities if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 23 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•

We have no operating history, and because we have not identified any investments to acquire with offering proceeds, we are considered to be a “blind pool.” You will not have the opportunity to evaluate our investments before they are acquired.

•

We are dependent on our advisor and its affiliates to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•

There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our dealer manager and us. Our agreements with our affiliates were not determined on an arm’s-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•	This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•

Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment.

•	If we fail to qualify as a REIT, the amount of income available for distributions to be paid to you will be reduced.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Price to Public(1)	Selling Commissions(1)(3)	Dealer Manager Fee(1)(3)	Net Proceeds (Before Expenses)(1)
Primary Offering Per Share(2)	$10.00	$0.70	$0.30	$9.00
Total Minimum	2,000,000	140,000	60,000	1,800,000
Total Maximum	1,000,000,000	70,000,000	30,000,000	900,000,000
DRIP(2) Per Share	9.50	—	—	9.50
Total DRIP/Maximum Offering	100,000,000	—	—	100,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	1,100,000,000	70,000,000	30,000,000	1,000,000,000

(1)	The purchase price per share shown will apply until we determine our net asset value, or NAV, on a date no later than two years and 150 days after we break escrow, or the NAV pricing date. Commencing with the NAV pricing date, the per share price in our primary offering will be equal to per share NAV plus applicable commissions and fees (at which time the price per share for DRIP shares will be adjusted to 95% of the per share NAV).
(2)	We reserve the right to reallocate shares being offered between the primary offering and the DRIP.
(3)	No selling commissions or dealer manager fees will be paid on shares under the DRIP. Additional discounts are available for certain categories of investors. See “Plan of Distribution.”

The minimum permitted purchase is $2,500. We will not sell any shares unless we raise gross offering proceeds of $2,000,000, including shares purchased by our directors, officers and advisor, and their respective affiliates by [                    ], 2016. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,000,000 by [                    ], 2016, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

The date of this prospectus is [                    ], 2015

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition to the general suitability standards above that apply to all investors, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	California, Missouri and Oregon—Investors must have a liquid net worth of at least 10 times their investment in us.

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Iowa—An Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in us, any of our affiliates and any other non-exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

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Kansas and Maine—It is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation program investments.

•	Kentucky—Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates’ non-publicly traded real estate investment trusts.

•	Massachusetts—Investors must have a liquid net worth of at least 10 times their investment in us and other illiquid direct participation program investments.

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Nebraska— Nebraska investors must limit their investment in this offering and in the securities of other direct participation programs to 10% of such investor’s net worth (excluding the value of an investor’s home, home furnishings and automobiles).

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New Jersey—Investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10% of their liquid net worth in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federal and state exempt private offerings).

•	New Mexico—Investors may not invest more than ten percent (10%) of their liquid net worth in us, our affiliates and other non-traded real estate investment trusts.

•	North Dakota—Investors must have a net worth of at least 10 times their investment in us.

•	Ohio—Investors must have a liquid net worth of at least 10 times their investment in us, our affiliates and other public, non-listed real estate investment programs.

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Pennsylvania—Investors may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us. In addition, because the minimum offering amount is less than $100 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

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Tennessee—Investors must have a net worth of at least 10 times their investment in us. In addition, it is recommended by the Tennessee Securities Division that an investor’s aggregate investment in this offering and in similar direct participation programs not exceed 10% of his or her net worth.

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Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the general suitability standards listed above, non-accredited investors in Vermont may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. As used above, except as specifically noted, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives and based on information indirectly obtained by a prospective stockholder through such stockholder’s investment adviser, financial adviser or bank acting as a fiduciary. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See the page following the prospectus cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included as Appendix B.

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Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to your participating broker-dealer. Initially your check should be payable to “UMB Bank, N.A., as escrow agent for Resource Real Estate Innovation Office REIT, Inc.” Until we have received the respective minimum offering amount required in the states of Pennsylvania, New York and Washington, residents of these states should make checks payable to “UMB Bank, N.A., as escrow agent for Resource Real Estate Innovation Office REIT, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Resource Real Estate Innovation Office REIT, Inc.” Certain dealers who have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us for the purchase price of your subscription.

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth suitability standards as stated in the subscription agreement.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, First Trust Retirement has agreed to serve as IRA custodian for such purpose for an annual maintenance fee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form requested from us.

Special Notice to Pennsylvania Investors

Offering proceeds received from residents of Pennsylvania will be separately accounted for in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $50,000,000 have been received and accepted by us. If we have not raised a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the date that we first accept a subscription payment from a Pennsylvania investor), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s request. No interest is payable to an investor who requests a return of his funds at the end of the initial escrow period. Any Pennsylvania investor who requests a return of his funds at the end of any subsequent escrow period will be entitled to receive interest for the time his funds remain in escrow commencing with the first day after the initial escrow period.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Real Estate Innovation Office REIT, Inc. and its subsidiaries; “operating partnership” and “RRE Innovation Office OP” refers to our operating partnership, RRE Innovation Office OP, LP; “advisor” refers to RRE Innovation Office Advisor, LLC; “dealer manager” and “Resource Securities” refers to Resource Securities, Inc.; “RRE Innovation Office Manager” refers to our property manager, RRE Innovation Office Manager, LLC; “Resource Real Estate” refers to our sole sponsor, Resource Real Estate, Inc.; and “Resource America” refers to Resource America, Inc., the parent of our sponsor.

What is Resource Real Estate Innovation Office REIT, Inc.?

We are a recently formed Maryland corporation that intends to invest in office properties that are located in U.S. cities that attract a young, creative and educated labor pool. Examples of our targeted markets include, but are not limited to, major gateway markets such as the San Francisco Bay Area, Boston and Washington, D.C. as well as midsized cities such as Austin, Seattle and Denver. Within these types of cities, we seek to acquire office buildings that provide a collaborative office space environment to companies competing for talented employees.

We believe that the fastest growing companies in the United States will be those which are located in cities that attract young, creative and educated people and which provide the collaborative office space environment that appeals to such a labor pool. The growing demand for commercial office space from these types of corporate tenants presents opportunities for real estate investors who possess the following attributes:

•	a management platform specializing in operational and financial performance optimization;

•	experience investing in office properties;

•	financial sophistication allowing them to benefit from complex investment opportunities;

•	an understanding of the ongoing transition in workforce and office environments in the U.S. economy; and

•	a national real estate platform of sizable scale and breadth in both the equity and debt markets.

We believe that we possess these attributes, largely through our relationships with our sponsor, Resource Real Estate, and the parent of our sponsor, Resource America.

Our mailing address is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-7050, our fax number is (215) 640-6320 and our email address is info@resourcereit.com. We also maintain an Internet site at http://www.resourceioreit.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We were incorporated in the State of Maryland on June 25, 2014 and we currently do not own any real estate assets. We intend to qualify as a REIT commencing with the taxable year that will end December 31, 2015, or the first-year that we commence material operations, if later. Because we have not yet identified any specific assets to acquire, we are considered to be a “blind pool.”

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is your investment approach?

We believe that the nature of work in the United States is changing—including who is working, how they are working and where they are working. Technology—and the people and companies who create it—is the driving force behind this change. A “creative class” of young and educated workers has emerged and is growing. In order to attract these creative workers, companies are seeking office environments that are open, collaborative, flexible, inviting, authentic and modern. We seek to invest in office buildings that provide these characteristics and that are located in U.S. cities which attract a young, creative and educated labor pool. We may renovate and upgrade the properties we acquire in order to better service companies engaged in innovation. To a lesser extent, we will also seek to originate and purchase commercial real estate debt secured by office buildings having the same characteristics.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include the following:

•

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

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We have no operating history, and because we have not identified any investments to acquire with offering proceeds, we are considered to be a “blind pool.” You will not have the opportunity to evaluate our investments before they are acquired.

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We are dependent on our advisor and its affiliates and their key personnel to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

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There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our dealer manager and us. Our agreements with our affiliates were not determined on an arm’s-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•	This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•

Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment.

•	If we fail to qualify as a REIT, the amount of income available for distributions to be paid to you will be reduced.

What are your investment objectives?

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide current income to you in the form of cash distributions through cash flow from operations or targeted asset sales;

•	realize growth in the value of our investments; and

•	enable you to realize a return of your investment through a liquidity event within three to seven years after the termination of this primary offering.

Our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all; therefore, we may continue indefinitely. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven members on our board of directors, four of whom are independent of our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor and its affiliates. Our directors are elected annually by our stockholders.

Who is your advisor?

RRE Innovation Office Advisor, LLC is our advisor and a subsidiary of our sponsor. Our advisor is a newly formed Delaware limited liability company. Our advisor has no operating history. Our advisor is supported by our sponsor, Resource Real Estate and its personnel, in providing services to us. A description of our sponsor is provided below.

Will your advisor make an investment in you?

Yes. Our advisor owns 22,222.22 shares of our common stock for which it paid $200,000 in connection with our initial capitalization. In order to more closely align our investment objectives and goals with those of our advisor, our advisor will make an additional investment in shares of our common stock prior to the termination of the offering. This additional investment will equal the lesser of 1% of the amount of gross proceeds raised from sales to non-affiliated investors in this offering and $1,000,000.

What will your advisor do?

Our advisor will manage our day-to-day operations and our portfolio of real estate investments, and will provide marketing, investor relations and other administrative services on our behalf. Pursuant to an advisory agreement, our advisor is responsible for the selection, negotiation, financing, portfolio management and disposition of our investments, subject to the limitations of our charter and the supervision of our board of directors.

Our sponsor, Resource Real Estate, and its team of real estate professionals, including Jonathan Z. Cohen, Alan F. Feldman, Kevin M. Finkel and Martin B. Caverly II, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of our real estate investments. Any investment not within the specific parameters of the investment guidelines adopted by our board of directors must be approved by a majority of our directors.

We expect to enter into a management agreement with RRE Innovation Office Manager, a subsidiary of our sponsor, to provide property management services for the properties we acquire. RRE Innovation Office Manager may subcontract with an affiliate or third party to provide day-to-day property management, construction management or other property specific functions, as applicable, for the properties it manages.

What is the experience of your sponsor?

Resource Real Estate and its affiliates have years of experience buying, managing, operating and disposing of office investments, and they have long-standing relationships in the real estate markets. Our advisor will draw upon the resources, experience and relationships of our sponsor in identifying and acquiring our targeted investments and in managing our company. Specifically, our advisor believes that the factors below highlight the resources that it may use to compete in the office marketplace.

•	Resource Real Estate manages a sizable portfolio of real estate assets.

•	Resource Real Estate and its affiliates have been active in the office market since 1993, acquiring and disposing of office investments.

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Resource Real Estate manages a portfolio of mortgage assets and related property interests for Resource Capital Corp., or Resource Capital, a New York Stock Exchange listed REIT that it externally manages.

Who is the parent of your sponsor and what experience does it have in the real estate market?

Resource America is the parent corporation of our sponsor. Resource America is a publicly-traded corporation listed on the NASDAQ Global Select Market under the symbol “REXI.” Resource America is an asset management company that specializes in real estate and credit investments. Resource America’s objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and quality of funds and businesses managed. Resource America’s investments emphasize consistent value and long-term returns with an income orientation. However, from time to time, unforeseen circumstances as described under the “Prior Performance Summary—Adverse Business Developments or Conditions” have caused certain programs to experience temporary cash flow deficiencies at various times. As of December 31, 2014, Resource America had $20.2 billion of assets under management. Previously, Resource America and its subsidiaries sponsored (i) Resource Capital, a REIT that listed on the New York Stock Exchange in 2005, (ii) Resource Real Estate Opportunity REIT, Inc., or Resource Opportunity REIT, a public, non-listed REIT, that commenced a private offering in September 2009 followed by a public offering that commenced in June 2010 and terminated in December 2013, and (iii) Resource Real Estate Opportunity REIT II, Inc., or Resource Opportunity REIT II, a public, non-listed REIT, that commenced a public offering in February 2014.

How do you differ from other public, non-listed REITs sponsored by your sponsor?

By investing in our shares of our common stock, you will have the opportunity to add exposure to the commercial office sector of the real estate markets to your investment portfolio. Because our investment strategy is focused on the commercial office sector, we may be considered a specialty REIT. As of the date of this prospectus, our sponsor, Resource Real Estate, sponsors two public, non-listed REITs: Resource Opportunity REIT and Resource Opportunity REIT II. Each of these REITs was formed to acquire discounted and underperforming multifamily properties and debt secured by such multifamily properties. As a result, their investment strategies are distinct from our investment strategy, since they do not specifically target investments in office buildings.

Will you use leverage?

We intend to finance a portion of our investments with debt. We will use debt financing in various forms in an effort to increase the size of our portfolio of real estate investments and the potential returns to stockholders. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets (equivalent to 75% of the cost of our gross tangible assets) unless a majority of our independent directors find substantial justification for borrowing a greater amount. Any such excess borrowing must be disclosed to stockholders in our next quarterly report following such borrowing, along with the justification for the excess borrowing. Based on current lending market conditions, we expect to leverage our assets so that our total liabilities do not exceed approximately 50% of our assets.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and to conduct our operations through our operating partnership, RRE Innovation Office OP. We are the sole general partner of our operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of our operating partnership, and, as of the date of this prospectus, our wholly owned subsidiary, RRE Innovation Office Holdings, LLC, and RRE Innovation Office SLP, LLC, a subsidiary of our advisor, RRE Innovation Office Advisor, are the initial limited partners of our operating partnership. We will present our financial statements on a consolidated basis with RRE Innovation Office Holdings, LLC and our operating partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through our operating partnership and RRE Innovation Office Holdings, LLC to us. These tax items generally will not flow through us to our investors, however, and our net income and net capital gain will effectively flow through us to our stockholders as and when dividends are paid to our stockholders. Because we plan to conduct substantially all of our operations through our operating partnership, we are organized in what is referred to as an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock.

Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

What is an “emerging growth company” and what is its impact on us?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. We have elected, however, to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act, which will be subject to our independent directors’ oversight and approval. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any year.

What conflicts of interest will your advisor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Most of our executive officers, our non-independent directors and our key real estate professionals will face these conflicts because of their affiliation with our advisor and other Resource Real Estate-sponsored programs. Some of the material conflicts that our advisor and its affiliates will face include the following:

•

Our sponsor and its team of real estate professionals, acting on behalf of our advisor, must determine which investment opportunities to recommend to us or another Resource Real Estate-sponsored program or joint venture or affiliate of our sponsor;

•	The real estate professionals employed by our sponsor and Resource America provide services for those companies as well as for us;

•

Our sponsor and its team of real estate professionals, acting on behalf of our advisor and its affiliates (including our dealer manager) will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Our sponsor and its team of real estate professionals acting on behalf of our advisor may structure the terms of joint ventures between us and other Resource Real Estate-sponsored programs;

•

Our advisor and its affiliates must determine which property and leasing managers to retain and may recommend to our board of directors that we retain RRE Innovation Office Manager, a subsidiary of our sponsor, to manage and lease some or all of our properties and to manage our real estate-related debt investments;

•

Our advisor and its affiliates will receive fees that are based on the contract purchase price in connection with transactions involving the purchase, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us, which may create an incentive for our advisor to accept a higher purchase price or purchase assets that may not be in our best interest;

•

Our advisor may cause us to borrow to acquire properties and other investments, which will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•	Our advisor and its affiliates, including our dealer manager, will also receive fees in connection with our securities offerings;

•

The negotiations of the advisory agreement, the dealer manager agreement and the management agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not conducted at arm’s length; and

•

We may internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates. If the expenses that we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, it could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. In connection with an internalization transaction, our advisor has agreed that it will not receive any internalization fee; however, as a result of the internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate certain of these potential conflicts.

What is the ownership structure of the company and the Resource Real Estate entities that perform services for you?

The following chart shows the ownership structure of the various Resource Real Estate entities that perform or are likely to perform important services for us as of the date of this prospectus.

(1)	RAI Ventures, Inc., a wholly owned subsidiary of Resource America, Inc., owns 100% of Resource Securities, Inc.

(2)	Resource Real Estate Holdings, Inc., a wholly owned subsidiary of Resource America, Inc., owns 100% of Resource Real Estate, Inc.

(3)	Our advisor owns 22,222.22 shares of our common stock for which it paid $200,000 for our initial capitalization. In order to more closely align our investment objectives and goals with those of our advisor, our advisor will also make an additional investment in shares of our common stock prior to the termination of the offering. This additional investment will equal the lesser of 1% of the amount of gross proceeds raised from sales to non-affiliated investors in this offering and $1,000,000.

(4)	As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering, through RRE Innovation Office Holdings, LLC, to our operating partnership as a capital contribution in exchange for units of limited partnership interest that will be held by RRE Innovation Office Holdings, LLC, which will be deemed to have made capital contributions in the amount of the gross offering proceeds. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

What fees will you pay to the advisor and its affiliates?

We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes that all shares are sold at $10.00 in the primary offering and at $9.50 under the DRIP and that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering

Organization and Offering Stage

Selling Commissions— Dealer Manager

We will pay selling commissions of up to 7.0% of gross offering proceeds from the sale of shares in the primary offering.

All selling commissions are expected to be re-allowed to participating broker-dealers.

We will not pay selling commissions with respect to shares sold pursuant to our DRIP.

$140,000 / $70,000,000

Dealer Manager Fee— Dealer Manager

We will pay a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of shares in the primary offering.

Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers.

We will not pay dealer manager fees in connection with shares sold pursuant to our DRIP.

$60,000 / $30,000,000

Other Organization and Offering Expenses—Advisor and its affiliates	We will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fee and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commission and dealer manager fee) will be approximately 1.5% of the gross offering proceeds.	$30,000 / $15,000,000

Acquisition and Development Stage

Acquisition Fees—Advisor	2.0% of the cost of investments acquired by us, or the total principal amount borrowed under any loans acquired or originated by us, including acquisition expenses and any debt attributable to such investments.	Leverage of 50% of the cost of our investments: $51,750 / $26,131,350

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering
Acquisition Expenses—Advisor or its affiliates	Reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or the real estate-related debt investment.	Actual amounts are dependent upon acquisition activity and therefore cannot be determined at the present time.

Debt Financing Fee—Advisor	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates, and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon the amount of any debt financed and upon other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition, and therefore cannot be determined at the present time.

Operational Stage

Asset Management Fee—Advisor

Monthly asset management fee equal to 0.0625% (one-twelfth of 0.75%) of the cost of each asset at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves.

After the NAV pricing date, with respect to the real estate investments included in the determination of our NAV, the monthly asset management fee will be equal to 0.0625% (one-twelfth of 0.75%) of the most recently determined value of such real estate investments.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management/ Debt Servicing Fees—Property Manager or its affiliates	With respect to real property investments, if the property manager or an affiliate manages a property, we will pay it a customary market rate fee, which is generally expected to range from 2.5% to 4.0% of the annual gross revenues for that property. If a non-affiliated third party manages a property, we will pay RRE Innovation Office Manager an oversight fee equal to 1.0% of the gross revenue for that property; provided that the aggregate of any non-affiliated third party management fee plus the oversight fee will not exceed 4.0%.	Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering

If the property manager or an affiliate is responsible for leasing a property, we will pay it a customary market rate fee, which is generally expected to range from 1.0% to 3.0% of the annual gross rent paid or payable under a lease. If a non-affiliated third party is hired as a leasing agent for a property, RRE Innovation Office Manager will be paid an oversight fee equal to 1.0% of the annual gross rent paid or payable under the leases.

With respect to real estate-related debt investments managed by our property manager or its affiliates, we will pay a debt servicing fee equal to 0.5% of gross income received from these investments. The fee attributable to our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants, and reviewing insurance compliance.

Tenant Construction Management Fees—Property Manager or its affiliates	Amount payable by tenants pursuant to their leases or, if payable by the landlord, direct costs incurred by the property manager or its affiliates if the related services are provided by off-site employees.	Not determinable at this time.

Construction Management Fees—Property Manager or its affiliates	We will pay a construction management fee if our property manager or its affiliates provide such services, in an amount that is usual and customary in the geographic area of the property. We expect such fee to range from 3.0% to 5.0% of the total projected construction cost.	Not determinable at this time.

Other Operating Expenses— Advisor or its affiliates	We will reimburse the actual expenses incurred by our advisor or its affiliates in connection with performing certain services for us, including our allocable share of costs for personnel and overhead, such as, but not limited to, allocable personnel salaries and other employment expenses payable to our named executive officers. However, we will not reimburse our advisor or its affiliates for employee payroll costs in connection with services for which our advisor earns acquisition fees, debt financing fees or disposition fees.	Actual amounts are dependent upon the results of our operations and are subject to the limitations in our charter; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering

Disposition Fees—Advisor or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid, including amounts paid to third parties, or if none is paid to third parties, the amount that customarily would be paid at a market rate or (ii) 2.0% of the contract sales price of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction). The independent directors will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Special OP Units—RRE Innovation Office SLP, LLC	A wholly-owned subsidiary of our advisor holds special OP units in our operating partnership and is entitled to receive 15.0% of distributions from net sales proceeds after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. In addition, the special OP units will be redeemed upon the listing of our common stock on a national securities exchange or the termination or non-renewal of our advisory agreement. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the redemption price will be calculated based on the average trading price of our shares for a specified period or, if there is an underwritten public offering in connection with the listing, on the valuation of the shares as determined by the underwritten public offering price; or (ii) the termination or non-renewal of our advisory agreement other than for cause, the redemption price will be calculated based on an appraisal or valuation of our assets. No value will be given in	Actual amounts depend on the value of our company at the time the special OP units are redeemed and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering

connection with the redemption of the special OP units unless our stockholders have received (or are deemed to have received in the cases described above where there is no liquidation or sale of our assets or similar transaction), in the aggregate, cumulative distributions equal to their total invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered to be a “blind pool.” As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of significant property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Possibly. We may acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may enter into joint ventures with affiliates of our advisor or with third parties.

If I buy shares, will I receive distributions and how often?

We have not paid any distributions as of the date of this prospectus. We expect that our board of directors will authorize and declare distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stockholders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize and we will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions are in excess of our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.

In addition to cash distributions, our board of directors may authorize and we may declare special stock dividends. Although there are a number of factors that we will consider in connection with such a declaration, such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered.

May I reinvest my distributions in additional shares?

Yes. We have adopted a distribution reinvestment plan, or DRIP. You may participate in our DRIP by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The initial purchase price for shares purchased under the DRIP will be $9.50 per share of common stock.

We will determine our net asset value, or NAV, on a date no later than two years and 150 days after we satisfy the minimum offering requirement, or the NAV pricing date. Commencing on the NAV pricing date, if the primary offering is ongoing, we will adjust the price of shares offered in the primary offering to equal our NAV per share, plus applicable selling commissions and dealer manager fees, and we will adjust the price of shares offered in the DRIP to equal 95% of our new primary offering price. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we will adjust the price of shares offered pursuant to our DRIP to equal 95% of the most recently determined NAV per share. We will update our NAV at least annually following the NAV pricing date and further adjust the per share price in our primary offering and DRIP accordingly.

No selling commissions or dealer manager fees will be payable on shares sold under our DRIP. We may amend, suspend or terminate the DRIP for any reason at any time upon 30 days’ written notice to the participants, which may be (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to participants. For more information regarding the DRIP, see “Description of Shares—Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our DRIP will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the DRIP at a discount to fair market value. As a result, participants in our DRIP may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that exceeds our current and accumulated earnings and profits is not subject to tax immediately, is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our offering to acquire a diversified portfolio of U.S. commercial real estate assets, principally office properties that will provide tenants located in cities which attract a young, creative and educated workforce with the ability to compete for these employees. To a lesser extent, we will also seek to originate and purchase commercial real estate debt secured by office buildings having the same characteristics. We do not expect that debt investments will comprise more than 25% of our portfolio, following the investment of all of the net proceeds from this offering. We cannot predict, however, the actual allocation of net proceeds from this offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and opportunities and on the amount of financing that we are able to obtain with respect to the types of assets in which we seek to invest.

We estimate that we will use 85.6% of the gross proceeds from the primary offering for investments. We intend to use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and to pay fees and expenses to our advisor in connection with the selection and acquisition of our real estate investments. For more information regarding the use of proceeds, see “Estimated Use of Proceeds.”

What kind of offering is this? What happens if you don’t raise at least $2,000,000 in gross offering proceeds?

We are offering up to $1,100,000,000 of shares of our common stock, consisting of up to $1,000,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our DRIP, on a “best efforts” basis. Our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares.

All subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, prior to our satisfaction of the minimum offering requirement. Other than subscription payments from Pennsylvania, New York and Washington residents, all subscription payments will be released to us from the escrow account only if we have sold a minimum of $2,000,000 of shares to the public by [                    ], 2016, which is one year from the effective date of this offering. Our directors, officers and advisor and their respective affiliates may purchase for investment shares of common stock in this offering and such purchases will count toward meeting this minimum threshold. Subscription payments received from Pennsylvania, New York and Washington residents will be held in the escrow account until we have an aggregate of $50,000,000, $2,500,000 and $10,000,000, respectively, in subscriptions (including sales made to residents of other states). Funds in escrow will be invested in short-term investments that mature on or before [                    ], 2016 which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. If we do not raise the minimum offering amount by [                    ], 2016, all escrowed offering proceeds will be returned to investors, without deduction for any fees. Because of the higher minimum offering requirement for Pennsylvania, New York and Washington investors, subscription payments made by Pennsylvania, New York and Washington investors will not count toward the $2,000,000 minimum offering for all other jurisdictions.

Pending satisfaction of this condition, all subscription payments by Pennsylvania, New York and Washington investors will be placed in a separate account held by the escrow agent in trust for the Pennsylvania, New York and Washington subscribers’ benefit, pending release to us. Pennsylvania residents should also note the special escrow procedures described below under “How to Subscribe—Special Notice to Pennsylvania Investors.”

What is the offering price per share and how was it determined?

The initial offering price for the shares in the primary offering is $10.00 per share of common stock. We established the initial offering price of our shares on an arbitrary basis. We will determine our net asset value, or NAV, on a date not later than 150 days following the second anniversary of the date that we satisfy the minimum offering requirement, or the NAV pricing date. Commencing on the NAV pricing date, if the primary offering is ongoing, we will adjust the price of shares offered in the primary offering to equal our NAV per share, plus applicable selling commissions and dealer manager fees, and we will adjust the price of shares offered in the DRIP to equal 95% of our new primary offering price. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we will adjust the price of shares offered pursuant to our DRIP to equal 95% of the most recently determined NAV per share. We will update our NAV at least annually following the NAV pricing date and further adjust the per share price in our primary offering and DRIP accordingly. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the $10.00 per share or $9.50 per share price, as applicable, listed in this prospectus.

How will you calculate NAV per share?

Commencing with the NAV pricing date, our advisor will be responsible for calculating our NAV no less frequently than annually. Our board of directors will review our advisor’s NAV calculation. In connection with our NAV calculation, we expect that an independent valuation expert will appraise our portfolio and that our advisor will review each appraisal. Our advisor will also determine the valuation of our portfolio and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuation expert. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly per share NAV, our advisor will follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013.

How long will this offering last?

The termination date of our primary offering will be [                    ], 2017, unless extended by one year to [                    ], 2018. Should we determine to register a follow-on offering, we may extend the offering up to an additional 180 days beyond [                    ], 2018, as permitted by the rules of the SEC. If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRIP beyond two years from the date of this prospectus until we have sold $100,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct additional offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain states. See “Suitability Standards.”

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to receive current income, seek to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of at least $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8%, in either value or number, of the aggregate outstanding shares of our capital stock, unless exempted prospectively or retroactively by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards in our charter regarding income or net worth and (ii) unless you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on benefit plan investors, such as individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP plan or other tax-deferred account. In making these investment decisions, you should consult with your own counsel and consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (iii) whether the investment will generate UBTI to your IRA, plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (v) the need to value the assets of your IRA, plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as an appendix) and pay for the shares at the time of your subscription. See “How to Subscribe.”

If I buy shares in this offering, how may I later sell them?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31 of the previous calendar year. In addition, we are only authorized to repurchase shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our NAV pricing date, which will be a date not later than 150 days following the second anniversary of the date that we satisfy the minimum offering requirement. Prior to the NAV pricing date, and unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%

Notwithstanding the foregoing, until the NAV pricing date, any shares received as a stock distribution will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the stockholder prior to the redemption date.

After the NAV pricing date, we will repurchase shares under our share repurchase program at a price equal to, or at a discount from, our most recent estimated NAV per share as of the applicable repurchase date as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of NAV Per Share
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program, see “Description of Shares—Share Repurchase Program.”

When will the company seek to provide its stockholders with a liquidity event?

We may provide our stockholders with a liquidity event or events by some combination of the following: listing our shares for trading on an exchange; liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or a sale or merger of our company. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share repurchase program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. We expect that our board will evaluate such events within three to seven years after we terminate this primary offering, subject to then prevailing market conditions. If we have not begun the process of liquidating our assets or listing our shares within seven years of the termination of this primary offering, and our board of directors has not set a future date for such a liquidation or listing, our charter requires that we hold a stockholder meeting, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, to vote on a proposal for our orderly liquidation. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

If we commence liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

What are the Investment Company Act considerations?

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an “investment company” as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

Section 3(a)(1)(C) of the Investment Company Act defines an “investment company” as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating partnership or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided periodically; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.resourceioreit.com.

To assist the Financial Industry Regulatory Authority, or FINRA, members and their associated persons that participate in this offering of our common stock, we intend to disclose in each annual report distributed to stockholders a per-share estimated value of our common stock, the method by which it was developed, and the date of the data used to develop the estimated value.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Resource Securities, Inc.

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

RISK FACTORS

An investment in our common stock involves substantial risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no current public market for our shares, and our charter does not require us to seek stockholder approval to liquidate our assets or list our shares on an exchange by any specified date. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% in value of our outstanding capital stock or 9.8% in number of shares of our outstanding common stock unless exempted prospectively or retroactively by our board of directors. These restrictions may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program without stockholder approval upon 30 days’ written prior notice. We describe these restrictions in “Description of Shares—Share Repurchase Program.” It will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of their illiquid nature.

Because this is a “blind-pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of specific real estate assets before we invest in them, you will have to rely entirely on the ability of our advisor and board of directors to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate positive returns.

The initial offering price of our shares in this offering was established arbitrarily; the actual value of our shares may be substantially less than the purchase price in this offering. We will use the most recent price paid to acquire a share in our offering as the estimated value of our shares until our NAV pricing date.

We established the initial offering price of our shares on an arbitrary basis. This price bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the initial offering price is not based upon any valuation (independent or otherwise), the price is likely to be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the sale of our shares in this offering. Until our NAV pricing date, we will use the most recent price paid to acquire a share in our offering as the estimated value of our shares.

We have no prior operating history which makes our future performance difficult to predict.

We are a recently formed company and we have no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by our sponsor or the parent of our sponsor. Our lack of an operating history increases the risk and uncertainty that you face in making an investment in our shares.

If we make distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.

Our organizational documents permit us to make distributions from any source. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future, the proceeds from borrowings or the waiver or deferral of fees otherwise owed to our advisor to pay distributions. It is likely that in our initial years of operation, any distributions declared will be paid from our offering proceeds, which would constitute a return of your capital. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have fewer funds available for the acquisition of assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount we can fund distributions from sources other than from our current and accumulated earnings and profits.

We may not meet the minimum offering requirement for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirement is not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, and our dealer manager has no firm commitment or obligation to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the location, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of real estate assets. Our advisor has no operating history, and it will depend largely upon the fees that it will receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor and its parent company, Resource America. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in our sponsor’s revenues and operating results impacts the financial condition and performance of our advisor, our results of operations and financial condition could also suffer.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Resource Securities, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Resource Securities, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Resource Securities to build and maintain a network of broker-dealers to sell our shares to their clients. If Resource Securities is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we are unable to find suitable investments or we experience delays in doing so, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from other entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of sellers of the types of properties we seek to purchase. Additionally, disruptions and dislocations in the credit markets may materially impact the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to originate and purchase commercial real estate debt investments. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

The loss of or the inability to hire additional or replacement key real estate and debt finance professionals at Resource Real Estate could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Feldman, Finkel and Caverly, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals. Messrs. Feldman, Finkel and Caverly may not remain associated with Resource Real Estate. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person.

We believe that our future success depends, in large part, upon Resource Real Estate and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and Resource Real Estate and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If Resource Real Estate loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.

We are not required to disclose an estimated NAV per share of our common stock until 150 days after the second anniversary of the date we satisfy the minimum offering requirement and the purchase price you pay for shares of our common stock in this offering may be higher than such estimated NAV. The estimated NAV per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

To assist members of FINRA and their associated persons that participate in our offering, pursuant to FINRA Conduct Rules, we intend to have our advisor prepare an annual report of the per share estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated values. For this purpose, we intend to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as our estimated per share value until 150 days following the second anniversary of the date we satisfy the minimum offering requirement in this offering. This approach to valuing our shares may bear little relationship to and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We expect to disclose an estimated per share value of our shares no later than 150 days following the second anniversary of the date we satisfy the minimum offering requirement in this offering, or the NAV pricing date, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated NAV per share prior to the conclusion of this offering, we intend to modify the offering price, including the price at which the shares are offered pursuant to our DRIP, to reflect the estimated NAV per share.

Further, an amendment to the FINRA Conduct Rules takes effect in April 2016, prior to the anticipated conclusion of this offering, that will require broker-dealers to cease using the per share price in this offering on customer account statements. If we have not yet disclosed an estimated net asset value per share before the amended rule takes effect, then our stockholders’ customer account statements will include a value per share that is less than the offering price, because the amendment requires the “value” on the customer account statement to be equal to the offering price less up-front underwriting compensation and certain organization and offering expenses.

Although our initial price of $10.00 per share represents the price at which most investors will purchase shares in our primary offering, this price and any subsequent estimated per share values are likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for our shares at this time; (ii) the price does not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and costs; (iii) the estimated per share value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated per share value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated per share value. When determining the estimated value per share on the NAV pricing date and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. The valuations are estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Commencing on the NAV pricing date, we will offer our shares in our primary offering at a price equal to our NAV per share, plus applicable selling commissions and dealer manager fees. Our NAV will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our NAV per share may not reflect the amount that you might receive for your shares in a market transaction and you will not know our NAV per share at the time of purchase.

Commencing on the NAV pricing date, we will base the offering and repurchase prices for shares of our common stock on our NAV per share. Our advisor will be responsible for calculating our NAV no less frequently than annually. Our NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. Our board of directors will review our advisor’s NAV calculation. See “Prospectus Summary—How will you calculate NAV per share?” The valuations may not be precise because the valuation methodologies used to value a portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the repurchasing, non-repurchasing stockholders or purchasers.

The value of a share of our common stock may be diluted if we pay a stock dividend.

Our board of directors may authorize and we may declare special stock dividends. Although there are a number of factors that would be considered in connection with such a declaration, we expect such stock distributions are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share to our then existing stockholders.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. Furthermore, we currently do not expect to change the initial value per share public offering price during this offering until the NAV pricing date. Therefore, if our board authorizes a stock dividend early in this offering, investors who purchase shares early in the offering will receive more shares for the same cash investment than investors who purchase later in the offering as a result of the stock dividend. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

We face risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology, or IT, networks and related systems.

We will face risks associated with security breaches, whether through cyber attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations (including managing our building systems), and, in some cases, may be critical to the operations of certain of our tenants. There can be no assurance that our efforts to maintain the security and integrity of these types of IT networks and related systems will be effective or that attempted security breaches or disruptions would not be successful or damaging. A security breach or other significant disruption involving our IT networks and related systems could adversely impact our financial condition, results of operations, cash flows, and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

Changes to FINRA rules and regulations may have a material impact on our ability to raise capital in this offering.

Amendments to FINRA rules regarding customer account statements have been approved by the SEC and will be effective on April 11, 2016. These amendments may significantly affect the manner in which we and all other public, non-listed REITs market securities and raise capital. These amendments may also cause a significant reduction in capital raised by public, non-listed REITs, which may cause a material negative impact on our ability to successfully conduct this offering and implement our business strategy.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.

We will be exposed to inflation risk with respect to income from any long-term leases on real property and from related real estate debt investments as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

A recent proposal by the U.S. Department of Labor, or DOL, regarding the definitional scope of “investment advice” under ERISA and the Internal Revenue Code could have a negative impact on our ability to raise capital.

In April 2015, the DOL issued a proposed regulation that would, if finalized in its current form, substantially expand the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code, which may make it more difficult to qualify for a prohibited transaction exemption. If this proposed regulation is finalized as proposed, it could have negative implications on our ability to raise capital from potential investors, including those investing through individual retirement accounts.

We may change our targeted investments, our policies and our operations without stockholder consent.

We expect to invest in office properties and debt secured by office properties, but we may also invest in other real estate asset classes throughout the United States. Also, except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire real estate investments in the United States;

•

the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in real estate-related debt investments or mortgage loans, each of which may be leveraged and will have differing risks and profit potential; or

•

the percentage of our proceeds that may be invested in any one real estate investment (the greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor or its affiliates, which could limit our ability to make distributions and decrease the value of your investment.

Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. For 2004 and 2007, Resource Real Estate Investors, L.P. had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007, and 2008, Resource Real Estate Investors, L.P. utilized $270,410, $541,776, and $148,246, respectively, from reserves to supplement cash flow from operations. For 2006 and 2007, Resource Real Estate Investors II, L.P. had negative cash flow from operations of $680,056 and $42,097, respectively. During 2006, 2007 and 2008, Resource Real Estate Investors II, L.P. utilized $916,459, $250,706 and $207,219, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P., cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2007 and 2008. During 2007 and 2008, Resource Real Estate Investors III, L.P. utilized $723,343 and $157,192, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P., cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008 and 2009, Resource Real Estate Investors IV, L.P. utilized $11,370 and $164,627, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P., cash flow deficiencies have occurred at some of the properties in the fund due to third-party property management issues. For Resource Real Estate Investors 6, L.P., cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue in that fund also due to the restructuring of subordinated debt investments held by the fund that were in default. During 2008 through 2011, Resource Real Estate Investors 6, L.P. utilized $272,241, $1,996,000, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,025, respectively, from reserves to supplement cash flow from operations. Unforeseen circumstances described below under “Prior Performance Summary—Adverse Business Developments or Conditions” have caused different programs to experience temporary cash flow deficiencies at various times. Similarly, unforeseen adverse business conditions may affect us and, as a result, your overall return may be reduced.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Most of our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•	offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition, asset management and disposition fees;

•

acquisitions of properties and investments in loans, which entitle our advisor to acquisition and asset management fees, and, in the case of acquisitions or investments from other Resource Real Estate-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments, which will increase the acquisition and asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to have its special OP units in our operating partnership redeemed; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to disposition fees and to have its special OP units our operating partnership redeemed.

Until our NAV pricing date, the asset management fees our advisor receives in connection with the acquisition and management of our assets are based on the cost of the investment, and not based on the value of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

Our advisor can influence when we satisfy the minimum offering amount for this offering and have access to any investor funds held in escrow.

Purchases of common stock by our officers, directors or advisor or its affiliates will count toward satisfaction of the minimum offering amount of $2,000,000. As a result, our advisor can influence when we reach the minimum offering amount and have access to investors’ funds to make investments as described in this prospectus. Therefore, if our advisor or its affiliates make an investment in us sufficient to reach the minimum offering amount, we may immediately use the funds raised from third-party investors in this offering (excluding funds received from investors in Pennsylvania, New York and Washington, who are subject to a different minimum offering amounts) to make investments. There is no assurance, however, that we will be successful in raising additional funds in this offering. If we are unsuccessful in raising additional funds, we may be unable to diversify our portfolio, and our operating expenses as a percentage of our gross offering proceeds will be higher.

Our advisor will face conflicts of interest relating to the acquisition of assets and such conflicts may not be resolved in our favor, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our sponsor and other key real estate professionals, acting on behalf of our advisor, to identify suitable investment opportunities for us. The executive officers and several of the other key real estate professionals, acting on behalf of our advisor, are also the key real estate professionals acting on behalf of the advisors of other Resource Real Estate-sponsored programs and joint ventures. As such, Resource Real Estate-sponsored programs and joint ventures rely on many of the same real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate-Sponsored programs and joint ventures. When these real estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program or joint venture, they, in their sole discretion, will offer the opportunity to the program or joint venture for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or joint venture. Thus, the real estate professionals of our advisor could direct attractive investment opportunities to other entities. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions to you. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

Our advisor will face conflicts of interest relating to joint ventures that we may form with its affiliates, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by our independent directors, we may enter into joint venture agreements with other Resource Real Estate-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. Our advisor and the advisors to the other Resource Real Estate-sponsored programs have the same executive officers and key employees; and these persons will face conflicts of interest in determining which Resource Real Estate-sponsored program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Resource Real Estate-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Resource Real Estate-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Resource Real Estate-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus be either to our and your benefit or detriment.

Our advisor, the real estate professionals assembled by our advisor and their affiliates and officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.

We rely on our advisor, the real estate professionals our advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Our advisor, its real estate professionals and affiliates, including our officers and employees, have interests in other Resource Real Estate-sponsored programs and engage in other business activities. As a result of their interests in other Resource Real Estate-sponsored programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, our advisor and other Resource Real Estate-sponsored programs and other business activities in which they are involved. Should our advisor breach its fiduciary duty to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments may suffer.

Our executive officers and some of our directors face conflicts of interest related to their positions in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also executive officers, directors, managers and key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. Their loyalties to these other entities could result in actions or inactions that breach their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to This Offering and Our Corporate Structure

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our directors and officers generally will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for a detailed discussion of the limited liability of our directors, officers, employees and other agents.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% in value of the aggregate of our outstanding shares of common stock, unless exempted prospectively or retroactively by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price to holders of our common stock. A majority of our independent directors not otherwise interested in the transaction must approve any issuance of preferred stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

We believe that neither we nor our operating partnership will fall within the definition of an investment company as we intend to make investments and conduct our operations so that we do not fall within either of the above tests. With respect to the 40% test, we expect that most of the entities through which we and our Operating Partnership own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest, reinvest or trade in securities ourselves. Rather, through the wholly or majority-owned subsidiaries of our operating partnership, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property. In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information related to compliance with the Investment Company Act, see “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You may not be able to sell your shares under our share repurchase program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors may amend, suspend or terminate our share repurchase program upon 30 days’ notice without stockholder approval. Our board of directors may reject any request for repurchase of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share repurchase program. Any stockholder requesting repurchase of their shares pursuant to our share repurchase program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original investor by way of (A) a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, (B) a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (C) operation of law.

In addition, our share repurchase program contains other restrictions and limitations. We expect to repurchase shares on a quarterly basis. Shares will be repurchased pro rata among all stockholders requesting repurchase in such quarter, with a priority given to repurchases upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other repurchase requests. You must hold your shares for at least one year prior to seeking repurchase under the share repurchase program, except that we may waive this one-year holding requirement with respect to repurchases sought upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder or for other exigent circumstances, and that if a stockholder is requesting the repurchase all of his or her shares, we may waive the one-year holding requirement with respect to shares purchased pursuant to the DRIP. We will not repurchase more than 5.0% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of repurchase. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. We are only authorized to repurchase shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase program. For more details, see “Description of Shares—Share Repurchase Program.”

The actual value of shares that we repurchase under our share repurchase program may be substantially less than what we pay.

Under our share repurchase program, shares may be repurchased at varying prices depending on (i) the number of years the shares have been held, (ii) the purchase price paid for the shares, (iii) whether the repurchases are sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility and (iv) whether we have calculated our NAV per share. Prior to the NAV pricing date, the price that will be paid under the program is based on the offering price of $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). Although this purchase price represents the most recent price at which most investors are willing to purchase shares in this offering, this value is likely to differ from the price at which a stockholder could resell his or her shares. Thus, when we repurchase shares of our common stock, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, Resource Securities, is an affiliate of our advisor, and its due diligence review and investigation of us and this prospectus cannot be considered an independent review of the type normally performed by an unaffiliated underwriter in a public securities offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 500,000,000 shares of capital stock, of which 400,000,000 shares will be designated as shares of common stock and 100,000,000 will be classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to (i) sell additional equity securities in future public or private offerings; (ii) issue shares of our common stock upon the exercise of the options we may grant to our independent directors, key personnel or to employees of our advisor, our property manager or our sponsor; (iii) issue shares to our advisor, its successors or assigns, in payment of an outstanding obligation or as consideration in a related-party transaction; or (iv) issue shares of our common in connection with an exchange of units of our operating partnership. To the extent we issue additional equity interests after you purchase shares in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming all shares are sold at a $10.00 purchase price, we estimate that we will use 85.6% of the gross proceeds from the primary offering, or $8.56 per share, for investments, assuming we sell the maximum offering amount.

We also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management and debt servicing fees, asset management fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. The subordinated incentive fee that we will pay to a wholly-owned subsidiary of our advisor upon our investors receiving an agreed upon return on their investment is structured in the form of special OP units. Under limited circumstances, these special OP units may be redeemed in exchange for shares of our common stock or a non-interest bearing promissory note, satisfying our obligation to pay our advisor an incentive fee. Special OP units may be redeemed as described in “Management Compensation” and “The Operating Partnership Agreement.” Our advisor can influence whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence the redemption of the special OP units issued to its subsidiary.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares our listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our board of directors could opt into certain provisions of the Maryland General Corporation Law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Our board has opted out of the business combination and control share acquisition provisions of Maryland law, provided that any such business combination is first approved by our board of directors. However, should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For more information about the business combination and control share acquisition provisions of Maryland law, see “Description of Shares—Business Combinations” and “Description of Shares—Control Share Acquisitions.”

Because Maryland law permits our board to adopt certain measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or subtitle 8, enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, subtitle 8 permits our board, without stockholder approval, to elect to be subject, by provision in our charter, bylaws or board resolution, and notwithstanding any contrary position in our charter or bylaws, to any or all of five provisions to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	require that the number of directors be fixed only by a vote of the directors;

•

require that all vacancies on the board, however created, be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurs; and

•	require that stockholder requested special meetings be called upon the written request of stockholders entitled to cast a majority of the votes cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Shares—Subtitle 8.”

If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed, we may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of the internalization process.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates. Pursuant to our advisory agreement and our property management agreement, in the event our board of directors determines to pursue an acquisition of our advisor or our property manager, or any of their respective affiliates, we will not enter into such a transaction unless our advisor or property manager respectively agrees to proceed with the transaction without the payment of any internalization fee by us, whether in the form of a cash payment or in the form of stock, warrants or options. Subject to the approval of our board of directors, to the extent our advisor, our property manager or their affiliates, perform substantial services or incur costs in connection with the internalization, we intend to pay for such services and reimburse any and all costs and expenses reasonably associated with the internalization. Further, our advisor or our property manager, as well as their respective affiliates, will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination of our advisory agreement or our property management agreement, respectively. In addition, our advisory agreement and property management agreement provide that we will not solicit or hire the employees of our advisor or our property manager or any of their affiliates during the term of the respective agreement and for a one-year period thereafter. As a result, our board of directors, including a majority of our independent directors, may determine that it is appropriate for us to pay our advisor and our property manager consideration in order to cause them to relinquish these restrictive covenants and allow us to hire certain personnel who were performing services for us prior to the internalization.

If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, property manager and other affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities. Additionally, if we internalize our management functions, we could have difficulty integrating these functions. Currently, the officers and employees of our advisor, its affiliates and related parties perform asset management and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and divert our management’s attention from effectively managing our properties and investment portfolio. In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend in defending against such litigation would reduce the amount of funds available for investment by us in properties or other investments and the amount of funds available for distributions to stockholders.

Risks Related to Investments in Real Estate

A decrease in demand for office space may have a material adverse effect on our financial condition and results of operations.

We expect that our portfolio of properties will consist primarily of office properties. A decrease in the demand for office space may have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio. If parts of our properties are leased within a particular sector, a significant downturn in that sector in which the tenants’ businesses operate would adversely affect our results of operations.

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

Global and U.S. market, political and economic conditions may adversely affect our liquidity and financial condition and those of our tenants.

While recent economic data reflects moderate economic growth in the United States, the cost and availability of credit may continue to be adversely affected by governmental budget and global economic factors. Concern about continued stability of the economy and credit markets generally, and the strength of counterparties specifically, has led many lenders and institutional investors to reduce or, in some cases, cease to provide funding to borrowers. Volatility in the U.S. and international capital markets and concern over a return to recessionary conditions in global economies may adversely affect the liquidity and financial condition of our tenants and us. If these market conditions continue, they may limit our tenants’ and our ability to timely refinance maturing liabilities and access the capital markets to meet liquidity needs. Further instability in foreign countries caused by political upheaval or real or threatened armed conflicts could adversely affect the U.S. and local economies, trading markets, jobs, interest rates and lending practices and may adversely affect our liquidity and financial condition as well as the ability of our tenants to pay rent.

Market trends and other conditions outside of our control could decrease the value of our investments and weaken our operating results.

Our performance and the value of our portfolio are subject to risks associated with our investments in real estate assets and with trends in the real estate industry. Our economic performance and the value of our investments are subject to the risk that our properties and the properties underlying our real estate debt investments may not generate revenues sufficient to meet our operating expenses or other obligations. A deficiency of this nature would adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Events and conditions applicable to owners and operators of real estate that are beyond our control and that could impact our economic performance and the value of our portfolio may include:

•	local oversupply or reduction in demand for office or other commercial space, which may result in decreasing rental rates and greater concessions to tenants;

•	inability to collect rent from tenants;

•	vacancies or inability to rent space on favorable terms or at all;

•	inability to finance property development and acquisitions on favorable terms or at all;

•	increased operating costs, including insurance premiums, utilities, and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	the relative illiquidity of real estate investments;

•	changing submarket demographics;

•	changes in space utilization by our tenants due to technology, economic conditions and business culture;

•	the development of harmful mold or other airborne toxins or contaminants that could damage our properties or expose us to third-party liabilities; and

•	property damage resulting from seismic activity or other natural disasters.

The loss or downsizing of a significant tenant in a property could adversely affect our financial condition, results of operations, ability to borrow funds and cash flows.

Our financial condition, results of operations, ability to borrow funds, and cash flows would be adversely affected if any of our significant tenants in a property fails to renew its lease, renews its lease on terms less favorable to us, renews for less space due to economic conditions or more efficient use of space or becomes bankrupt or insolvent or otherwise unable to satisfy its lease obligations and we are unable to re-lease the space.

If we enter into long-term leases with office tenants, those leases may not result in fair value over time.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.

Downturn in our tenants’ businesses may reduce our revenues and cash flows.

We expect to derive substantially all of our revenues from continuing operations from rental income and tenant reimbursements. In addition, because of our investment strategy, we may have a significant number of tenants that are start-up companies that operate at a loss. A tenant may experience a downturn in its business or may never generate positive results of operations, which may weaken its financial condition and result in its failure to make timely rental payments or result in defaults under our leases. For tenants that operate pursuant to capital investments, an acceleration of losses may result in a faster than expected use of available cash. In the event of default by a tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

The bankruptcy or insolvency of a major tenant also may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under federal bankruptcy law, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might permit the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid and future rent could be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease. Therefore, our claim for unpaid rent would likely not be paid in full. Any losses resulting from the bankruptcy of any of our existing tenants could adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

We expect that many of our tenants will operate in the technology industry. Downturns in this industry could adversely affect our financial condition, results of operations and cash flows, and such tenants may not have substantial credit histories.

It is possible that a substantial percentage of our annualized base rental revenue will be from tenants operating in the technology industry. An economic downturn in the technology industry could negatively impact the financial condition of such tenants and could cause them to fail to make timely rental payments or default on lease obligations, fail to renew their leases or renew their leases on terms less favorable to us, become bankrupt or insolvent, or otherwise become unable to satisfy their obligations to us. As a result, a downturn in the technology industry could adversely affect our financial condition, results of operation and cash flow. These tenants may also own start-up companies that do not have substantial credit histories, causing them to be riskier tenants.

We are subject to governmental regulations that may affect the renovations to, and use of, our properties.

Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990 (the “ADA”), pursuant to which all public accommodations must meet federal requirements related to access and use by disabled persons, and state and local laws addressing earthquake, fire and life safety requirements. Although we believe that our properties will substantially comply with requirements under applicable governmental regulations, it is possible that any of our properties could be audited or investigated for compliance by any regulatory agency. If we were not in compliance with material provisions of the ADA or other regulations affecting our properties, we might be required to take remedial action, which could include making modifications or renovations to properties. Federal, state, or local governments may also enact future laws and regulations that could require us to make significant modifications or renovations to our properties. If we were to incur substantial costs to comply with the ADA or any other regulations, our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders could be adversely affected.

We face significant competition, which may decrease the occupancy and rental rates of our properties.

We will compete with developers, owners and operators of office properties and other commercial real estate, many of which own properties similar to the properties that we expect to acquire, in the same submarkets in which our properties are located, but which have lower occupancy rates than our properties. Therefore, our competitors have an incentive to decrease rental rates until their available space is leased. If our competitors offer space at rental rates below the rates currently charged by us for comparable space, we may be pressured to reduce our rental rates below those currently charged in order to retain tenants when our tenant leases expire. As a result, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders may be adversely affected.

In order to maintain the quality of our properties and successfully compete against other properties, we must periodically spend money to maintain, repair and renovate our properties, which reduces our cash flows. If our properties are not as attractive to current and prospective tenants in terms of rent, services, condition, or location as properties owned by our competitors, we could lose tenants or suffer lower rental rates. As a result, we may from time to time be required to make significant capital expenditures to maintain the competitiveness of our properties. There can be no assurances that any such expenditure would result in higher occupancy or higher rental rates, or deter existing tenants from relocating to properties owned by our competitors.

We may be unable to complete acquisitions and successfully operate acquired properties.

Our ability to acquire properties on favorable terms and successfully operate them is subject to various risks, including the following:

•

we may potentially be unable to acquire a desired property because of competition from other real estate investors with significant capital, including both publicly traded and private REITs, institutional investment funds and other real estate investors;

•	even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price;

•

even if we enter into agreements for the acquisition of a desired property, we may be unable to complete such acquisitions because they remain subject to customary conditions to closing, including the completion of due diligence investigations to management’s satisfaction;

•	we may be unable to finance acquisitions on favorable terms or at all;

•	we may spend more than the budgeted amount in our operations, particular in the making of necessary improvements or renovations to acquired properties;

•	we may be unable to lease acquired, developed, or redeveloped properties at projected economic lease terms or within budgeted timeframes;

•	we may acquire properties that are subject to liabilities for which we may have limited or no recourse

•	we may be unable to complete an acquisition after making a nonrefundable deposit and incurring certain other acquisition-related costs;

•	we may not complete or redevelop properties on schedule or within budgeted amounts;

•	we may expend funds on and devote management’s time to acquisition or redevelopment of properties that we may not complete;

•	we may encounter delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, and building, occupancy, and other required governmental permits and authorizations;

•	we may encounter delays, refusals, unforeseen cost increases, and other impairments resulting from third-party litigation; and

•	we may fail to obtain the financial results expected from properties we acquire or redevelop.

If one or more of these events were to occur in connection with our acquired properties, we could be required to recognize an impairment loss. These events could also have an adverse impact on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies through either the expiration or the continued default of a tenant lease. Long-term vacancies would reduce our revenues and the cash available for distributions. In addition, because the value of a property’s lease has a significant impact on that property’s market value, the resale value of properties with high or prolonged vacancies could suffer, further reducing the value of your investment.

We may own certain properties subject to ground leases and other restrictive agreements that limit our uses of the properties, restrict our ability to sell or otherwise transfer the properties and expose us to the loss of the properties if such agreements are breached by us, terminated or not renewed.

We may acquire properties that we lease on a long-term basis. These ground leases and other restrictive agreements may impose significant limitations on our uses of the subject property, restrict our ability to sell or otherwise transfer our interests in the property or restrict our leasing of the property. These restrictions may limit our ability to timely sell or exchange the properties, impair the properties’ value or negatively impact our ability to find suitable tenants for the properties. In addition, if we default under the terms of any particular lease, we may lose the ownership rights to the property subject to the lease. Upon expiration of a lease, we may not be able to renegotiate a new lease on favorable terms, if at all. The loss of the ownership rights to these properties or an increase of rental expense could have an adverse effect on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Real estate assets are illiquid, and we may not be able to sell our properties when we desire.

Our investments in our properties are relatively illiquid, limiting our ability to sell our properties quickly in response to changes in economic or other conditions. In addition, the Internal Revenue Code generally imposes a 100% prohibited transaction tax on profits derived by REITs from sales of properties held primarily for sale to customers in the ordinary course of business, which effectively limits our ability to sell properties other than on a selected basis. These restrictions on our ability to sell our properties could have an adverse effect on our financial condition, results of operations, cash flow, the quoted trading price of our securities, and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Future terrorist activity or engagement in war by the United States may have an adverse effect on our financial condition and operating results.

Terrorist attacks in the United States and other acts of terrorism or war, may result in declining economic activity, which could harm the demand for and the value of our properties. In addition, the public perception that certain locations are at greater risk for attack, such as major airports, ports, and rail facilities, may decrease the demand for and the value of our properties near these sites. A decrease in demand could make it difficult for us to renew or re-lease our properties at these sites at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction, or loss, and the availability of insurance for these acts may be less, and cost more, which could adversely affect our financial condition. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases.

Terrorist acts and engagement in war by the United States also may adversely affect the markets in which our securities trade and may cause further erosion of business and consumer confidence and spending and may result in increased volatility in national and international financial markets and economies. Any one of these events may cause a decline in the demand for our office leased space, delay the time in which our new or renovated properties reach stabilized occupancy, increase our operating expenses, such as those attributable to increased physical security for our properties, and limit our access to capital or increase our cost of raising capital.

From time to time, we may be involved in legal proceedings, lawsuits and other claims. Unfavorable resolution of litigation matters and disputes could have a material adverse effect on our financial condition.

We may be named as defendants in lawsuits allegedly arising out of our actions or the actions of our operators and tenants. An unfavorable resolution of litigation could have an effect on our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to pay dividends and distributions to our security holders. Regardless of its outcome, litigation may result in substantial costs and expenses and significantly divert the attention of our management. There can be no assurance that we will be able to prevail in, or achieve a favorable settlement of, litigation. In addition, litigation, government proceedings or environmental matters could lead to increased costs or interruption of our normal business operations.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our disclosure controls and procedures or our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Deficiencies, including any material weakness, in our internal control over financial reporting that may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, or otherwise adversely impact our financial condition, results of operations, cash flows, and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that such co-venturer, co-tenant or partner may grant us a right of first refusal or buy/sell right to buy out such co-venturer or partner, and that we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Because we will rely on RRE Innovation Office Manager, its affiliates and third party sub-managers to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. In order to increase or maintain adequate occupancy levels, we may have to offer inducements, such as free rent, to compete for tenants. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should our property manager, its affiliates or third party sub-managers fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

If we are unable to sell a property for the price, on the terms, or within the time frame we desire, it could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms, or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.

Government entities and contractors may cause unforeseen delays and increase costs to renovate office properties that we may acquire, which may reduce our net income and cash available for distributions to you.

We may seek to or be required to incur substantial capital obligations to renovate or reposition existing properties that we acquire. Our advisor and its key real estate professionals will do their best to estimate these costs prior to acquisition but may not be able to ascertain all hidden defects or problems. There could be unknown and excessive costs, expenses and delays associated with a property’s renovations and interior and exterior upgrades. We will be subject to risks relating to the uncertainties associated with permits and approvals required by governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. We will pay a construction management fee to a construction manager, which may be RRE Innovation Office Manager or its affiliates, if new capital improvements are required. If we are unable to increase rental rates or sell a property at a price consistent with our underwritten projections due to local market or economic conditions to offset the cost of renovating a property, the return on your investment may suffer.

We may be required to make rent or other concessions and significant capital expenditures to improve our properties in order to retain and attract tenants, which could adversely affect our financial condition, results of operations and cash flow.

In order to retain existing tenants and attract new clients, we may be required to offer substantial rent abatements, tenant improvements and early termination rights or accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers, which could adversely affect our results of operations and cash flow. Additionally, if we need to raise capital to make such expenditures and are unable to do so, or such capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could adversely affect our financial condition, results of operations and cash flow.

Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, and current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Properties acquired by us may have toxic mold that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and such properties may negatively affect our performance and your return on investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.

Our properties may be dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could reduce the value of your investment.

We may be limited in our ability to diversify our investments, making us more vulnerable economically than if our investments were diversified.

Our ability to diversify our portfolio may be limited both as to the number of investments owned and the geographic regions in which our investments are located. While we seek to diversify our portfolio by geographic location, we focus on our specified target markets that we believe offer the opportunity for attractive returns and, accordingly, our actual investments may result in concentrations in a limited number of geographic regions. As a result, there is an increased likelihood that the performance of any single property, or the economic performance of a particular region in which our properties are located, could materially affect our operating results.

Risks Related to Investments in Real Estate-Related Debt Assets

Our investments in real estate-related debt or preferred equity investments are subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans or preferred equity investments will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in other real estate-related debt investments may be similarly affected by real estate property values. Therefore, our real estate-related debt investments will be subject to the risks typically associated with real estate, which are described above under the heading “—Risks Related to Investments in Real Estate.”

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, certain swap transactions will be required to be submitted for clearing by a derivatives clearing organization, unless certain exemptions apply. The rulemaking implementing the clearing requirement is still in process, however, and the implementation of the clearing requirement may affect, among other things, our exposure to our swap counterparties, the margin or collateral required to be posted in connection with our swap transactions and the costs of entering into such transactions.

We assume the credit risk of our counterparties with respect to derivative transactions.

We may enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our future variable rate real estate loans receivable and variable rate notes payable. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. If a counterparty is the subject of a bankruptcy case, we will be an unsecured creditor in such case unless the counterparty has pledged sufficient collateral to us to satisfy the counterparty’s obligations to us.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Government action may reduce recoveries on defaulted loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on real estate-related debt investments in default. Various jurisdictions have considered or are currently considering such actions, and the nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if such legislation is enacted, reduce the amount of the principal balance on a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Property owners filing for bankruptcy may adversely affect us.

The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of all debt of the debtor, including a mortgage loan. The length of the stay and the costs associated with it will generally have an adverse impact on our profitability. Further, the bankruptcy court may take other actions that prevent us from foreclosing on the property. Any bankruptcy proceeding will, at a minimum, delay us in achieving our investment objectives and may adversely affect our profitability.

Investing in mezzanine debt, B-Notes or other subordinated debt involves greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine debt, B-Notes and other subordinated debt. These types of investments carry a higher degree of risk of loss than senior secured debt investments, because in the event of default and foreclosure, holders of senior liens will be paid in full before subordinated investors and, depending on the value of the underlying collateral, there may not be sufficient assets to pay all or any part of amounts owed to subordinated investors. Moreover, mezzanine debt, B-Notes and other subordinated debt investments may have higher loan-to-value ratios than conventional senior lien financing, resulting in less equity in the collateral and increasing the risk of loss of principal. If a borrower defaults or declares bankruptcy, we may be subject to agreements restricting or eliminating our rights as a creditor, including rights to call a default, foreclose on collateral, accelerate maturity or control decisions made in bankruptcy proceedings. In addition, the prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of instruments underlying the securities to make principal and interest payments may be impaired.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our potential ownership of a B-Note with controlling class rights may, if the financing fails to perform according to its terms, cause us to pursue remedies, which may include foreclosure on, or modification of, the note. In some cases, however, the owner of the A-Note may be able to foreclose or modify the note against our wishes as owner of the B-Note. As a result, our economic and business interests may diverge from the interests of the owner of the A-Note. In this regard, B-Notes share certain credit characteristics with second mortgages, because both are subject to greater credit risk with respect to the underlying mortgage collateral than the first mortgage or A-Note.

Investment in non-conforming and non-investment-grade loans may involve increased risk of loss.

Loans we may acquire may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment-grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans may be subject to losses.

We may acquire subordinated loans. In the event a borrower defaults on a subordinated loan and lacks sufficient capacity to cure the default, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. Further, the mezzanine and certain of the other loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce the return on our stockholders’ investment.

Real estate-related securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions with respect to subordinated loans may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related debt investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of our stockholders’ investment.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of acquisition of certain investments.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Subject to certain REIT asset and income tests, we may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s intrinsic value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related debt investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/repurchase provisions during periods of declining interest rates that could cause the issuer to reinvest repurchase proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest or distribution payments to us.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, because they may fluctuate over short periods of time, and because they may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be lower than perceived at the time of your investment if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Any credit ratings assigned to our investments will be subject to ongoing evaluation and revision, and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Preferred equity investments may have similar risks to subordinated debt.

We may make preferred equity investments in companies that own or acquire office properties. These investments may involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of the preferred equity generally will invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments, including risks related to rising interest rates.

Preferred equity securities will most likely be unsecured and also may be subordinated to other obligations of the issuer, including debt. As a result, investments in preferred equity are subject to risks of (i) limited liquidity in the secondary trading market in the case of unlisted or lightly traded securities, (ii) substantial market price volatility in the case of traded preferred equity securities, (iii) subordination to the prior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/repurchase provisions that could cause the value of our investment to decline, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service to lenders and distribution obligations to holders of the preferred equity, including us, and (vi) the declining creditworthiness and potential for insolvency of the issuer. These risks may adversely affect the value of our investments in preferred equity securities.

Risks Associated with Debt Financing

Our use of debt will reduce cash available for distributions and may expose us to the risk of default under our debt obligations.

Payments of principal and interest on our borrowings may leave us with insufficient cash resources to operate our properties or to pay in cash the distributions necessary to qualify and maintain our REIT qualification. Our level of debt and the limitations imposed by our debt agreements may have substantial consequences, including the following:

•	we may be unable to refinance our indebtedness at maturity, or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	cash flows may be insufficient to meet required principal and interest payments;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we may default on our obligations, and the lenders or mortgagees may foreclose on our properties that secure the loans and receive an assignment of rents and leases; and

•	our default under one mortgage loan could result in a default on other indebtedness with cross default provisions.

If one or more of these events were to occur, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay distributions to our stockholders could be adversely affected. In addition, foreclosures could create taxable income without accompanying cash proceeds, which could require us to borrow or sell assets to raise the funds necessary to meet the REIT distribution requirements discussed below, even if such actions are not on favorable terms.

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long term through a variety of means, including individual mortgages, credit facilities, issuance of commercial mortgage-backed securities, and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, make distributions or replace RRE Innovation Office Advisor as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the independent directors of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies—Borrowing Policies.”

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We intend to qualify as a REIT commencing with the taxable year that will end December 31, 2015, or the first-year that we commence material operations, if later. In order for us to qualify and maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations that may be dependent on various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, or IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Alston & Bird LLP, our tax counsel, will render its opinion that we will be organized in conformity with the requirements for qualification as a REIT commencing with the taxable year that will end December 31, 2015, or the first-year that we commence material operations, if later, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Alston & Bird LLP’s opinion will be based upon our representations as to the manner in which we will be owned, invest in assets and operate, among other things. Our qualification as a REIT, however, will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of the various tests imposed by the Internal Revenue Code, the requirements to be taxed as a REIT under the Internal Revenue Code and Treasury Regulations. Alston & Bird LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. In addition, Alston & Bird LLP’s opinion will represent its legal judgment based on the law in effect as of the date of this prospectus and will not be binding on the IRS or the courts. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If we fail to qualify as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (including net capital gains), we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding any net capital gain) To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income (including net capital gains). In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid any income or excise tax liability.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, if a borrower under one of our debt investments defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing investor return.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue

Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% of gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire or originate mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. The IRS could challenge such loans’ treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operation in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute as dividends to our stockholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in our organizational documents. If the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—REIT Qualification Tests—25% Asset Test.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. In order to meet the REIT asset tests, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—REIT Qualification Tests—The 75% Gross Income Test” and “Federal Income Tax

Considerations—REIT Qualification Tests—The 95% Gross Income Test.” As a result of these rules, we may limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT after our initial REIT year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons and certain other entities including private foundations. To preserve our REIT qualification, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the aggregate, of the outstanding shares of our capital stock or 9.8% in value of the aggregate of our outstanding shares of common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or that we will be able to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to liability, including penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC.

This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our ability to successfully raise capital in this offering;

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities market or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	actions and initiatives of the U.S. government relating to discounted or troubled assets, and the impact of these policies;

•	availability of investment opportunities in real estate and real estate-related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

The foregoing list is not exhaustive. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming we sell: (i) only $2,000,000 in shares, the minimum offering amount in our primary offering; (ii) $1,000,000,000 in shares, the maximum offering amount in our primary offering and no shares pursuant to our DRIP; and (iii) $1,100,000,000 in shares, the maximum offering amount in both our primary offering and our DRIP. Shares of our common stock will be offered in our primary offering initially at $10.00 per share, with discounts available for certain categories of investors. We are also offering up to $100,000,000 in shares pursuant to our DRIP at an initial price of $9.50 per share. Commencing on the NAV pricing date, if the primary offering is ongoing, we will adjust the price of shares offered in the primary offering to equal our NAV per share, plus applicable selling commissions and dealer manager fees, and we will adjust the price of shares offered in the DRIP to equal 95% of our new primary offering price. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we will adjust the price of shares offered pursuant to our DRIP to equal 95% of the most recently determined NAV per share. We will update our NAV at least annually following the NAV pricing date and further adjust the per share price in our primary offering and DRIP accordingly.

Many of the amounts set forth below represent our management’s best estimates since they cannot be precisely calculated at this time. These estimates assume (i) that all shares sold in the primary offering are sold at $10.00 per share; (ii) that all shares sold pursuant to our DRIP are sold at $9.50 per share; (iii) that we incur no leverage; and (iv) that the full dealer manager fee and selling commissions are paid on all shares sold in our primary offering. Based on these assumptions, we estimate that between approximately 85.6% (assuming no shares available under our DRIP are sold) and approximately 86.6% (assuming all shares available under our DRIP are sold) of our gross offering proceeds will be invested in assets. The remainder of the offering proceeds will be used to pay organization and offering expenses (including selling commissions and the dealer manager fee) to maintain a working capital reserve and, upon investment in properties and other assets, to pay an acquisition fee to our advisor for its services in connection with the acquisition of our real estate investments and to reimburse its acquisition expenses.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.” The fees, compensation and expense reimbursements described below payable to our advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses
Selling Commissions(1)	140,000	7.0	70,000,000	7.0	70,000,000	6.4
Dealer Manager Fee(1)	60,000	3.0	30,000,000	3.0	30,000,000	2.7
Organization and Offering Expense Reimbursement(2)	30,000	1.5	15,000,000	1.5	16,500,000	1.5

Amount Available for Investment(3)	$1,770,000	88.5%	$885,000,000	88.5%	$983,500,000	89.4%

Less:
Acquisition Fees(4)	$34,000	1.7%	$17,000,000	1.7%	$18,700,000	1.7%
Acquisition Expenses(5)	14,000	0.7	7,000,000	0.7	7,700,000	0.7
Working Capital Reserve(6)	10,000	0.5	5,000,000	0.5	5,000,000	0.4

Estimated Amount Invested in Assets	$1,712,000	85.6%	$856,000,000	85.6%	$952,100,000	86.6%

(1)

The dealer manager, in its sole discretion, may reallow all or a portion of the selling commission attributable to the shares sold by other broker-dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. Under the rules of FINRA, the total amount of all items of compensation from any source, payable to underwriters, broker-dealers, or affiliates thereof will not exceed 10% of our gross offering proceeds (excluding shares purchased through our DRIP).

(2)

Amount reflected is an estimate. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include legal, accounting and printing expenses, expenses associated with stockholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements, charges for processing subscription agreements, amounts to reimburse our advisor and its affiliates for the salaries of their employees, costs incurred in connection with the preparation of supplemental sales materials, costs of conducting bona fide training and education meetings held by us, including the travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and cost reimbursement for non-registered officers and employees of the issuer and our advisor to attend retail seminars conducted by broker-dealers. We will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. We will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of reimbursement.

(3)

Until required in connection with our targeted investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(4)

We will pay to our advisor acquisition fees of 2.0% of the purchase price of each real estate investment that we acquire (including our pro rata share of debt attributable to such property) or the total principal amount borrowed under loans we originate or acquire. If we raise the maximum amount of the primary offering of $1,000,000,000 and our investments are 50% leveraged, we estimate the total acquisition and advisory fees payable will be $25,980,000.

(5)

Acquisition expenses will include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses, title insurance premiums and expenses and other miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, including closing costs and non-refundable option payments, whether or not the property is acquired. For purposes of this table, we have assumed expenses of 0.75% of the purchase price of each property (including our pro rata share of debt attributable to such property) or other real estate-related investments; however, expenses on a particular acquisition or investment may be higher.

(6)

We may establish reserves for construction, redevelopment, maintenance and repairs of our real estate properties from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor, RRE Innovation Office Advisor, to manage our day-to-day operations and the acquisition and disposition of our real estate investments, subject to our board’s supervision.

Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other independence requirements set forth in our charter. We initially have four independent directors.

As required by the NASAA REIT Guidelines, at the first meeting of our board of directors, our charter was reviewed and ratified by a majority vote of our board of directors, including a majority of our independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the independent directors nominate replacements for any vacancies among the independent director positions. Any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if such majority is less than a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the committee of the board, which we describe below, we expect our directors will hold at least four regular board meetings each year. Although we have no present intent to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

The general terms of our investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors. All of our executive officers are employees of Resource Real Estate, our sponsor. Neither we nor our advisor expect that we will have any employees, and our executive officers are not exclusively dedicated to our operations.

Name	Age*	Positions
Jonathan Z. Cohen	44	Chairman of the Board
Alan F. Feldman	51	Chief Executive Officer and Director
Kevin M. Finkel	43	Chief Operating Officer, President and Director
Steven R. Saltzman	51	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	54	Chief Legal Officer, Senior Vice President and Secretary
Martin B. Caverly II	48	Chief Investment Officer and Senior Vice President
David E. Bloom	50	Senior Vice President
Andrew Ceitlin	41	Independent Director
David K. Blatt	44	Independent Director
Harvey G. Magarick	75	Independent Director
Eric Mallory	54	Independent Director

*	As of June 8, 2015.

The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

Jonathan Z. Cohen has been our Chairman of the Board and one of our directors since our formation in June 2014. Mr. Cohen has also served as a manager of our advisor since its formation in June 2014. He has been Chairman of the Board since October 2012, and a director since September 2012, of Resource Real Estate Opportunity REIT II, Inc., or Resource Opportunity REIT II. Mr. Cohen also has served as manager of Resource Real Estate Opportunity Advisor II, LLC, or Resource Opportunity Advisor II, since October 2012. In addition, Mr. Cohen has served since October 2009 as Chairman and, since June 2009, as a director of Resource Real Estate Opportunity REIT, Inc., or Resource Opportunity REIT. Mr. Cohen has served as a manager of Resource Real Estate Opportunity Advisor, LLC, or Resource Opportunity Advisor, since June 2009. Mr. Cohen has also served as Chairman and a director of Resource Real Estate Management, LLC since August 2007. Mr. Cohen is a director of and has been President since 2003 and Chief Executive Officer since May 2004 of Resource America and has held prior lesser positions in that company since 1999. In addition, as a result of his positions within Resource America, Mr. Cohen serves as a director for various wholly owned subsidiaries of Resource America and its affiliates. Mr. Cohen has served as Chairman of Resource Financial Institutions Group, Inc. since February 2005, as Managing Board Member of Ischus Capital Management, LLC since April 2004 and as a director of Resource Real Estate, Inc. since May 2004. Mr. Cohen also has served as Chairman and Chief Executive Officer of Resource Financial Fund Management, Inc. since September 2003 and November 2004, respectively. Mr. Cohen also is Chief Executive Officer, President and a Director of Resource Capital Corp., Chairman of Atlas Energy, LP and Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC. Mr. Cohen is the son of the Chairman of Resource America, Mr. Edward E. Cohen. Mr. Cohen received his Bachelor of Arts degree from the University of Pennsylvania, and his Juris Doctor degree from American University’s Washington College of Law.

We believe that Mr. Cohen should serve as a director in light of his extensive company-specific operational, finance and market experience, leadership abilities and expertise in the acquisition and ownership of commercial real estate and real estate-related debt.

Alan F. Feldman has been our Chief Executive Officer and a director since our formation in June 2014. Mr. Feldman has also served as the Chief Executive Officer and manager of our advisor since its formation in June 2014. Mr. Feldman has been the Chief Executive Officer since October 2012, and director since September 2012, of Resource Opportunity REIT II. Mr. Feldman also has served as the Chief Executive Officer and manager of Resource Opportunity Advisor II since October 2012. In addition, Mr. Feldman has served as a director and Chief Executive Officer of Resource Opportunity REIT since June 2009 and Resource Real Estate since May 2004, the Chief Executive Officer and manager of Resource Opportunity Advisor since June 2009, President and a director of Resource Real Estate Management, LLC since August 2007 and a Senior Vice President of Resource America since August 2002. In addition, as a result of his positions within Resource America, Mr. Feldman serves as a director for various wholly owned subsidiaries of Resource America and its affiliates. From 1998 to 2002, Mr. Feldman was a Vice President at Lazard Freres & Co., LLC, an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an Executive Vice President of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Squibb Corporation. Mr. Feldman received a Bachelor of Science degree and Master of Science degree from Tufts University, and a Master of Business Administration, Real Estate and Finance concentration degree from The Wharton School, University of Pennsylvania.

We believe that Mr. Feldman should serve as a director in light of his day-to-day company-specific operational experience, finance and market experience and REIT experience.

Kevin M. Finkel has been our Chief Operating Officer and President since June 2014 and one of our directors since April 2015. Mr. Finkel also has served as President and a manager of our advisor since its formation in June 2014. Mr. Finkel has been the Chief Operating Officer and President of Resource Opportunity REIT II since October 2012. He also is the Chief Operating Officer and President of Resource Opportunity REIT, positions he has held since June 2009. Mr. Finkel has also served as President and a manager of Resource Opportunity Advisor II since October 2012 and has held similar positions with Resource Opportunity Advisor since June 2009. In addition, Mr. Finkel has served as Executive Vice President since January 2008 as well as Director of Acquisitions from 2004 through 2013 of Resource Real Estate. Mr. Finkel joined Resource America in November 2002, and was a Vice President of Resource America from April 2006 through 2013 and is currently a Senior Vice President of Resource America. Prior to joining Resource Capital, Mr. Finkel was an investment banker at Barclays Capital, LLC and its predecessors from 1998 to 2000 and at Deutsche Bank Securities, Inc. from 1994 to 1998. Mr. Finkel received a Bachelor of Arts degree with Honors in Economics from the University of Pennsylvania, and a Master of Business Administration degree from the UCLA Anderson School of Management.

We believe that Mr. Finkel should serve as a director in light of his day-to-day company-specific operational experience, finance and market experience and REIT experience.

Steven R. Saltzman has been our Chief Financial Officer, Senior Vice President and Treasurer since June 2014. Mr. Saltzman has also served as Chief Financial Officer, Senior Vice President and Treasurer for our advisor since its formation in June 2014 and in the same capacities for Resource Opportunity REIT II and Resource Opportunity Advisor II since October 2012 and for Resource Opportunity REIT and Resource Opportunity Advisor since June 2009. In addition, Mr. Saltzman has served as Senior Vice President and Chief Financial Officer of Resource Real Estate since January 2014; he previously held the positions of Vice President and Controller from May 2004 to January 2014. He is also Vice President of Finance of Resource Real Estate Management, LLC, since August 2007. From 1999 to 2003, Mr. Saltzman was Controller at WP Realty, Inc., a regional developer and property manager specializing in community shopping centers. Mr. Saltzman began his real estate career in 1988 as a Property Controller at The Rubin Organization, a predecessor to the Pennsylvania Real Estate Investment Trust. Mr. Saltzman began his professional career at Price Waterhouse, LLP from 1985 to 1988. Mr. Saltzman earned a Bachelor of Science degree from The Wharton School, University of Pennsylvania. Mr. Saltzman is both a Certified Public Accountant and a Certified Management Accountant.

Shelle Weisbaum has been our Chief Legal Officer, Senior Vice President and Secretary since June 2014. Ms. Weisbaum has also served as Chief Legal Officer, Senior Vice President and Secretary of our advisor since its formation in June 2014. She has been Chief Legal Officer, Senior Vice President and Secretary of Resource Opportunity REIT II and of Resource Opportunity Advisor II since October 2012. Ms. Weisbaum has been Chief Legal Officer, Senior Vice President and Secretary of Resource Opportunity REIT and Resource Opportunity Advisor since June 2009. Ms. Weisbaum has also served as Senior Vice President, since January 2014, and General Counsel and Secretary, since August 2007, of Resource Real Estate. Previously she held the position of Vice President of Resource Real Estate from August 2007 to December 2013. She has also served as Vice President and Secretary of Resource Real Estate Management, LLC since August 2007. Ms. Weisbaum joined Resource Real Estate in October 2006 from Ledgewood Law P.C. a Philadelphia-based law firm, where she practiced commercial real estate law from 1998 to 2006 as an associate and later as a partner of the firm. Prior to Ledgewood, from 1987 to 1998, Ms. Weisbaum was Vice President and Assistant General Counsel at the Philadelphia Stock Exchange. Ms. Weisbaum received a Bachelor of Science degree in Business Administration from Boston University and a Juris Doctor degree from Temple University.

Martin B. Caverly II has been our Chief Investment Officer since December 2014. Mr. Caverly has also served as Chief Investment Officer of our advisor since December 2014. From July 2011 to October 2014, Mr. Caverly was Chief Executive Officer of EVOQ Properties, Inc., a publicly held real estate operating company (OTC: EVOQ), which upon its sale in October 2014 held prime developable land and more than two million rentable square feet being repositioned into creative office space in downtown Los Angeles. Mr. Caverly founded and served as Managing Partner of 2120 Partners, LLC, an investment and advisory firm for high net worth individuals and institutions, from 2001 to 2014. Mr. Caverly also was a Principal at O’Connor Capital Partners, LLC from 2005 to 2008, a real estate private equity firm where he opened and headed all West Coast activities. From 2002 to 2005, Mr. Caverly was Head of Acquisitions at Tishman Speyer Properties, Inc. located in London, UK, leading investments in the United Kingdom and Continental Europe. From 2000 to 2001, Mr. Caverly was co-founder and Chief Financial Officer of Centric Telecom B.V., a real estate technology company focused on the office sector sponsored by The Goldman Sachs Group, Inc. and Providence Equity Partners, Inc., and from 1997 to 2000, Mr. Caverly was Vice President of Security Capital Group, Inc., based in the United States and later in London. Mr. Caverly began his real estate career at Citicorp Real Estate, Inc. from 1989 to 1995. Mr. Caverly received a Bachelor of Arts from Harvard College and a Master of Management degree from Northwestern University’s Kellogg Graduate School of Management.

David E. Bloom has been our Senior Vice President since June 2014. Mr. Bloom has also served as the Senior Vice President of our advisor since its formation in June 2014. Mr. Bloom has been Senior Vice President of Resource Opportunity REIT II and of Resource Opportunity Advisor II since October 2012. He has also acted as Senior Vice President of Resource Opportunity REIT and Resource Opportunity Advisor since their formation in June 2009. In addition, Mr. Bloom has served as President and a director of Resource Real Estate since May 2004, and as Senior Vice President of Resource America, a position he has held since September 2001. Mr. Bloom joined Resource America from Colony Capital, LLC, a Los Angeles-based real estate fund, where he was a Senior Vice President, as well as a Principal of Colony Capital Asia Pacific, LLC from 1999 to 2001. From 1998 to 1999, Mr. Bloom was a director at Sonnenblick-Goldman, LLC, a New York based real estate investment bank. From 1992 to 1998, Mr. Bloom practiced law in the real estate and corporate departments of Wilkie Farr & Gallagher, LLP in New York and Drinker Biddle & Reath LLP in Philadelphia. Prior to practicing law, Mr. Bloom began his real estate career in 1987 as an Acquisitions and Development Associate with Strouse, Greenberg & Co., Inc., a regional full-service real estate company. Mr. Bloom is a member of the Board of Trustees of Ursinus College. Mr. Bloom received a Bachelor of Arts degree in American Public Policy from Ursinus College and a Juris Doctor degree from Rutgers University School of Law.

Andrew Ceitlin has served as one of our independent directors since March 2015. Mr. Ceitlin has served as a director of Resource Real Estate Opportunity REIT, Inc. since February 2014. Mr. Ceitlin has served as the Vice President and Senior Corporate Counsel for Tishman Construction Corporation, an AECOM company, since June 2010. Prior to joining Tishman Construction Corporation, Mr. Ceitlin served as legal counsel for Bovis Lend Lease Holdings, Inc. from May 2007 to June 2010. Prior to joining Bovis Lend Lease Holdings, Inc., Mr. Ceitlin was an associate attorney at Peckar & Abramson, P.C., a law firm specializing in construction law. Mr. Ceitlin is a licensed member of the New York State Bar and has practiced law for over 13 years. He holds a Bachelor’s degree in political science from The Ohio State University and a Juris Doctor degree from New York Law School.

We believe that Mr. Ceitlin should serve as a director in light of his experience in the legal and real estate markets and his expertise in construction law.

David Blatt has served as one of our independent directors since March 2015. Mr. Blatt served as independent trustee and audit committee chair for Resource Real Estate Diversified Income Fund from March 2013 to February 2015. Mr. Blatt is Director and Enterprise Account Manager for Asynchrony Solutions, Inc., an innovative information technology and software development firm since March 2013. Prior to joining Asynchrony Solutions, Inc., Mr. Blatt served as Division Vice President, Application Development for Maritz Inc., a global sales and marketing services firm from November 2001 to March 2013. Prior to joining Maritz, Inc., Mr. Blatt was a Senior Manager at BearingPoint Consulting and KPMG LLP. Mr. Blatt is a certified public accountant (non-licensed), holds a Bachelor of Science degree in Accounting from the Kelly School of Business at Indiana University and a Master of Business Administration from Washington University, Olin School of Business, and is a certified ISO9001:2000 auditor.

We believe that Mr. Blatt should serve as a director in light of his accounting and financial reporting expertise and his experience in the innovative technology sector.

Harvey G. Magarick has served as one of our independent directors since March 2015. Mr. Magarick has maintained his own consulting practice since June 2004. From 1997 to 2004, Mr. Magarick was a partner at BDO Seidman, LLP. Mr. Magarick is a member of the board of trustees of the Hirtle Callaghan Trust, an investment fund, and has been the chairman of its audit committee since 2004. Mr. Magarick served as an independent member of the Board of Directors of Atlas Energy, LP from February 2011 to September 2013, an independent member of the Board of Directors of Atlas Pipeline Holdings, L.P. from January 2006 through February 2011 and an independent member of the Board of Directors of Atlas Resource Partners, LP from September 2013 to February 2015. Mr. Magarick is a certified public accountant (inactive) and holds a Bachelor of Science degree from Temple University.

We believe that Mr. Magarick should serve as a director in light of his accounting and financial reporting expertise and public company board experience.

Eric Mallory has served as one of our independent directors since March 2015. Mr. Mallory has served as Founder and Principal of Eureka Ventures, LLC since June 2005. Prior to forming Eureka Ventures, Mr. Mallory served as Senior Vice President, Director of Retail for Lauth Property Group from January 2003 to June 2005. Prior to joining Lauth Property Group, Mr. Mallory was Senior Vice President and Director of Development for Developers Diversified Realty Corp. (NYSE: DDRC) from April 1999 to January 2003. Prior to DDRC, Mr. Mallory served as Executive Vice President with Pennsylvania Real Estate Investment Trust (NYSE: PEI) from August 1993 to April 1999. Mr. Mallory is an active member of the International Council of Shopping Centers (ICSC) and has served as Dean of the School of Development and Construction for the ICSC University of Shopping Centers. He holds a Bachelor of Science degree in Engineering from the University of Pittsburgh and a Masters of Business Administration degree from the University of Evansville.

We believe that Mr. Mallory should serve as a director in light of his real estate market expertise and his experience with other REITs.

Board Committees

Our board of directors will have one standing committee, consisting solely of independent directors: the audit committee.

Audit Committee

Our board of directors has established an audit committee, which consists of our four independent directors. One of our independent directors, Mr. Magarick, serves as the chair of the audit committee and has been designated as the audit committee financial expert.

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee is also responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent public accountants.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or Resource Real Estate will not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $25,000. In addition, the chairman of our audit committee will receive an additional annual retainer of $5,000. Each independent director will receive 1,500 shares of our common stock upon our satisfying the minimum offering threshold and an additional 1,500 shares of common stock upon each annual reelection to our board of directors. We intend to pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended;

•	$1,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $2,000 for each meeting attended;

•	$500 in cash for each teleconference meeting of the board; and

•	$500 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $1,000 for each teleconference meeting of the committee.

We will also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Long-Term Incentive Plan

We have adopted a long-term incentive plan which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of ours and our affiliates, selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 500,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting form (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met:

•	the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, RRE Innovation Office Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor or any of, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our directors and officers. In addition, we may, with the approval of the board of directors and any duly authorized committee thereof, provide such indemnification and advance for expenses to any employee of our advisor or its affiliates acting as our agent.

Our Advisor

Our advisor is RRE Innovation Office Advisor, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on June 24, 2014. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. All of our officers and some of our directors are also officers and managers of our advisor.

The officers and managers of our advisor are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
Martin B. Caverly II	Chief Investment Officer and Senior Vice President
David E. Bloom	Senior Vice President
Jeffrey F. Brotman	Senior Vice President and Manager
Jonathan Z. Cohen	Manager

The background of Messrs. Feldman, Finkel, Saltzman, Caverly, Bloom and Cohen and Ms. Weisbaum are described in the “Management—Executive Officers and Directors” section of this prospectus.

Jeffrey F. Brotman has been the Senior Vice President and a manager of our advisor since its formation in June 2014. Mr. Brotman has held similar positions Resource Opportunity Advisor II since its formation in October 2012 and with Resource Opportunity Advisor since its formation in 2009. He also has been Executive Vice President of Resource America since June 2007 and is a managing director of Resource Real Estate. He was the Chairman of the Board of Directors of TRM Corporation (a publicly traded consumer services company) from September 2006 to September 2008 and was TRM’s President and Chief Executive Officer from March 2006 through June 2007. Mr. Brotman was a co-founder of Ledgewood, a Philadelphia-based law firm, and was affiliated with the firm from 1992 until June 2007, serving as its managing partner from 1995 until March 2006. Mr. Brotman is also a certified public accountant (currently inactive) and an Adjunct Professor at the University of Pennsylvania Law School. Mr. Brotman received a Bachelor of Science from Lehigh University and a Juris Doctor degree from Pennsylvania Law School.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, choose the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for certain expenses.

Our advisor may cause us to purchase, without the specific prior approval of the board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Where the purchase price is equal to or greater than $15,000,000, or otherwise does not meet certain investment guidelines, investment decisions must be approved by our board of directors upon recommendation of our advisor.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange. Additionally, our independent directors may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. A subsidiary of our advisor holds special OP units in our operating partnership that will be redeemed upon the termination or non-renewal of the advisory agreement. For more information regarding the terms of the special OP units, see “Management Compensation” and “The Operating Partnership Agreement.”

Our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon the approval of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase, which we refer to as an internalization transaction.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by entering into a business combination transaction with affiliates of our sponsor. In the event our board of directors determines that it is in our best interest to obtain the personnel needed to become self-managed by entering into a business combination with affiliates of our sponsor, then we will not enter into such an internalization transaction unless our advisor or one of its affiliates agrees to proceed with the internalization transaction without the payment of any internalization fee by us, whether in the form of a cash payment or in the form of stock, warrants or options. Subject to the approval of our board of directors, however, and to the extent our advisor or its affiliates perform substantial services or incur costs in connection with the internalization, we will pay for such services and reimburse any and all costs and expenses reasonably associated with the internalization. Further, our advisor, as well as its respective affiliates, will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination of our advisory agreement. In addition, our advisory agreement and property management agreement provide that we will not solicit or hire the employees of our advisor or our property manager or any of their affiliates during the term of the respective agreement and for a one-year period thereafter. As a result, our board of directors, including a majority of our independent directors, may determine that it is appropriate for us to pay our advisor and our property manager consideration in order to cause them to relinquish these restrictive covenants and allow us to hire certain personnel who were performing services for us prior to the internalization.

We cannot predict whether, and on what terms, an internalization transaction would occur in the future. If we internalize our management functions, we could incur significant costs associated with being self-managed. We would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations, or FFO, and may further dilute our stockholders’ investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders. See “Risk Factors––Risks Related to this Offering and Our Corporate Structure––If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed, may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of the internalization process.”

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor or Resource Real Estate, our sponsor, may not be employed by us, but instead may remain employees of our sponsors or its affiliates. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Investment by Our Advisor

Our advisor, an affiliate of our sponsor, owns 22,222.22 shares of our common stock for which it paid $200,000 in connection with our initial capitalization. Our advisor may not sell any of these shares during the period it serves as our advisor. Our advisor currently has no options or warrants to acquire any shares. In order to more closely align our investment objectives and goals with those of our advisor, however, our advisor will make an additional investment in shares of our common stock prior to the termination of the offering. This additional investment will equal the lesser of 1.0% of the amount of gross proceeds raised from sales to non-affiliated investors in this offering and $1,000,000. Our advisor will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Our advisor is directly owned and controlled by Resource Real Estate, our sponsor. In the event the advisory agreement is terminated, the shares owned by our advisor would not be automatically redeemed. Our advisor would, however, be able to participate in the share repurchase program, subject to all of the restrictions of the share repurchase program applicable to all other common stockholders.

Special OP Units in Our Operating Partnership

A wholly-owned subsidiary of our advisor has special OP units, which are economically similar to the back-end incentive fees which many other public, non-listed REITs have agreed to pay to their external advisors. See “Management Compensation” and “The Operating Partnership Agreement” for details on the special OP units held by our advisor’s subsidiary.

Other Affiliates

Our Sponsor and the Parent of our Sponsor

Resource Real Estate is our sponsor and the parent company of both our advisor and our property manager. Our advisor and Resource Real Estate are indirect subsidiaries of Resource America, an asset management company that specializes in real estate and credit investments. Resource America’s objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and the quality of the funds and businesses it manages. Resource America’s investments emphasize consistent value and long-term returns with an income orientation. However, from time to time, unforeseen circumstances as described under the “Prior Performance Summary—Adverse Business Developments or Conditions” have caused certain programs to experience temporary cash flow deficiencies at various times. Pursuant to Item 1, “Business—Assets Under Management” in the Form 10-K for fiscal year ended December 31, 2014, filed by Resource America with the SEC on March 13, 2015, as of December 31, 2014, our sponsor and its parent collectively managed a portfolio of assets valued at over $20.2 billion, which included real estate investments consisting of both equity and debt investments valued at approximately $3.4 billion. Managed real estate assets are valued as the sum of: (i) the amortized cost of the commercial real estate loans; and (ii) the book value of each of the following: (a) real estate and other assets held by real estate investment entities owned by Resource America, (b) Resource America’s outstanding legacy loan portfolio, and (c) Resource America’s interests in real estate. Further, assets are valued at their amortized cost. For more information, please reference Resource America’s Form 10-K for fiscal year ended December 31, 2014. Resource Real Estate and Resource America have, or had, a number of partnerships and joint ventures with institutional partners in which such partnerships or joint ventures acquire, hold, manage and sell real estate and real estate-related debt investments. In addition to capital, Resource Real Estate or Resource America, as applicable, has provided one or more of the following services to each of these partnerships or joint ventures: asset management, property and construction management or acquisitions and disposition advice. Listed below are examples of such real estate-related institutional capital partnerships that have been formed with Resource Real Estate:

•

A partnership with one of Washington, D.C.’s largest full-service real estate companies that owns and developed more than 80 buildings in the Washington, D.C. metropolitan area aggregating over 20 million square feet. The partnership was formed to own a $167 million office building in which Resource America owned a minority interest and provided asset oversight management. The asset was sold in June 2011.

•

Three joint ventures with a privately held, registered investment advisor specializing in alternative investments to foundations, endowments, pension plans, insurance companies and other institutional investors. The joint ventures were formed to acquire real estate and real estate-related debt investments, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•

A partnership with an institutional investment firm with over $8 billion in assets that invests funds for pension plans, unions, corporations, endowments, foundations, and charitable organizations. The partnership was formed to own five multifamily rental properties, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•

A joint venture with an international investment company with over 15€ billion of assets under management and which is one of Central Europe’s leading sponsors of international real estate funds. Resource America held mezzanine debt in connection with a $128 million office building majority owned by the institutional partner, and Resource America provided asset oversight management. The asset was sold in June 2010.

•

A partnership with a private real estate investment firm was formed to acquire a multifamily rental property and Resource Real Estate provided acquisitions advice and asset, property and construction management and disposition services. The asset was sold in March 2014.

•

A partnership with a private real estate investment firm with more than $250 million of equity under management and investments of over $750 million. The partnership was formed to acquire two multifamily rental properties and Resource Real Estate provided acquisitions advice and asset, property and construction management and disposition services. Resource Real Estate sold its interest in the properties to its partner in April 2010.

Resource Real Estate is a full-service real estate firm, which employs over 600 people throughout the United States. Resource Real Estate’s principal services and functions include acquisitions, asset management, loan management, property management, construction management, restructuring, finance and dispositions. As of December 31, 2014, Resource Real Estate’s portfolio, valued at approximately $3.4 billion, encompasses assets in 24 states and includes over 80 individual assets. All references to Resource Real Estate throughout this prospectus include predecessor affiliates of Resource America involved in real estate.

Resource Real Estate and its affiliates have been active in the office market since 1993, acquiring and managing a portfolio of properties. We believe Resource Real Estate and its affiliates have significant experience in evaluating and investing in diverse asset classes, including real estate, commercial mortgage-backed securities, mortgages, leases, bank loans, equipment leases and trust preferred securities and has developed a disciplined credit culture that is the backbone of its financial services businesses. As a result of many programs and products, Resource Real Estate and its affiliates have a breadth of knowledge and experience in the ownership, management and disposition of real estate assets. Our advisor intends to use this breadth of knowledge and experience to assist us to meet our investment objectives.

Resource Real Estate and its affiliates have years of experience and a number of relationships in the real estate and financial services markets that together, we believe, will put our advisor in a position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that our advisor may use to compete in the discounted real estate asset marketplace:

•	Resource Real Estate currently manages a portfolio of real estate assets valued at approximately $3.4 billion as of December 31, 2014.

•

Resource Real Estate and its affiliates have been active in the office market since 1993, acquiring and disposing of investments representing over $500 million of assets through December 31, 2014. Our advisor uses Resource Real Estate’s knowledge and experience in the office marketplace to assist us in meeting our investment objectives.

•

Resource Real Estate manages a portfolio of over $1.6 billion in aggregate principal amount of mortgage assets and related property interests as of December 31, 2014 for Resource Capital, a New York Stock Exchange-listed REIT that it externally manages.

Property Manager

We may engage our property manager, RRE Innovation Office Manager, LLC, to manage and lease particular properties and manage our real estate-related debt investments. Our property manager is a wholly owned subsidiary of Resource Real Estate.

For information on the property management fees we expect to pay to our property manager, see “Management Compensation.”

Dealer Manager

We have retained Resource Securities, an affiliate of our advisor, to conduct this offering on a best efforts basis. Resource Securities will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The principal business of Resource Securities is participating in and facilitating the distribution of securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. This is the twelfth offering in which Resource Securities has served as dealer manager for Resource Real Estate-sponsored programs.

Management Decisions

Messrs. Cohen, Feldman and Finkel have the primary responsibility for the management decisions of our advisor. Our sponsor, Resource Real Estate, and its team of real estate professionals, including Messrs. Cohen, Feldman, Finkel and Caverly acting through our advisor, have the primary responsibility for the selection of investments, the negotiation for these investments, and the financing, asset-management and disposition decisions. Any investment not within the specific parameters of the investment guidelines adopted by our board of directors must be approved by a majority of our directors.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including reimbursements for costs that they incur in providing services to us. The selling commissions and the dealer manager fee may vary for certain categories of purchasers. For more information, see “Plan of Distribution.” The table below assumes that all shares are sold at $10.00 in the primary offering, with the highest possible selling commissions and dealer manager fee, and at $9.50 under our DRIP.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering(1)

Organization and Offering Stage

Selling Commissions— Dealer Manager

We will pay selling commissions of up to 7.0% of gross offering proceeds from the sale of shares in the primary offering.

All selling commissions are expected to be re-allowed to participating broker-dealers.

We will not pay selling commissions with respect to shares sold pursuant to our DRIP.

$140,000 / $70,000,000

Dealer Manager Fee— Dealer Manager(2)

We will pay a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of shares in the primary offering.

Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers.

We will not pay dealer manager fees in connection with shares sold pursuant to our DRIP.

$60,000 / $30,000,000

Other Organization and Offering Expenses—Advisor and its affiliates(3)	We will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fee and other organization and offering expenses borne by us to exceed 15% of gross offering proceeds. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commission and dealer manager fee) will be approximately 1.5% of the gross offering proceeds.	$30,000 / $15,000,000

Acquisition and Development Stage

Acquisition Fees—Advisor(4)	2.0% of the cost of investments acquired by us, or the total principal amount borrowed under any loans acquired or originated by us, including acquisition expenses and any debt attributable to such investments.	Leverage of 50% of the cost of our investments: $51,750 / $26,131,350

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering(1)

Acquisition Expenses—Advisor or its affiliates(4)	Reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or the real estate-related debt investment.	Actual amounts are dependent upon acquisition activity and therefore cannot be determined at the present time.

Debt Financing Fee—Advisor(4)	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates, and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon the amount of any debt financed and upon other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition, and therefore cannot be determined at the present time.

Operational Stage

Asset Management Fee—Advisor(5)

Monthly asset management fee equal to 0.0625% (one-twelfth of 0.75%) of the cost of each asset at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves.

After the NAV pricing date, with respect to the real estate investments included in the determination of our NAV, the monthly asset management fee will be equal to 0.0625% (one-twelfth of 0.75%) of the most recently determined value of such real estate investments.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management/ Debt Servicing Fees—Property Manager or its affiliates(6)

With respect to real property investments, if the property manager or an affiliate manages a property, we will pay it a customary market rate fee, which is generally expected to range from 2.5% to 4.0% of the annual gross revenues for that property. If a non-affiliated third party manages a property, we will pay RRE Innovation Office Manager an oversight fee equal to 1.0% of the gross revenue for that property; provided that the aggregate of any non-affiliated third party management fee plus the oversight fee will not exceed 4.0%.

If the property manager or an affiliate is responsible for leasing a property, we will pay it a customary market rate fee, which is generally expected to range from 1.0% to 3.0% of the annual gross rent paid or payable under a lease. If a non- affiliated third party is hired as a leasing agent for

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering(1)

a property, RRE Innovation Office Manager will be paid an oversight fee equal to 1.0% of the annual gross rent paid or payable under the leases.

With respect to real estate-related debt investments managed by our property manager or its affiliates, we will pay a debt servicing fee equal to 0.5% of gross income received from these investments. The fee attributable to our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants, and reviewing insurance compliance.

Tenant Construction Management Fees—Property Manager or its affiliates(7)	Amount payable by tenants pursuant to their leases or, if payable by the landlord, direct costs incurred by the property manager or its affiliates if the related services are provided by off-site employees.	Not determinable at this time.

Construction Management Fees—Property Manager or its affiliates	We will pay a construction management fee if our property manager or its affiliates provide such services, in an amount that is usual and customary in the geographic area of the property. We expect such fee to range from 3.0% to 5.0% of the total projected construction cost.	Not determinable at this time.

Other Operating Expenses—Advisor or its affiliates(8)	We will reimburse the actual expenses incurred by our advisor or its affiliates in connection with performing certain services for us, including our allocable share of costs for personnel and overhead, such as, but not limited to, allocable personnel salaries and other employment expenses payable to our named executive officers. However, we will not reimburse our advisor or its affiliates for employee payroll costs in connection with services for which our advisor earns acquisition fees, debt financing fees or disposition fees.	Actual amounts are dependent upon the results of our operations and are subject to the limitations in our charter; we cannot determine these amounts at the present time.

Disposition Fees—Advisor or its affiliates(9)	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid, including amounts paid to third parties, or if none is paid to third parties, the amount that customarily would be paid	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering(1)

at a market rate or (ii) 2.0% of the contract sales price of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction). The independent directors will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.

Special OP Units—RRE Innovation Office SLP, LLC(10)	A wholly-owned subsidiary of our advisor holds special OP units in our operating partnership and is entitled to receive 15.0% of distributions from net sales proceeds after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. In addition, the special OP units will be redeemed upon the listing of our common stock on a national securities exchange or the termination or non-renewal of our advisory agreement. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the redemption price will be calculated based on the average trading price of our shares for a specified period or, if there is an underwritten public offering in connection with the listing, on the valuation of the shares as determined by the underwritten public offering price; or (ii) the termination or non-renewal of our advisory agreement other than for cause, the redemption price will be calculated based on an appraisal or valuation of our assets. No value will be given in connection with the redemption of the special OP units unless our stockholders have received (or are deemed to have received in the cases described above where there is no liquidation or sale of our assets or similar transaction), in the aggregate, cumulative distributions equal to their total	Actual amounts depend on the value of our company at the time the special OP units are redeemed and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering(1)

invested capital plus a 7% cumulative, non-compounded annual pre-tax return on such aggregate invested capital.

(1)

The estimated minimum dollar amounts are based on the sale of the minimum of $2,000,000 in shares to the public and the estimated maximum dollar amounts are based on the sale to the public of $1,000,000,000 in shares, and $100,000,000 in shares under our DRIP at 95% of the offering price. We will not pay any selling commissions or dealer manager fees on sales of shares under our DRIP.

(2)

All or a portion of the selling commissions and dealer manager fees will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)

These expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, charges of our transfer agent, charges for processing subscription agreements, reimbursement of bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our advisor and its affiliates for the salaries of their employees and other costs incurred in connection with preparing supplemental sales materials, the issuer’s costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and the issuer’s costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of the issuer and our advisor to attend such seminars.

After raising at least $2,000,000 in gross offering proceeds from persons, including from directors, officers, our advisor and their respective affiliates, we expect to begin incurring some organization and offering expenses directly.
(4)

Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, this fee will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect, based on current lending market conditions, to cause our total liabilities to be approximately 50% of our assets if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our DRIP.

In addition to acquisition fees, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of a loan, whether or not we ultimately acquire the property or the loan. Our charter limits our ability to make or purchase property or other investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, approve fees in excess of these limits based on a determination that the transaction is commercially competitive, fair and reasonable to us.
Tenant construction management fees and construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition or renovation of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or a lease renewal, such fees will be treated as operating costs of the property, similar to leasing commissions.
(5)

The asset management fee will be based on amounts expended by us plus any amounts budgeted to develop, construct or improve the property. For example, if we purchase a property that costs $2 million initially with the plan to invest another $1 million in the property to renovate it, the total cost of this property, for purposes of calculating the asset management fee, would be $3 million.

(6)

Our property manager or its affiliates may be hired to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services will be provided at market rates and will generally not be material to the management of the property.

(7)	These fees relate to construction management services for improving or finishing tenant space in our real estate properties.
(8)

At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in accordance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(9)

Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 8 above.

(10)	Upon the termination of our advisory agreement for “cause,” we will redeem the special OP units in exchange for a one-time cash payment of $1.00.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of All Shares
RRE Innovation Office Advisor, LLC	22,222.22	100%
Jonathan Z. Cohen, Chairman of the Board	22,222.22	100
Alan F. Feldman, Chief Executive Officer and Director	22,222.22	100
Kevin M. Finkel, Chief Operating Officer, President and Director	22,222.22	100
Steven R. Saltzman, Chief Financial Officer, Senior Vice President and Treasurer	—	—
Shelle Weisbaum, Chief Legal Officer, Senior Vice President and Secretary	—	—
Martin B. Caverly II, Chief Investment Officer and Senior Vice President	—	—
David E. Bloom, Senior Vice President	—	—
David K. Blatt, Independent Director	—	—
Andrew Ceitlin, Independent Director	—	—
Harvey G. Magarick, Independent Director	—	—
Eric Mallory, Independent Director	—	—

All directors and officers as a group	22,222.22	100%

(1)	The address for each beneficial owner is c/o Resource Real Estate Innovation Office REIT, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.
(2)

As of the date of this prospectus, RRE Innovation Office Advisor, LLC owned 22,222.22 shares of our outstanding common stock which are deemed to be beneficially owned by Messrs. Cohen, Feldman and Finkel, who control our advisor. Our advisor is owned and controlled by Resource Real Estate, Inc.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, RRE Innovation Office Advisor, and its affiliates. Certain individuals associated with our advisor and its affiliates also serve as executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts. For a discussion of the risks we face related to conflicts of interest, see “Risk Factors—Risks Related to Conflicts of Interest.”

Our Affiliates’ Interests in Other Resource Real Estate Programs

General

Most of our executive officers, some of our directors and other key real estate professionals acting on behalf of our advisor are also officers, directors, managers or key professionals at our sponsor, our dealer manager and other Resource Real Estate entities affiliated with other real estate programs. These individuals have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will organize other real estate partnerships and programs in the future.

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored or co-sponsored the following real estate programs:

1.	SR Real Estate Investors, L.P.;

2.	SR Real Estate Investors II, L.P.;

3.	Resource Real Estate Investors, L.P.;

4.	Resource Real Estate Investors II, L.P.;

5.	Resource Real Estate Investors III, L.P.;

6.	Resource Real Estate Investors IV, L.P.;

7.	Resource Real Estate Investors V, L.P.;

8.	Resource Real Estate Investors 6, L.P.;

9.	Resource Real Estate Investors 7, L.P.;

10.	Resource Real Estate Opportunity Fund L.P.;

11.	Resource Real Estate Opportunity REIT, Inc.; and

12.	Resource Real Estate Opportunity REIT II, Inc.

None of these programs invest in office properties so we do not anticipate any conflicts of interest with those programs. However, Resource Real Estate Opportunity REIT II is still in its offering stage, and we share the same dealer manager, so we may compete with it for capital. We may also compete with future programs sponsored by our sponsor or with Resource Capital Corp., which may invest in office properties or make loans secured by office properties, for capital and acquisition opportunities.

Allocation of Our Officers’ and Affiliates’ Time

We rely on our officers to operate and oversee our operations. As a result of our officers’ responsibilities and duties owed to other Resource Real Estate-sponsored programs and our sponsor’s parent, Resource America, our officers will face conflicts of interest in allocating their time among us and other real estate programs and activities.

We also rely on our advisor, its affiliates and its key real estate professionals for the day-to-day operation of our business. Our advisor, its affiliates and its key real estate professionals have interests in other Resource Real Estate-sponsored programs, and they have engaged in and they will continue to engage in other business activities. As a result, our advisor and its affiliates and key employees will face conflicts of interest in allocating their time among us and other Resource Real Estate-sponsored programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to all of the Resource Real Estate-sponsored programs and ventures in which they are involved.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Resource Real Estate-sponsored programs or Resource America for the acquisition, development or improvement of properties or other investments. Our advisor and the advisors to the other Resource Real Estate-sponsored programs and affiliated entities have the same executive officers and key employees, and these persons will face conflicts of interest in determining which Resource Real Estate-sponsored program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Resource Real Estate-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Resource Real Estate-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Resource Real Estate-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals acting on behalf of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	offerings of equity by us, which entitle Resource Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	sales of properties and other investments, which entitle our advisor to disposition fees and distributions on its special OP units;

•

acquisitions of properties and other investments, which entitle our advisor to acquisition fees, asset management fees and possibly property management fees and, in the case of acquisitions of investments from other Resource Real Estate-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller, which fees are based on the cost of the investment and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets or purchase assets that may not be in the best interest of our stockholders;

•	borrowings to acquire properties and other investments, which will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•

whether we internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for key real estate professionals of our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates, could result in diluting your interest in us, could reduce the net income per share and funds from operations per share attributable to your investment and may provide incentives to our advisor to pursue an internalization transaction rather than an alternative strategy;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the redemption of the special OP units; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to the redemption of the special OP units.

As of the date of this prospectus, we do not intend to purchase investments from other Resource Real Estate-sponsored programs or other affiliates. However, we may in the future enter into transactions, including joint venture acquisitions, with other Resource Real Estate-sponsored programs or other affiliates if an attractive opportunity presents itself and our independent directors approve the transaction as explained below under “—Certain Conflict Resolution Measures—Other Charter Provisions Relating to Conflicts of Interest—Our Acquisitions.”

Under limited circumstances, our advisor’s special OP units may be redeemed in exchange for shares of our common stock or a non-interest bearing promissory note, satisfying our obligation to pay our advisor an incentive fee. See “Management Compensation” and “The Operating Partnership Agreement” for a detailed description of the special OP units held by our advisor in our operating partnership.

Our advisor can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence the redemption of the special OP units issued to it.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals acting on behalf of our advisor are also officers, directors, managers or key professionals for:

•	RRE Innovation Office Advisor, our advisor;

•	RRE Innovation Office Manager, our property manager;

•	Resource Securities, our dealer manager;

•	Resource Real Estate, our sponsor, and

•	other Resource Real Estate-sponsored programs.

As a result, their loyalties to each of these programs and companies, their stockholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Affiliated Dealer Manager

Since Resource Securities, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Since properties and debt investments we acquire will likely be managed by RRE Innovation Office Manager, to the extent we retain RRE Innovation Office Manager, we will not have the benefit of negotiating fees with an independent property manager. See “Management—Other Affiliates.” RRE Innovation Office Manager may also enter into a sub-management agreement with Resource Real Estate Management, Inc., an affiliate of our sponsor, to manage the day to day operation of our properties.

Certain Conflict Resolution Measures

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

Investment opportunities that are suitable for us may also be suitable for other programs sponsored by our sponsor or its affiliates, including Resource America. Our advisor and its affiliates share the same executive officers and key real estate professionals. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us. In the event that we, or any other investment vehicle formed or managed by these real estate professionals, or any other investment vehicle sponsored by our sponsor and its affiliates are in the market and seeking investments similar to those we intend to make, these real estate professionals will review the investment objectives, portfolio and investment criteria of each such investment vehicle to determine the suitability of the investment opportunity. In connection with determining whether an investment opportunity is suitable for one or more Resource Real Estate-sponsored programs, these real estate professionals may take into account such factors as they, in their discretion, deem relevant, including, amongst others, the following:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•

the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

Following the completion of suitability determinations, these real estate professionals have the authority, in their sole discretion, to direct the investment opportunity to the program for which such investment opportunity would be the most suitable. In the event that an investment opportunity becomes available that is equally suitable, under all of the factors considered by these real estate professionals, for both us and one or more other public or private programs sponsored by our sponsor and its affiliates, including Resource America, or managed by these real estate professionals, then opportunities will be allocated on an alternating basis and the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. This approach was adopted with the view that, overall, we and other programs sponsored by our sponsor or its affiliates, including Resource America, would be treated equitably.

If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us.

Notwithstanding the foregoing, if circumstances warrant, an investment opportunity may be allocated among us and another suitable program in proportion to the relative amounts of the investment sought by each entity. If, however, the other party is Resource America (as opposed to a program sponsored by Resource America), then we must be offered the opportunity to take a majority share of any proposed co-owned properties or debt related to properties and such co-investments must be approved by our independent directors. Our co-investment rights, and the final allocation proportions, would be subject to the availability of investment capital, as well as economic or market inefficiencies, regulatory constraints or other applicable considerations.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many provisions relating to conflicts of interest including the following:

Advisor Compensation. The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our assets;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs and to investors other than REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset. In such circumstances, our charter authorizes us to pay to the advisor the following fee: (i) if a brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to 3% of the sales price of such property or properties. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a maximum 2% fee. Any increase in this fee would require the approval of our independent directors. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell an asset to an affiliate, our charter requires that the independent directors conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors requires and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain two third-party valuations by independent experts selected by our independent directors (at least one of which will be an appraisal of fair market value). We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans to our sponsor, our advisor, our directors or officers or any of their affiliates, unless an independent expert, selected by our independent directors, appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest held by our sponsor, our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint ventures.

Limitation on Operating Expenses. At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments;

(iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in accordance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsor or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or officers or any of their affiliates in connection with our repurchase of shares of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above or loans to wholly owned subsidiaries). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and bylaws were reviewed and ratified by a vote of our board of directors.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide current income to you in the form of cash distributions through cash flow from operations or targeted asset sales;

•	realize growth in the value of our investments; and

•	enable you to realize a return of your investment through a liquidity event within three to seven years after the termination of this primary offering.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the oversight of our board of directors.

Investment Strategy

Our strategy is to invest in office properties located in U.S. cities that attract a young, creative and educated labor pool. Examples of our targeted markets include, but are not limited to, major gateway markets such as the San Francisco Bay Area, Boston, and Washington, D.C. as well as midsized cities such as Austin, Seattle and Denver. Within these types of cities, we seek to acquire office buildings that provide a collaborative office space environment to companies competing for employees. When needed, we intend to renovate and upgrade the properties we acquire to better serve and appeal to these types of tenants. To a lesser extent, we will also seek to originate and purchase commercial real estate debt secured by office buildings having similar characteristics. We do not expect that debt investments will comprise more than 25% of our portfolio, following the investment of all of the net proceeds from this offering. We cannot predict, however, the ultimate allocation of net proceeds from this offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and opportunities and on the amount of financing that we are able to obtain with respect to the types of assets in which we seek to invest.

Our Potential Strengths

We believe that creative and innovative industries are rapidly growing in the United States and that this growth presents opportunities for real estate investors who possess the following attributes:

•	a management platform specializing in operational and financial performance optimization;

•	experience investing in office properties;

•	financial sophistication allowing them to benefit from complex investment opportunities;

•	an understanding of the ongoing transition in workforce and office environments in the U.S. economy; and

•	a national real estate platform of sizable scale and breadth in both the equity and debt markets.

We believe that we possess these attributes, largely through our relationships with our sponsor, Resource Real Estate, and the parent of our sponsor, Resource America. As of December 31, 2014, our sponsor and its parent collectively managed a portfolio of assets valued at over $20.2 billion, which included real estate investments consisting of both equity and debt investments valued at approximately $3.4 billion. For more information, see “Management—Other Affiliates.”

In the past, our sponsor and its affiliates have bought office properties or loans secured by office properties and disposed of those assets either in the form of debt or real property (subsequently obtained through foreclosure proceedings) for their own account through various credit and economic cycles. The table below sets forth details, as of December 31, 2014, about such investments sold or otherwise disposed of by our sponsor or its affiliates in the last 10 years. All such investments were purchased as first mortgage loans on the underlying properties described below. We have included the information below only for purposes of your evaluation of the experience and reputation of our sponsor and its affiliates. Investors in our company should not assume that they will experience returns comparable to those shown below.

					Selling Price, Net of Closing Costs
Property	Location	Date of Sale		Years Held	Cash Received	Mortgage balance at time of sale(1)	Purchase money taken back by program(2)	Total	Total Acquisition Costs(3)	Net Cash(4)
Woodcrest Pavilion	Cherry Hill, NJ	2004		8	$2,548,572	—	$2,131,649	$4,680,221	$2,527,417	$2,152,804
Axewood Office Complex	Ambler, PA	2004		7	1,300,000	—	2,011,004	3,311,004	2,478,919	832,085
The Loewy Building	Winston-Salem, NC	2004		7	3,089,753	$1,308,994	753,698	5,152,445	3,050,369	2,102,076
The Granite Building	Pittsburgh, PA	2006		13	925,000	—	725,523	1,650,523	1,082,325	568,197
Alex. Brown Building	Baltimore, MD	2006		8	19,898,710	70,268,965	6,034,577	96,202,252	87,411,397	8,790,855
1521 Locust Street	Philadelphia, PA	2007		10	2,411,720	—	999,470	3,411,189	1,582,088	1,829,101
Evening Star Building	Washington, DC	2010		12	53,648,088	—	4,921,206	58,569,294	19,703,029	38,866,265
National Press Building	Washington, DC	2011		12	18,145,307	—	27,886,841	46,032,148	6,797,750	39,234,398
1845 Walnut Street	Philadelphia, PA	n/a	(5)	17	—	—	37,360,269	37,360,269	5,828,278	31,531,991

(1)

Includes both financing secured through a mortgage and financing obtained by selling a participation in the investment. If the investment does not have a mortgage balance at the time of sale, we did not foreclose on the property, but sold the debt investment.

(2)	Includes cash activity from operating activities funded by or distributed to the program as well as funds obtained through financing or sale of participations where applicable.
(3)

Includes all costs related to original purchase of first mortgage investment as well as any costs incurred to maintain the investment, including capital improvements and operating costs (e.g., real estate taxes).

(4)	Excess (deficiency) of property operating cash receipts, including sale proceeds, over cash expenditures.
(5)

Resource America has sold the majority of its original 50% interest in this asset, but still retains a 7.01% interest. The table represents the net cash received to date from proceeds of the partial disposition of its interest and from three refinancings.

Market Opportunity

We believe that the rapid pace of innovation in the United States and the growing ranks of creative and educated workers provide an opportunity to invest in office properties serving innovative tenants striving to attract such employees and compete in this environment. Targeting cities that are demonstrating the propensity to attract a young, creative and educated labor pool will, we believe, attract innovative employers seeking collaborative office space. We believe that cities are growing generally in urban and closer-in suburban areas, allowing us to target specific areas of cities that have become, or are becoming, hotbeds of innovation and technology growth. By targeting certain cities, and acquiring office buildings that cater to, or can be renovated to cater to, innovative office space users and their young, creative and educated labor force within those cities, we believe that we can acquire a portfolio of office properties that have the potential to be in high demand and in turn generate increased rents and provide a higher overall return to our stockholders.

Overview: The Changing Needs of the U.S. Workforce

We believe that the nature of work in the United States is changing—including who is working, how they are working and where they are working. Technology—and the people and companies who create it—is a significant force behind this change but is occurring across all industries and is redefining the American work space. A “creative class” of highly educated workers has emerged as shown by the chart below. The growing companies seeking to attract these creative workers recognize that in order for these people to be productive, they must be located in an office environment that encourages innovation, one that is “wired,” open, collaborative, flexible, inviting, authentic and modern. We seek to address the next generation of office space needs of these innovative companies and their employees.

Source: Richard Florida, The Rise of the Creative Class Revisited (2011).

The largest component of this growing creative class is the Millennials, or Generation Y. Born between 1981 and 2000, they total over 80 million people and by 2025 will make up over 44 percent of the work force, according to projections by the U.S. Department of Labor. These individuals have a somewhat different outlook on life than their parent’s generation, particularly in terms of the way they work and what makes them productive.

Based on findings by the Pew Research Center, Millennials are on track to become the most educated generation in American history. Indeed, according the U.S. Department of Labor, 64% of this demographic have a bachelor’s degree. This generation values professional satisfaction as well as income. According to a recent study by Intelligence Group, a business investigation and intelligence firm, 64% of Millennials would rather make $40,000 per year at a job they love than $100,000 per year at a job they find boring. The nature of the Millennials’ outlook on life has important implications for the office sector. Since these highly educated workers are tech-savvy, collaborative and mobile, we believe they will want a work space that fits the way they work. The Intelligence Group study also found that 88% of Millennials prefer a collaborative work culture to competitive one, and the same percentage want “work-life integration,” meaning their work space has to reflect their home space, or at least provide for some of the same benefits (wellness rooms, places to chat, gyms and dining areas that are more like restaurants than traditional company canteens). Just as significantly, a study conducted by Bentley University found that 74% of non-Millennials, i.e. those that are hiring them, agree that Millennials offer different skills and work styles that add value to the workplace. As a result, there will be increasing competition for the Millennial segment of workers. Companies will not only have to re-locate their offices to the cities where these workers live, but they will have to provide an environment and locate within the city that is attractive to them. We believe that office space will in some instances become a recruiting tool—those companies that “get it” will have a better chance at hiring these highly sought after employees and therefore succeed. We believe that the increasing demand for office space tailored to meet the requirements of the Millennial workforce should translate into higher rental rates and a more stable tenant base for our targeted properties.

The U.S. Workforce—An Evolution from Life on the Farm to Life on the Computer

We believe that the nature of work in the United States has been constantly evolving since the country’s inception. A prominent urban studies theorist, Richard Florida, has described this evolution in four distinct stages, which are summarized below.

Farms—Feeding a New Nation (1600s to Mid-1700s). The United States started out and spent the greater part of its history as a country built on an agrarian lifestyle. A sustainable food supply was the colonists’ number one priority—unsurprisingly, farming was the focus in this New World. From the moment one of our ancient ancestors picked up a rock to knock a fruit out of a tree, we have progressed—taking small and great leaps forward in how we innovate to improve how we work and live. So, as more land was opened up to habitation, more people needed to be fed—and technology had to keep up to improve the efficiency of the soil, irrigation, livestock, etc.

The Industrial Revolution Sparks Technology (Late 1700s to Late 1800s). Alongside the farmers were the trades people, who provided the goods and services the farmers needed to do their jobs. Over time, they became more specialized and diverse as villages, towns and then cities sprang up, serving as centers of trade, commerce, government—and soon, manufacturing. River power had long been used to drive simple machines, from grain grinders to saws. In 1793, the English-American industrialist Samuel Slater, refining the milling technology he learned growing up in England, re-engineered an old mill in Pawtucket, Rhode Island to be the United States’ first successful water-powered roller spinning textile mill. And so America’s Industrial Revolution began, which became an incubator for leaps forward in technology, from steam to electrical power.

Service-Based Business Takes Over (Late 1800s to Mid-1900s). The rise of factories and the companies that followed gave birth to the next stage in worker/workplace evolution; an age in which set organizational structures within primarily service-based industries established the separation and stratification of roles and responsibilities among workers to improve efficiency. Companies and corporations were now broken down into distinct divisions—research, production, sales, etc.—to allow each group of specialized labor to focus on one task or set of tasks. Now, an entire department or division could solely focus on developing new ideas and working out the mechanics of new products and technologies, not to mention ways of creating even greater efficiency in production—Ford’s assembly line is a good example—while others handled the service (sales, accounting, etc.) end of the business.

The Creative Class (1980s to Today). All of these stages evolved due to technology—technology that made us work and live smarter, more efficiently and, in a very real sense, more creatively. Each innovation spurred on another, as individuals and companies strived to improve upon what existed or develop something new—and this has created a new class of worker. Together, they are the people who innovate and create—the next stage in the evolution of a U.S. workforce that has gone from farmer, to factory worker, to office worker. Today, we believe that the primary employment growth in the United States will be experienced by those companies that innovate across all industries; those that are creating new products and ideas that have never before existed. The primary tool for companies in these creative industries will be their creative workforce, people who are educated, innovative and are driven by the challenges and rewards, both financial and from creating something novel.

Defining the Creative Class

Who are the Creatives in our Business Model? For purposes of our investment strategy, we use the term “creatives” to refer to the individuals who make up the creative class described above. These individuals are actively involved in the intellectual pursuit to bring new products and ideas to life—not just “creatives,” but “creators.” We seek to acquire office buildings that cater to, or can be renovated to cater to, this rapidly expanding creative technology sector.

One of the byproducts of the millennia of technological progress is the advent of extra free time—and humans have been extremely adept at putting it to good use to develop art, culture and every kind of leisure-time pursuit to create what in total can be called “lifestyle.” Creatives put great value on lifestyle—and how and where they work needs to have a look and feel that reflects that passion.

What Types of Companies Might Desire Innovative Office Space? While innovation is occurring in many industries and changing the way that office space is utilized, technology companies are leading the way in employing creatives and leasing innovative office space. Technology is, however, just one of many industries that are changing the way that they use office space. Examples of industries that might seek out innovative office space include, but are not limited to:

•	Software / Hardware Development

•	Telecommunications / Internet

•	Biotech / Biopharma

•	Medical Device

•	Information Management

•	Electronics

•	Digital Entertainment

•	Digital Design

•	Space / Defense Systems

•	Social Media

•	Law

•	Finance

Market Opportunity with Creatives in Mind

Our approach to purchasing office buildings and turning them into centers of innovation is based on an analysis of the change in how and where America works.

City Geography is Becoming Less of a Factor. Historically, cities on water, including those along major rivers and lakes and especially those on the coast, have been population and business magnets: they have served as national entry points; gateways to the country’s interior; as well as domestic and international transportation hubs. Examples of such cities are New York, San Francisco, Chicago and St. Louis. The advent of rail and air transportation helped non-waterside cities grow and flourish; and now technology allows people to work and interact with others anywhere in the country—or the world.

Providing Workspace that Fits the Needs of Companies and Creatives. Innovative companies of every size recognize the importance of hiring creatives—and they know that those workers need a workspace and overall environment that reflects and promotes that creativity in both design and function. These are spaces that are open and inviting, encourage interaction and thought sharing, offer unique amenities and, in general, provide what can best be called a work lifestyle. The lifestyle isn’t confined to the office: there is a change in where those individuals want to live. They desire locations that offer access to the arts and culture, a vibrant social scene, diversity, good education opportunities and more. The days of employees moving to find the right company are changing: now, companies are moving to places where they believe their current and potential employees want to be.

Office Market Cycle and Changes in its Recovery Dictate a Different Approach. In comparison to prior recessions, real estate from the end of the recent recession has recovered differently, particularly in the office sector. In the past, the recovery was largely even throughout the United States. The current recovery, however, appears more selective, making asset and market selection critical. In some cases, asset values may not recover to prior peaks, due to the changing landscape in the labor pool and its demands on office usage. The emergence of preferred office markets and those not-preferred for investment appears to be determined by those cities where the “creatives” live—precisely the markets we are seeking to identify and invest in.

Targeted Investments

Office Building Acquisitions

Our primary focus will be to acquire and manage a portfolio of office buildings that cater to the needs of innovative companies and their employees and that are located in U.S. cities which attract a young, creative and educated labor pool. We plan to execute this strategy through an investment approach that includes: (i) identifying the cities which attract companies that are seeking a talented workforce; (ii) identifying the most desirable areas within these cities; and (iii) identifying office buildings within these cities and areas which cater to, or can be renovated to cater to, these companies and their employees.

Cities that Attract Creatives. Creatives are drawn to cities that have “buzz,” a word that indicates not only the sound of activity, but the sound of people communicating and exchanging ideas on “the street level.” Creatives like cities that are not just cultural in the sense of having a flourishing arts scene, but in the sense of being culturally diverse—as basic as the ability to hear the music of one country while dining in a restaurant serving the food of another. This cannot be faux culture—they seek the authenticity that comes from a truly global populace that infuses its essence into the city.

Perhaps the most important component of these cities is in the life they offer: nightlife and “daylife.” These are cities bursting with “extra-curricular” activities including:

•	Culture and the arts: museums, theaters, galleries, concert halls

•	Entertainment: sports, festivals, movies

•	Food and dining: restaurants, cafes, organic food stores, farmer’s markets

•	Health and wellbeing: parks with athletic fields, places to run, gyms

•	Family: zoos, parks, places to run and walk dogs, fairs

These activities must also share something in common: accessibility. A city that offers “walkability” is high on the list of things that attract Millennials—and if not walkable to everything, then it must have a good public transportation system. Indeed, in a recent survey conducted by the Rockerfeller Foundation and Transportation for America, 66% of Millennials surveyed said that high-quality public transportation was a deciding factor on where to live.

The result is that these cities are becoming centers of “employment buzz,” attracting better-educated creatives seeking jobs that will allow them to combine work and play where they live. And the cities give as good as they get: creatives imbue a city with their own buzz. In a case of “like attracts like,” the creatives enhance a city’s perception as being a place for like-minded and educated people. In turn, they form groups, communities, etc., that work together, using their combined energies, to maintain and improve their environment. Thus these cities often find themselves growing organically—and companies looking to hire are taking notice. They recognize these cities’ magnetic power and roles as expanding centers of creative excellence and innovation—and seek to harness that energy.

We believe that companies want to be located in cities that offer certain intangibles, most notably a commitment by the city to grow and maintain its business or to redefine its image, for example evolving from a center of industry to a center of technology. Also attractive are cities that want to diversify their corporate base:

small and large companies, startups and established, companies in a range of industries, etc. Most of all, it is a matter of a business-friendly environment, in every sense, that allows companies to be creative-friendly.

We believe that balanced cities are the most fertile ground for purchasing and renovating existing buildings, and turning them into office properties that cater to companies who need an innovative workforce to compete and thrive. The cities where employment and cultural vibrancy can be found are both in the urban core and the suburbs, giving creatives—and companies—the best of all worlds. Examples of our targeted markets include, but are not limited to, major gateway markets such as the San Francisco Bay Area, Boston and Washington, DC as well as midsized cities such as Austin, Seattle and Denver, CO. We believe that these cities excel in two key areas: “quality of place” and office property growth potential.

Desirable Areas within Target Cities. We intend to target four main areas for property purchase and renovation:

1)	Urban Core—This represents a city’s central business and entertainment districts; the nucleus from which the buzz emanates.

2)	“Crunchy” Suburbs—Just outside of the urban core, these pockets of gentrification are marked by their combination of older, larger, more stately homes and walkability, interspersed among more depressed areas.

3)	Moneyed Suburbs—A lesser target area, these are country club and expensive home zones, with, perhaps, a quaint village center (either original or manufactured).

4)	Inner Ring Suburbs—The suburbs, divided into an inner and out ring, are a large expanse of single-family homes, often post-war, and dotted with shopping malls and newer office complexes. We are focusing on the inner of the two rings, closer to the urban core, where there is greater population density and older properties.

In general, we will not be looking at the outer ring suburbs and “exurbs,” an area far out beyond the suburbs that is more rural, less populated and focused on prosperous residential, rather than commercial, development.

Another way to look at our target markets is to analyze those cities that have the highest creativity index. These cities in theory have or will attract the creative class which many employers covet. A Richard Florida study lists cities in the following order for his “creative index:” (1) Austin, (2) San Francisco, (3) Seattle, (4) Boston, (5) Raleigh-Durham, (6) Portland, (7) Minneapolis, (8) Washington-Baltimore, (9) Sacramento and (10) Denver. In our view it is not a coincidence that a majority of our target markets are on this list, and we believe will be markets that out-perform over the long term. In fact, per the chart below, markets that have a higher percentage of the population in the creative class appear to have better market fundamentals and higher rental growth rates during periods of recovery.

Source: Emerging Trends in Real Estate 2013, Urban Land Magazine & PricewaterhouseCoopers, LLP.

Characteristics of Targeted Office Properties. Millennials, the largest component of the creative class, seek an office “lifestyle” that is in keeping with what draws them to the cities discussed: an open space that is unique and full of amenities, and which encourages communication, collaboration and innovative thinking—a “cool culture.”

For this generation, the desk is a symbol of entrapment. They favor a new way of working: BYOD, or bring your own device. They are more technology savvy and dependent, recognizing the independence that it provides in terms of where and how they work—they seek less cubicle and more “coffee shop” from their workplace and workspace. The coffee shop doesn’t need to be physical: working in virtual teams from the office, home or park is a component of the new paradigm. And when it comes to bringing “home” to “work,” offering a pet-friendly environment is also something that companies trying to attract creatives are starting to embrace.

In general, we will seek to acquire office buildings that are aligned, or can be aligned through redevelopment, with these evolving requirements of tenants competing for the Millennial talent pool.

•	Open floor plan—fewer offices and assigned desks and large communal areas.

•	Flexible workspace—technology allows people to work anywhere in the space.

•	Multipurpose areas—employees can work, eat and play in the same space.

Office amenities may include:

•	High-speed Internet and Wi-Fi;

•	Cafés/bars for events, as well as dedicated event space;

•	Lounges;

•	Conference rooms;

•	Game areas;

•	Fresh fruit/food delivery;

•	Production suites;

•	Writers rooms;

•	Separate entrances for tenants to help enhance their identity; and

•	Creation of “in-door / out-door” collaborative space.

Physical Aspects of Targeted Properties. Not coincidentally, companies are learning that this new “flexible” worker paradigm means that they can allot less square foot per employee than in a traditional cubicle-heavy environment, while using that extra space for many of the above-mentioned amenities. Buildings will often be selected for their character, instead of how they lend themselves to the standard “square” floor plate, allowing for more of a unique layout that is appealing to creatives. We believe that older buildings possess this kind of character and hold the best potential for non-standard design renovations that can improve a space’s efficiency percentage and creative look and feel: taking advantage of an odd perimeter angle to create a unique private work area, balconies that can be enclosed and used as lounge space, exposed center spaces that can be turned into atriums or open connecting stairways between floors. At the same time, more traditional looking office buildings may also serve the creatives, assuming the building’s floor plates are appropriately sized to allow for the efficient build out of the new amenities and layouts described above, and provide for natural light, which may impact the width and ceiling height of the buildings that we will acquire. Not every office building can provide the amenities and “look and feel” desired by the creatives. In our view, some buildings and markets will indeed effectively become obsolete, while others will gain greater market share and therefore rental growth. Our ability to identify the investment opportunities that are poised to benefit from this trend should enable us to provide higher risk-adjusted returns for our stockholders.

Purpose-driven aesthetics are also important to the overall building/workspace design. For example, recognizing the importance of natural light, windows are being liberally used to allow for greater “white,” instead of “fluorescent,” light. In that regard, some companies are outfitting new office spaces with non-fluorescent lighting. Windows are also a device for enhanced worker interaction. Companies are finding that glass-enclosed or partitioned offices, conference rooms, etc., can contribute to the open-office environment by allowing workers to be visibly accessible to one another.

The ultimate goal of this dual-purpose aesthetic is to blur the line between the work and home environment, giving a worker a sense of comfort and familiarity. These elements can include more relaxed furnishings, wood floors, paint color palettes in non-office shades, landscaped plants, exotic fish tanks, etc.; in short, whatever is required to make creatives feel as at home where they work as they do where they live.

Commercial Real Estate Debt Originations and Acquisitions

We may supplement our portfolio of office buildings by selectively investing in debt secured by office buildings which have similar characteristics and are located in similar cities to those which we are targeting for acquisition. We plan to invest in commercial real estate debt both by directly originating loans and by purchasing them from third-party sellers. Types of commercial real estate debt in which we may invest include (i) first mortgage loans; (ii) subordinate mortgage loans and (iii) mezzanine loans. We do not expect that debt investments will comprise more than 25% of our portfolio, following the investment of all of the net proceeds from this offering. We cannot predict, however, the ultimate allocation of net proceeds from this offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and opportunities and on the amount of financing that we are able to obtain with respect to the types of assets in which we seek to invest.

First Mortgage Loans. First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinate Mortgage Loans. Subordinate mortgage loans are loans that have a lower priority than first mortgage loans, including to collateral claims in foreclosure. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries. We believe our Advisor Entities are particularly prepared to participate in this market and effectively manage risk, given their ability to operate properties and execute well-designed real estate business plans.

Investment Process

Our advisor will perform a diligence review on each property that we purchase. We will generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller. Such documents, where available, include, but are not limited to:

•	any current or prior code violations;

•	bank or other financial institution statements with bank deposit receivables for the last six months;

•	business licenses, license fees, permits and permit bills;

•	capital expenditure history through the current year to date, including detail of any exterior work;

•	certificates of occupancy;

•	contracts and service agreements, including equipment leases;

•	correspondence with federal, state or municipal government offices, branches or agencies;

•	detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate;

•	environmental, asbestos, soil, engineering reports, appraisals and wetland reports;

•	leases;

•	general ledger for the past 12 months;

•	historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;

•	income tax returns with income schedules for the last three years;

•	insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last five years;

•	list of any pending litigation affecting either the property or the residents;

•	occupancy reports for the past two years;

•	personal property inventory;

•	personnel list, wages and benefits;

•	plans and specifications, including as-built, architectural drawings and soil compaction studies;

•	surveys;

•	tax bills and assessment notices for the property and any personalty for the past four years, including any correspondence relating to tax appeals and reassessments;

•	tenant and vendor correspondence files;

•	termite and other pest inspections reports;

•	title commitment and recorded documents;

•	unexpired warranties; and

•	utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical- and electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others. We will generally not purchase any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property. In the event that we are unable to gain access to a property when buying real estate debt secured by such property to conduct a new Phase I environmental assessment, we will review the most recent Phase I environmental assessment provided by the seller and review publicly available environmental records. In certain instances where it is not feasible to obtain a Phase I environmental site assessment, we will endeavor to obtain as much environmental information as necessary to make an informed decision.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also may include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will review the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant.

Other Possible Investments and Activities

We may make investments in REITs and other real estate companies and other companies that hold real estate assets.

We may issue our securities, including units in our operating partnership, in exchange for real estate investments. We do not intend to underwrite securities of other issuers. Nor do we have any intent to engage in the purchase and sale of any types of investments other than direct or indirect interests in real estate and real estate-related debt investments.

Co-Investment Strategy

Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or affiliates of our advisor, including Resource America or investors in existing or new real estate investment programs sponsored by our advisor or its affiliates. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Tenant-in-Common Interests in Properties (TICs)

Resource Real Estate has no current intention of syndicating tenant-in-common, or TIC, investment programs; however, we retain the right to acquire TICs in the future. Therefore, instead of acquiring full equity ownership of a property, we may acquire TIC interests in properties that will be subject to certain agreements with one or more other TIC interest equity owners of the properties, which may be either affiliates of our advisor or independent third-party investors. Our investments may be in existing or new TIC investments advised by affiliates of our advisor, including Resource Real Estate. Under the TIC interest agreements, an owner of an undivided TIC interest in a property is generally obligated only for its share of expenses, and is entitled only to its share of income, from the property. Thus, as a TIC interest owner in a property, we would be required to pay only our share of expenses, including real estate taxes and management fees that will be payable to affiliates of our advisor, and generally will share all profits and losses generated by the property pro rata in proportion to our respective TIC interest. The TIC interest agreements will cover such areas as the:

•	selling or refinancing of the property;

•	managing the property;

•	distributions of the property’s net revenues, if any; and

•	operating the property, including leasing guidelines and rent levels.

We will not acquire TIC interests in a property unless RRE Innovation Office Manager or another affiliate of our advisor has asset management control over the property.

Borrowing Policies

We expect that many of our acquisitions will be purchased with a combination of equity and debt financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets unless a majority of our independent directors find substantial justification for borrowing a greater amount. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. On a total portfolio basis, however, based on current lending market conditions, we anticipate that we will not leverage our assets with debt financing such that our total liabilities are in excess of approximately 50% of our assets.

We may finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Additionally, we may obtain REIT-level financing through a line of credit from third-party financial institutions or other commercial lenders. Our assets will serve as collateral for this type of debt incurred to acquire real estate investments. We may also obtain seller financing with respect to specific assets that we acquire.

Disposition Policies

We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our advisor after a consideration of relevant factors, including:

•	performance of the real estate investment;

•	market conditions;

•	the structure of the current financing and currently available refinancing;

•	achievement of our principal investment objectives;

•	the potential for future capital appreciation;

•	cash flow; and

•	federal income tax considerations.

In addition, with respect to refinancing properties, our advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.

For information regarding the disposition fees our advisor will receive upon the sale of our real estate investments, see “Management Compensation.”

Exit Strategy

We may provide our stockholders with a liquidity event or events by some combination of the following: listing our shares for trading on an exchange, liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders or a sale or merger of our company. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share repurchase program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. Our board anticipates evaluating such events within three to seven years after we terminate this primary offering, subject to then prevailing market conditions. If we have not begun the process of liquidating our assets or listing our shares within seven years of the termination of this primary offering, and our board of directors has not set a future date for such a liquidation or listing, our charter requires that we hold a stockholder meeting, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, to vote on a proposal for our orderly liquidation. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

To ensure that stockholders are adequately informed when casting their votes, each stockholder entitled to vote shall be furnished with financial information setting forth per share pro forma tax and financial projections that assume that all of our assets will be sold immediately at prices consistent with their appraised values, or such other information as we deem appropriate and informative, provided in all such cases that the furnishing of such information to stockholders shall not contravene applicable law or applicable rules and regulations of the SEC regarding the solicitation of proxies, if such rules are applicable. If a majority vote of the stockholders entitled to vote is cast in favor of our dissolution, we shall immediately undertake an orderly liquidation and sale of our assets and will distribute any net sale proceeds therefrom to stockholders, following which we shall terminate and dissolve. Our assets shall be fully liquidated within 30 months from the close of the voting deadline. Under no circumstances, however, shall the board of directors direct our operating partnership to make distributions “in kind” of any assets to the stockholders under any dissolution conducted.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow if such debt causes our total liabilities to exceed 75% of the aggregate cost of tangible assets we own, unless approved by a majority of the independent directors;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue redeemable equity securities (as defined in the Investment Company Act of 1940, as amended), which restriction has no effect on our share repurchase program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Limitations Under the Investment Company Act of 1940

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating partnership or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Resource Real Estate. While this public offering is pending, if we believe that a reasonable probability exists that we will acquire a material asset, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the satisfaction or expiration of major contingencies in the applicable purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Changes in Investment Objectives and Policies

You will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and advisor. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change without filing a post-effective amendment with the SEC describing such change in investment objectives and policies.

PLAN OF OPERATION

General

Resource Real Estate Innovation Office REIT, Inc. is a recently formed Maryland corporation that intends to invest in office properties that are located in U.S. cities that attract a young, creative and educated labor pool. Examples of our targeted markets include, but are not limited to, major gateway cities such as the San Francisco Bay Area, Boston and Washington, D.C. as well as midsized cities such as Austin, Seattle and Denver. Within these types of cities, we seek to acquire office buildings that provide a collaborative office space environment to companies competing for talented employees. When needed, we intend to renovate and upgrade the properties we acquire to better serve and appeal to these types of tenants. To a lesser extent, we will also seek to originate and purchase commercial real estate debt secured by office buildings of this type. We do not expect that debt investments will comprise more than 25% of our portfolio, following the investment of all of the net proceeds from this offering. We cannot predict, however, the ultimate allocation of net proceeds from this offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and opportunities and on the amount of financing that we are able to obtain with respect to the types of assets in which we seek to invest.

If we are only able to raise the minimum offering or an amount substantially less than our maximum offering, our plan of operation will be scaled down considerably, and we would expect to acquire a limited number of assets. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not identified any properties or other investments in which there is a reasonable probability that we will invest.

RRE Innovation Office Advisor is our advisor. Our advisor will manage our day-to-day operations and our portfolio of real estate assets, including making certain decisions with respect to the acquisition of certain insignificant investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to qualify as a REIT commencing with the taxable year that will end December 31, 2015, or the first-year that we commence material operations, if later. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes to operate so as to retain our REIT qualification.

Results of Operations

We were formed on June 25, 2014 and, as of the date of this prospectus, we are in our organizational and development stage. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000 in gross offering proceeds, including shares purchased by our directors, officers and our advisor and their respective affiliates. Certain states have higher minimum offering amounts. As we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the technology office real estate industry and real estate generally, which may reasonably be expected to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our assets.

Liquidity and Capital Resources

Our charter authorizes the issuance of up to 500,000,000 shares of capital stock, of which 400,000,000 are classified as common stock, par value $0.01 per share, and 100,000,000 are classified as preferred stock, par value $0.01 per share. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock. As of the date of this prospectus, we had 22,222 shares of our common stock outstanding and no shares of preferred stock outstanding. We are offering and selling to the public in our primary offering up to $1,000,000,000 of shares of common stock. We are also offering up to $100,000,000 of shares of our common stock to be issued pursuant to our DRIP pursuant to which our stockholders may elect to have distributions reinvested in additional shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.

We will obtain the capital required to purchase real estate investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks or other lenders, from the sale of assets and from any undistributed funds from operations. In addition, our advisor will advance funds to us for certain accrued organization and offering costs. As of the date of this prospectus, we have not identified any additional sources of financing and have not made any investments in real estate or otherwise, and our total assets consist solely of our advisor’s initial investment in us of $200,000, which we received from our advisor’s purchase of shares. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds, including shares purchased by our directors, officers and our advisor and their respective affiliates. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We currently have no outstanding debt. On a total portfolio basis, based on current lending market conditions, we anticipate that we will not leverage our assets with debt financing such that our total liabilities are in excess of approximately 50% of the aggregate value of our assets. Our charter does not limit us from incurring debt until our borrowings would be in excess of 300% of our net assets, though we may exceed this limit under certain circumstances. We expect our short-term liquidity for acquisitions and operating expenses will be sourced from the net proceeds of this offering. We believe our primary liquidity sources for acquisitions and long-term funding will include the net proceeds of this offering and capital from any future joint venture partners. Subject to maintaining our qualification as a REIT and our Investment Company Act exemption, we may also pursue a number of potential other funding sources, including mortgage loans, portfolio level credit lines and government financing.

In addition to making investments in accordance with our investment objectives and strategy, we expect to use our capital resources to make certain payments to our advisor, property manager and dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. Pursuant to the terms of our advisory agreement, we have no obligation to reimburse our advisor for organization and offering expenses until we raise the minimum offering amount. Once we begin reimbursing our advisor for such expenses, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. We also expect to make payments to our property manager in connection with the management of our investments. For a discussion of the compensation to be paid to our advisor, property manager and dealer manager, see “Management Compensation.”

Distributions

We have not paid any distributions as of the date of this prospectus. We expect that our board of directors will authorize and declare distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stockholders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make special stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. It is likely that, in our initial years of operation, any distributions declared will be paid from our offering proceeds, which would constitute a return of your capital.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.

In addition to cash distributions, our board of directors may authorize special distributions and stock dividends. Although there are a number of factors that we will consider in connection with such a declaration, such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered.

Income Taxes

We intend to qualify as a REIT commencing with the taxable year that will end December 31, 2015, or the first-year that we commence material operations, if later. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Investments

We will record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We will have to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

For operations related to properties that have been sold or properties that are intended to be sold, we will present them as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, we will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment if any is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan is deemed to be impaired, we will record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

We may acquire real estate loans at a discount due to credit quality. Revenues from these loans are recorded under the effective interest method. Under this method an effective interest rate, or EIR, is applied to the cost basis of the real estate loan receivable. The EIR that is calculated when the real estate loan receivable is acquired remains constant and is the basis for subsequent impairment testing and income recognition. If the amount and timing of future cash collections are not reasonably estimable, we account for the real estate receivable on the cost recovery method. Under the cost recovery method of accounting, no income is recognized until the basis of the real estate loan receivable has been fully recovered.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buy down of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of our reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will make estimates of the collectability of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

The specific timing of a sale will be measured against various criteria related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

PRIOR PERFORMANCE SUMMARY

The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this prospectus as Appendix A represents the summary historical experience of real estate programs sponsored by (i) Resource Real Estate, our sponsor, through December 31, 2014, and (ii) Resource America, our sponsor’s ultimate parent, through December 31, 2014. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate or Resource America and their affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

During the ten-year period ended December 31, 2014, Resource Real Estate sponsored ten real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. These 12 programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties in the United States. All but four of the programs are private programs that have no public reporting requirements. All of the programs have investment objectives similar to our own in that they all invested in real estate; however they all invested in multifamily rather than office properties.

From inception through December 31, 2014, the private programs sponsored by Resource Real Estate referenced above raised gross offering proceeds of $251,779,000 from 2,437 investors. As of December 31, 2014, the private programs held interests in 33 real estate properties for a total investment of $443,875,000. All of these 33 properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2014, the private programs had sold six previously acquired real estate properties.

From inception through December 31, 2014, the four public real estate programs sponsored by Resource Real Estate referenced above, Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc., raised gross offering proceeds of $35,000,000 from 578 investors, $30,911,393 from 589 investors, $622,077,000 from 17,498 investors and $46,748,354 from 1,248 investors respectively (excluding the investments made by the general partner and advisor of each, as applicable). Through December 31, 2014, the public real estate programs purchased interests in 50 real estate properties for a total investment of $790,474,000. All of the properties are multifamily residential, and none of the properties were newly constructed when purchased. As of December 31, 2014, Resource Real Estate Investors 6, L.P. and Resource Real Estate Opportunity REIT, Inc. also owned six real estate loans receivable for a total investment of $7.7 million. As of December 31, 2014, seven of the properties or real estate loans receivable had been sold. Please see Table III Annual Operating Results of Prior Real Estate Programs under Appendix A, “Prior Performance Tables” to this prospectus.

Resource Real Estate Investors 6, L.P. and Resource Real Estate Investors 7, L.P. each have a planned liquidation date of eight years from the offering commencement date with the possibility of two one-year extensions. The Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. prospectuses disclose that Resource Real Estate Opportunity REIT, Inc.’s and Resource Real Estate Opportunity REIT II, Inc.’s respective board of directors anticipate evaluating a liquidity event within three to six years after the termination of their primary offerings, subject to then prevailing market conditions. In making the decision to liquidate or apply for listing of its shares, the board of directors of each will try to determine whether liquidating its assets or listing its shares will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with our public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. file electronically with the SEC.

Acquisition Summary

As noted above, during the ten-year period ended December 31, 2014, Resource Real Estate and its affiliates sponsored or co-sponsored 12 programs that acquired 82 properties, all of which were multifamily residential properties. Information regarding the location of each property is summarized below.

Public Programs

Ten-Year Period Ended December 31, 2014

Location	No. of Properties
Alabama	1
Colorado	2
Florida	1
Georgia	6
Kansas	1
Kentucky	1
Loulsiana	1
Maine	3
Minnesota	2
Missouri	2
Nebraska	1
Ohio	3
Oklahoma	1
Pennsylvania	1
South Carolina	2
Tennessee	1
Texas	19
Virginia	2

Total	50

Private Programs

Location	No. of Properties
Arkansas	6
California	1
Georgia	3
Idaho	1
Kansas	4
Missouri	1
New Mexico	2
North Carolina	1
Tennessee	3
Texas	11

Total	33

Adverse Business Developments or Conditions

Certain of our programs have experienced lower than originally expected cash flows from operations. As a result of the deep and long recession that began in the United States in December 2007, it was significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. In addition to the severe economic downturn, prior to the fourth quarter of 2007, Resource Real Estate exclusively hired third-party property managers to manage the day-to-day operations of the funds’ properties. We believe third-party property managers for residential properties are generally less effective than in-house property managers due to the fact that they do not have the same compensation incentive to meet an owner’s goals and projections. By relying on third-party onsite property management, it took longer to stabilize occupancy in properties after acquisition than was expected. Starting in the fourth quarter of 2007, Resource Real Estate formed a new subsidiary, Resource Real Estate Management, Inc. to be the property manager of all of the properties owned by its funds in order to better control the performance of the properties. Finally, operating cash flow available after distributions has, in the past, been adversely affected by timing issues with rent collection and the payment of expenses such as real estate taxes under appeal, causing either excess or deficit cash flows after distributions for a given period.

The following lists adverse business developments for investment programs sponsored by our sponsor and its affiliates: Distributions in Resource Real Estate Investors, L.P., or RREI I, have been funded in prior years from a combination of operating cash flow, sale proceeds and reserves and advances from its general partner. For 2004 and 2007, RREI I had negative cash flow from operations of $111,874 and $206,885, respectively, and utilized $270,410, $541,776 and $148,246, respectively, from reserves to supplement cash flow from operations during 2005, 2007 and 2008. Through December 31, 2013, RREI I had received advances in the amount of $2,514,254 and had made cumulative distributions of $4,120,725. Distributions in Resource Real Estate Investors II, L.P., or RREI II, have been funded from a combination of operating cash flow and reserves. For 2006 and 2007, RREI II had negative cash flow from operations of $680,056 and $42,097, respectively, and utilized $916,459, $250,706 and $207,219, respectively, from reserves to supplement cash flow from operations during 2006, 2007 and 2008. Through December 31, 2013, RREI II had received advances in the amount of $429,054 and had made cumulative distributions of $4,621,775. Distributions in Resource Real Estate Investors III, L.P., or RREI III, have been funded from a combination of operating cash flow and reserves and advances from its general partner. Cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay until 2009 in receiving 2007 and 2008 tax refunds from a tax appeal on one fund property located in Texas. During 2007 and 2008, RREI III utilized $723,343 and $157,192, respectively, from reserves to supplement cash flow from operations. As of December 31, 2013, RREI III had received advances in the amount of $292,084 and had made cumulative distributions of $6,332,045. For Resource Real Estate Investors IV, L.P., cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008 and 2009, Resource Real Estate Investors IV, L.P., utilized $11,370 and $164,627, respectively, from reserves to supplement cash flow from operations. Distributions in Resource Real Estate Investors V, L.P., or RREI V, have been funded from a combination of operating cash flow and reserves. Cash flow deficiencies occurred in 2008 and 2009 at some of the properties in the fund due to third-party property management issues. As of December 31, 2013, RREI V had made cumulative distributions of $8,093,198. For Resource Real Estate Investors 6, L.P., cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue in that fund also due to the restructuring of a subordinated debt investments held by the fund that were in default. During 2008 through 2011, Resource Real Estate Investors 6, L.P. utilized $272,241, $1,996,000, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099 and $257,025, respectively, from reserves to supplement cash flow from operations.

Excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our private and public programs. As a part of our more conservative distribution policies, monthly distributions were reduced to 3% for RRE IV (since increased to 3.25%), RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III (since increased to 1.5%), effective as of April 2010. Excess cash flow after distributions each month is retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that a potential stockholder may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of Resource Real Estate Innovation Office REIT, Inc.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31, 2015 or December 31 of the year in which we commence material operations, if later. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT. In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, beginning with the year ending December 31, 2015 or December 31 of the year in which we commence material operations, if later, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to continue to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•

We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on our items of tax preference.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). See “—Foreclosure Property” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income.

•

In the event of a failure of an asset test (other than certain de minimis failures), as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification-General.”

•

A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s-length pricing standard.

•

If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the acquisition from the corporation, unless the corporation elects to treat the transfer of the assets to the REIT as a deemed sale.

•	The earnings of our lower-tier entities that are taxable corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters; and

(8)	that elects to be taxed as a REIT.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

A REIT’s taxable year must be the calendar year. We will satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging income, must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging income, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as such for federal income tax purposes will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. The amount of rent must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the residents of such property, other than through an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to residents or sub-residents, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Prior to the making of investments in office properties or other strategic investments, we may invest our net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a DRIP) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset test.

We monitor compliance with all of the asset tests on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

A REIT which fails one or more of the asset requirements may nevertheless maintain its REIT qualification (other than a de minimis failure described below), if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the

REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

Annual Distribution Requirements

In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

In order for distributions to be counted for this purpose, and to be deductible by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

In certain circumstances, we may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, and we would not be required to make them. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be treated as qualified dividends that are taxed at corporate capital gains rates and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS, although such income will be taxed to the TRS at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate (currently 35%) on any net income from foreclosure property that would otherwise be qualifying income for purposes of the 75% gross income test and any gain from the disposition of foreclosure property that is held for sale in the ordinary course of business. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We expect to enter into hedging transactions, from time to time, with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, collars, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Tax Aspects of Investments in Partnerships

We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “—Effect of Subsidiary Entities—Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Income Tests,” and in turn could jeopardize our REIT status. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners.

Taxation of Holders of Our Common Stock

The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Stockholders on Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify as “qualified dividend income,” the maximum federal income tax rate on which is currently 20% in the case of non-corporate U.S. stockholders. As a result, our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 39.6% in the case of non-corporate U.S. stockholders. However, the lower tax rates for qualified dividend income will apply to our ordinary dividends to the extent attributable to: (i) dividends received by us from non-REIT corporations, such as TRSs; and (ii) income upon which we have paid corporate income tax. In general, to qualify for the reduced tax rate on qualified dividend income, a non-corporate U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either capital gains distributions or unrecaptured Section 1250 gains, which will be subject to a maximum federal income tax rate of 25%. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Our Common Stock. In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other substantially identical common stock within 30 days before or after the disposition.

A non-corporate U.S. stockholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate U.S. stockholder may carry forward unused capital losses indefinitely. A corporate stockholder must pay tax on its net capital gain at ordinary corporate rates. A corporate U.S. stockholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Unearned Income Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient, or covered stock. Specifically, upon the transfer or repurchase of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or repurchase is long-term or short-term. Shares of covered stock will be transferred or repurchased on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or repurchased in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, or even make distributions that exceed our current or accumulated earnings and profits, we will report to each stockholder and the IRS (or post on our primarily public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust and do not incur indebtedness to purchase or carry such shares. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of Resource Real Estate Innovation Office REIT, Inc.—Requirements for Qualification-General”); and

•

either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, similar to the manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non- U.S. stockholder. A non-U.S. stockholder thus would be required to file U.S. federal income tax returns and would be taxed on such a distribution at the tax rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its U.S. federal income tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-US stockholders or subject to withholding tax.

Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Taxation of Non-U.S. Stockholders on the Disposition of Our Common Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we are a domestically controlled qualified investment entity. We believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we have been or that we will be a domestically controlled qualified investment entity. Even if we not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Recent Changes in U.S. Federal Income Tax Withholding

Withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2016, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, our shares held by an investor that is a “passive non-financial foreign entity” will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Foreign Taxes

We may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or non-U.S. tax treatment of us may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (each, a “Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

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whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations—U.S. Federal Income Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Regulations promulgated by the Department of Labor, as amended by ERISA § 3(42), provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management may be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to RRE Innovation Office Advisor, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by RRE Innovation Office Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

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either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

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any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, RRE Innovation Office Advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC. This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

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the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take in to account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter authorizes the issuance of up to 500,000,000 shares of capital stock, of which 400,000,000 are classified as common stock, par value $0.01 per share, and 100,000,000 are classified as preferred stock, par value $0.01 per share. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock. As of the date of this prospectus, we had 22,222 shares of our common stock outstanding and no shares of preferred stock outstanding. We are offering and selling to the public in our primary offering up to $1,000,000,000 of shares of common stock. We are also offering up to $100,000,000 of shares of our common stock to be issued pursuant to our DRIP pursuant to which our stockholders may elect to have distributions reinvested in additional shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.

Common Stock

Each share of our common stock is entitled to participate in distributions when and as authorized by our board of directors and declared by us and in the distribution of our assets upon liquidation. Each share of our common stock will be fully paid and nonassessable by us upon issuance and payment therefor. Shares of our common stock are not subject to mandatory repurchase. Shares of our common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors).

Fees on Shares of our Common Stock

Each share issued in the primary offering will be subject to a selling commission of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. We will not pay selling commissions or dealer manager fees on shares sold pursuant to our DRIP. Our shares are available for purchase by the general public through different distribution channels.

Voting Rights

Each share of our common stock is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to the restrictions on ownership and transfer of shares of our stock set forth on our charter and any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares of common stock present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed to the holders of shares of our common stock ratably after payment of or adequate provision for all our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Resource Real Estate Innovation Office REIT, Inc., c/o RRE Innovation Office Advisor, LLC, 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers our independent directors to retain its own legal and financial advisors at the expense of the Company, in connection with the issuance of such preferred stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Distributions

We have not paid any distributions as of the date of this prospectus. We expect that our board of directors will authorize and declare distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stockholders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make special stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors will consider many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.

In addition to cash distributions, our board of directors may authorize and we may declare stock dividends. Although there are a number of factors to consider in connection with such a declaration, such stock distributions are most likely to be authorized if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% in value of the aggregate of our outstanding shares of common stock, unless exempted prospectively or retroactively by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives representations and warranties as required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

This limitation does not apply to the holder(s) of the special OP units of our operating partnership or the common stock issued upon redemption of those units in certain cases. However, our board of directors may defer the timing of the redemption of all or a portion of the special OP units if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the special OP units, and such stock would be exchanged at the earliest date after our board of directors determines that such exchange would not jeopardize our qualification as a REIT.

Our charter provides that the shares of our capital stock, if transferred would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or (iii) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. The prohibited transferee will not acquire any rights in the shares, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted prospectively or retroactively by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust and subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. The prohibited transferee must pay, upon demand, to the trustee of the trust (for the benefit of the charitable beneficiary) the amount of any distribution we pay to a prohibited transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted prospectively or retroactively from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution— Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Without the approval of a majority of the shares of stock entitled to vote on the matter, the board of directors generally may not:

•	amend the charter to materially and adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or similar reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, b a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Inspection of Books and Records

Under Maryland law, a stockholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least quarterly. Except as noted below, the list will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder and we will mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list shall keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state. As the operations of both RRE Innovation Office Holdings, LLC and our operating partnership will be conducted by us, an inspection of our books and records would include an inspection of the books and records of RRE Innovation Office Holdings, LLC and our operating partnership.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of (except solely by virtue of revocable proxy) would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the Company. A control share acquisition means the acquisition of issued and outstanding control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under certain provisions of Maryland law if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of share of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Business Combinations

Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors, provided that any such business combination is first approved by our board of directors. However, our board of directors may, by resolution, opt into the business combination statute in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have not elected to be subject to the other provisions of subtitle 8. We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors, even in the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors. Our board of directors has the exclusive power to amend our bylaws.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer to a stockholder, our charter requires that the person comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder,

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open,

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares, and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. No stockholder may transfer shares to any person who initiates a tender offer without complying with the provisions set forth above unless such stockholder first offers the shares to us at the lesser of (i) with respect to common stock, the price then being paid per share of common stock purchased in our latest offering of common stock at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the DRIP), (ii) the fair market value of the shares as determined by an independent valuation obtained by us, or (iii) the lowest tender offer price offered in such noncompliant tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Plan

We have adopted a DRIP pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our DRIP; however, we may elect to deny your participation in the DRIP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our DRIP if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

You may elect to participate in the DRIP by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the DRIP will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the DRIP; however, the DRIP requires you to designate at least 20% of your distributions for the purchase of additional shares of common stock. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the DRIP on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the DRIP.

The purchase price for shares purchased under the DRIP will initially be $9.50 per share. Commencing on the NAV pricing date, if the primary offering is ongoing, we will adjust the price of shares offered in the primary offering to equal our NAV per share, plus applicable selling commissions and dealer manager fees, and we will adjust the price of shares offered in the DRIP to equal 95% of our new primary offering price. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we will adjust the price of shares offered pursuant to our DRIP to equal 95% of the most recently determined NAV per share. We will update our NAV at least annually following the NAV pricing date and further adjust the per share price in our primary offering and DRIP accordingly.

Account Statements

You or your designee will receive a confirmation of your purchases under the DRIP no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the DRIP. We expect to use the net proceeds from the sale of shares under our DRIP for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition of assets, which would include payment of acquisition fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, DRIP proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the DRIP.

Tax Consequences of Participation

If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our DRIP at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—U.S. Federal Income Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our DRIP until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the DRIP. You may terminate your participation in the DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. If you participate in our share repurchase program, you will not be terminated from participating in the DRIP unless you indicate your desire to terminate your participation on your share repurchase form. Any transfer of your shares will effect a termination of the participation of those shares in the DRIP. We will terminate your participation in the DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment, Suspension or Termination of Plan

We may amend, suspend or terminate the DRIP for any reason at any time upon ten days’ written notice to the participants, except we may not amend the DRIP to remove the right of a stockholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Dilution of the Net Tangible Book Value of our Shares

In connection with this offering of shares of our common stock, after we commence operations, we will provide information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated simply as total book value of assets (exclusive of certain intangible items including deferred offering costs) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with our public offering, including selling commissions and dealer manager fees re-allowed by our dealer manager to participating broker dealers, (iii) stock distributions that we have made, and (iv) cash distributions made in excess of earnings.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Share Repurchase Program

Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder. Our board of directors may reject any request for repurchase of shares.

Repurchases of shares of our common stock, when requested, generally will be made quarterly. We will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31 of the previous calendar year. In addition, we are only authorized to repurchase shares using proceeds from our DRIP plus 1% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our NAV pricing date, which will be a date not later than 150 days following the second anniversary of the date that we satisfy the minimum offering requirement. Prior to the NAV pricing date, and unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%

Notwithstanding the foregoing, until the NAV pricing date, shares received as a stock distribution will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the stockholder prior to the repurchase date.

Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or, once we have established an estimated NAV per share, 100% of such amount, as determined by our board of directors, subject to any special distributions previously made to our stockholders. Shares repurchased in connection with a stockholder’s other exigent circumstances, such as bankruptcy, within one year from the purchase date, will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date, and at all other times in accordance with the bullet points above. A stockholder must have beneficially held the shares, for at least one year prior to offering them for sale to us through our share repurchase program, unless the shares, are being repurchased in connection with a stockholder’s death, qualifying disability, or certain other exigent circumstances. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or qualifying disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.

After the NAV pricing date, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability as described above, we will repurchase shares under our share repurchase program at a price equal to, or at a discount from, our most recent estimated NAV per share as of the applicable repurchase date as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

Share Purchase Anniversary	Repurchase Price as a Percentage of NAV per share
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

For purposes of determining the time period a stockholder requesting repurchase has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased by the stockholder requesting repurchase pursuant to our DRIP will be deemed to have been acquired on the same date as the initial share to which the DRIP shares relate. At any time the repurchase price is determined by any method other than the net asset value of the shares, if we have sold or financed a property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales or financings, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale or financing of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for repurchase, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not repurchase any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any calendar year, we will not repurchase in excess of 5.0% of number of shares of common stock outstanding on December 31 of the previous calendar year. As a result, some or all of stockholders’ shares may not be repurchased.

Our sponsor, our advisor, our directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisors are eligible to have their shares repurchased on the same terms as other stockholders.

Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our DRIP during the prior calendar year plus 1% of all operating cash flow from the previous fiscal year, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each month. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for repurchase if your repurchase request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of a deceased stockholder; (ii) by a stockholder with a qualifying disability or upon confinement to a long-term care facility; (iii) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (iv) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares. Except in the case of repurchases due to a mandatory distribution under a stockholder’s IRA, we will treat a repurchase request that would cause you to own fewer than 250 shares as a request to repurchase all of your shares, and we will vary from pro rata treatment of repurchases as necessary to avoid having stockholders holding fewer than 250 shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the end of the month in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.

Our share repurchase program, including repurchases sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, will be available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for repurchase, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (i) directly from us or (ii) from the original investor by way of (A) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (B) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (C) operation of law.

Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Our share repurchase program provides stockholders only a limited ability to repurchase shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

In order for a disability to entitle a stockholder to the special repurchase terms described above, (a qualifying disability), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the applicable governmental agency). The applicable governmental agencies would be limited to the following: (A) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (B) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (C) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

•	We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we repurchase under our share repurchase program will have the status of authorized but unissued shares. Shares we repurchase through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Our board of directors, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change our share repurchase program upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only intend to repurchase shares on a quarterly basis, depending upon when during the quarter our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice.

We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (ii) in a separate mailing to our stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of the Roll-Up Entity that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(i)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(ii)	one of the following:

(A)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual and special meetings of common stockholders, the amendment of our charter and our dissolution and certain other provisions;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would be rejected by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

Our operating partnership is a Delaware limited partnership. We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner of our operating partnership and have contributed $199,000 to our operating partnership. RRE Innovation Office Holdings, LLC, our wholly owned subsidiary, has contributed $1,000 to our operating partnership in exchange for common units, and RRE Innovation Office SLP, LLC, our advisor’s wholly-owned subsidiary, has contributed $5,000 to our operating partnership in exchange for special OP units. RRE Innovation Office SLP, LLC and RRE Innovation Office Holdings, LLC are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of RRE Innovation Office OP, LP. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Management of the Operating Partnership

As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors has at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. No limited partner of our operating partnership may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement or as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our day-to-day business, the acquisition, origination, management and disposition of assets and the selection of operators and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

A general partner is accountable to the limited partners as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.

RRE Innovation Office Holdings, LLC and RRE Innovation Office SLP, LLC have expressly acknowledged, and any future limited partners of our operating partnership will expressly acknowledge, that we, as general partner, are acting for our benefit and the benefit of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to consider the separate interests of the limited partners of our operating partnership in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

Additional Capital Contributions

In connection with any and all issuances of our shares of common stock, we will make capital contributions to RRE Innovation Office Holdings, LLC, which will in turn make capital contributions to the operating partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by RRE Innovation Office Holdings, LLC are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then RRE Innovation Office Holdings, LLC shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance.

We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership (through RRE Innovation Office Holdings, LLC) or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability; and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

The partnership agreement generally provides that, except as provided below with respect to the special OP units, our operating partnership will distribute cash to the partners of our operating partnership (other than the holder of the special OP units) in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner.

The holder of the special OP units will be entitled to distributions from our operating partnership equal to 15% of distributions from net sales proceeds after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 7% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special OP units.

Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the rules described above for net sales proceeds.

LTIP Units

As of the date of this prospectus, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our partnership agreement, but we may cause our operating partnership to issue LTIP units to persons or entities that provide services to our operating partnership. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units, a class of partnership units in our operating partnership, will receive the same quarterly per-unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any valuation required to be provided to our investors pursuant to applicable rules and regulations.

Our partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and originating our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The holders of common limited partnership units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limits in our charter;

•	result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to be treated as a publicly traded partnership taxable under Section 7704 of the Internal Revenue Code.

Subject to the foregoing, holders of common limited partnership units (other than us) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

The special OP units will be redeemed for a specified amount upon the earliest of: (i) the termination or non-renewal of our advisory agreement; or (ii) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of our advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. Any internalization of our advisor would likely result in the redemption of the special OP units because our advisory agreement would likely be terminated upon internalization. Payment to special OP unit holders upon a triggering event may be paid, at such holders’ discretion, in the form of shares of our common stock or a non-interest bearing promissory note. See “Management Compensation.”

Transferability of Operating Partnership Interests

We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special OP units, the amount of cash, securities or other property equal to the fair value of the special OP units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.

With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and, as such, are authorized to act for the operating partnership in the case of an IRS examination of the operating partnership. In addition, as general partner, we have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.

Term

The operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

•	the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

•

the passage of 90 days after the sale or other disposition of all or substantially all the assets of our operating partnership and receipt of all payments on any installment obligation received for such assets; or

•	the election by the general partner that our operating partnership should be dissolved.

Amendments

In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership.

PLAN OF DISTRIBUTION

General

This is a continuous offering of up to $1,100,000,000 in shares of our common stock as permitted by the federal securities law. In our primary offering, we are publicly offering a minimum of $2,000,000 and a maximum of $1,000,000,000 of shares of our common stock on a “best efforts” basis through Resource Securities, our dealer manager and participating broker-dealers. Because this is a “best efforts” offering, Resource Securities and the participating broker-dealers described below will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of our shares. The initial price per share for the primary offering is $10.00 per share, with discounts available for certain categories of purchasers as described below. Any adjustment to the offering price would be effected by a supplement to this prospectus. We are also offering up to $100,000,000 in shares of our common stock pursuant to our DRIP at a price initially equal to $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to our DRIP remain unsold after meeting anticipated obligations under our DRIP, we may decide to sell some or all of such shares of common stock to the public in our primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to our DRIP have been purchased and we anticipate additional demand for shares of common stock under our DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in our primary offering to our DRIP.

Commencing on the NAV pricing date, if the primary offering is ongoing, we will adjust the price of shares offered in the primary offering to equal our NAV per share, plus applicable selling commissions and dealer manager fees, and we will adjust the price of shares offered in the DRIP to equal 95% of our new primary offering price. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we will adjust the price of shares offered pursuant to our DRIP to equal 95% of the most recently determined NAV per share. We will update our NAV at least annually following the NAV pricing date and further adjust the per share price in our primary offering and DRIP accordingly. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the $10.00 per share or $9.50 per share, as applicable, listed in this prospectus.

Commencing with the NAV pricing date, our advisor will be responsible for calculating our NAV no less frequently than annually. Our board of directors will review the advisor’s NAV calculation. In connection with our NAV calculation, we expect that an independent valuation expert will appraise our portfolio and that our advisor will review each appraisal. Our advisor will also determine the valuation of our portfolio and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuation expert. If our advisor determines that the appraisals are still materially higher or lower than its valuations, then a valuation committee, comprised of our independent directors, will review the appraisals and valuations and make a final determination of value. To calculate our per share NAV, our advisor intends to follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013.

We expect to offer shares in our primary offering until the earlier of (i) the date all the shares offered in the primary offering are sold or (ii) two years from the initial effective date of the registration statement for this offering. We may extend our primary offering for an additional year following this two-year period, and under rules promulgated by the SEC, in some circumstances we could continue our primary offering up to an additional 180 days beyond this one-year extension. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRIP beyond these dates until we have sold $100,000,000 in shares pursuant to the DRIP.

In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, Resource Securities, registered as a broker-dealer with the SEC in April 2005. This offering will be the twelfth offering conducted by our dealer manager for Resource Real Estate-sponsored programs. Resource Securities is indirectly owned and controlled by Resource America and its principal business is to sell the securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice or immediately upon notice to the other party upon the occurrence of a material breach. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Other Affiliates—Dealer Manager,” and “Conflicts of Interest—Affiliated Dealer Manager” and “—Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Resource Securities will receive selling commissions of 7% of the gross offering proceeds from the sale of shares of our common stock in our primary offering. The dealer manager will also receive a dealer manager fee of 3% of the gross offering proceeds from the sale of shares of our common stock in our primary offering as compensation for acting as the dealer manager, except that a reduced dealer manager fee will be paid with respect to certain volume discount sales. We will not pay any selling commissions or dealer manager fees for shares sold under our DRIP. We will also reimburse the dealer manager or participating broker-dealers for bona fide due diligence expenses supported by detailed itemized invoices.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may sell shares at a discount to the primary offering price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor);

•	purchases shares from certain selected participating broker dealers;

•	is an employee of a selected broker dealer; or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share for so long as the offering price is $10.00 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels.

The dealer manager may reallow to any participating broker-dealer 1.0% of the gross proceeds from shares sold by that participating broker-dealer as a marketing fee, provided that the dealer manager may adjust the amount of the reallowance, in its sole discretion, based upon a number of factors including the number of shares sold by a participating broker-dealer in this offering, the participating broker-dealer’s level of marketing support and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager and participating broker-dealers for bona fide due diligence expenses supported by detailed itemized invoices.

If an investor purchases shares in this primary offering net of commissions through a registered investment advisor that is affiliated with a participating broker-dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated participating broker-dealer a marketing fee in an amount as determined in the paragraph above. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in this offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a participating broker-dealer, the dealer manager will not reallow any portion of the dealer manager fee. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

The table and the discussion below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby in the primary offering at $10.00 per share. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	30,000,000

Total	$100,000,000

Under the rules of FINRA, total underwriting compensation for this offering payable from whatever source, including selling commissions, the dealer manager fee and any additional expense reimbursements to our dealer manager and participating broker-dealers, or affiliates thereof (excluding bona fide due diligence expenses supported by detailed itemized invoices), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. We expect our total organization and offering expenses to be approximately 1.5% of our gross offering proceeds, assuming we raise the maximum offering amount. Organization and offering expenses include only actual expenses incurred on our behalf and paid by us in connection with the offering.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event shall gifts be given that exceed an aggregate value of $100 per annum per participating salesperson or be pre-conditioned on achievement of a sales target. Promotional items of nominal value may also be given to such representatives and are not subject to the annual gift limitation. Such items are considered underwriting compensation in connection with this offering. All forms of non-cash compensation payable to participating broker-dealers in connection with this offering will be paid from the dealer manager fee or will reduce the dealer manager fee if paid directly by us or our advisor.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering, or up to $50,000,000 in shares, to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. Until the NAV pricing date, the purchase price for such shares will be $9.00 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manages fees will be substantially the same as the net proceeds we receive from other sales of shares. Following the NAV pricing date, a similar discount will be applied to the new per share public offering price.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a pre-NAV pricing date purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

Volume Discounts

We are offering volume discounts to investors who purchase $500,000 or more of shares through the same participating broker-dealer in our primary offering. Selling commission paid to our dealer manager and participating broker-dealers will be reduced by the amount of the share purchase discount.

Prior to the NAV pricing date, the per share purchase price will be discounted, and selling commissions and dealer manager fees will be correspondingly reduced, as set forth in the table below.

Dollar Volume Shares Purchased	Selling Commission (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor(1)
$0 to $499,999	7.0%	3.0%	$10.00
500,000 to 999,999	6.0	3.0	9.90
1,000,000 to 1,999,999	5.0	3.0	9.80
2,000,000 to 2,999,999	4.0	3.0	9.70
3,000,000 to 3,999,999	3.0	2.5	9.55
4,000,000 to 9,999,999	2.0	2.0	9.40
10,000,000 and above	1.0	2.0	9.30

(1)	Following the NAV pricing date, the percentage discounts on selling commissions and dealer manager fees will be applied to the adjusted per share purchase price.

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $125,000 and dealer manager fees of $75,000.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRIP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased. Because all investors will be paid the same distributions per share, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such a discount.

Subscription Process

For information regarding the subscription process for purchasing shares in this offering, see “How to Subscribe.”

Automatic Purchase Program

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic purchase program by completing an enrollment form that we will provide upon request. Alabama, New Jersey, North Carolina and Ohio investors are not eligible to participate in the automatic purchase program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. The minimum periodic investment is $100 per month. Investors will pay dealer manager fees and selling commissions in connection with sales under the automatic purchase program to the same extent that they pay those fees and commissions on shares sold in the primary offering outside of the automatic purchase program.

You will receive a confirmation of your purchases under the automatic purchase program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic purchase program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the plan would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see the section entitled “—Volume Discounts” above.

If you elect to participate in both the automatic purchase program and our DRIP, distributions earned from shares purchased pursuant to the automatic purchase program will automatically be reinvested pursuant to the DRIP. For a discussion of the DRIP, see “Description of Shares—Distribution Reinvestment Plan.”

You may terminate your participation in the automatic purchase program at any time by providing us with written notice. If you elect to participate in the automatic purchase program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the automatic purchase program will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page).

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsor and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards. See “Suitability Standards” (immediately following the cover page) for a detailed discussion of the determinations regarding suitability that we require.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of Resource Real Estate-sponsored programs, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales materials may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock. Alston & Bird LLP, Atlanta, Georgia, has passed upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Alston & Bird LLP is entitled to rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Alston & Bird LLP purports to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The consolidated financial statements of Resource Real Estate Innovation Office REIT, Inc. as of December 31, 2014, included in this registration statement and prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us and our affiliates at www.resourceioreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF

RESOURCE REAL ESTATE INNOVATION OFFICE REIT, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

Resource Real Estate Innovation Office REIT, Inc.:

We have audited the accompanying consolidated balance sheet of Resource Real Estate Innovation Office REIT, Inc. (a Maryland Corporation) and subsidiaries (collectively, the “Company”) as of December 31, 2014, and the related consolidated statement of operations and cash flows for the period from June 25, 2014 through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Resource Real Estate Innovation Office REIT, Inc. and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the period from June 25, 2014 through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 16, 2015

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

CONSOLIDATED BALANCE SHEET

December 31, 2014
ASSETS
Cash	$200,185

Total assets	$200,185

STOCKHOLDER’S EQUITY
Stockholder’s Equity
Common stock (par value $0.01, 500,000,000 shares authorized, 22,222 issued and outstanding)	148
Additional paid-in-capital	199,852
Retained earnings	185

Total stockholder’s equity	$200,185

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period June 25, 2014 through December 31, 2014
Revenues:
Interest income	$185

Total revenues	185
Net Income	$185

Weighted average common shares outstanding	22,222

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF CASH FLOW

For the period June 25, 2014 through December 31, 2014
Cash flow from operating activities:
Net income	$185

Net cash provided by operating activities	185

Cash flow from financing activities:
Proceeds from issuance of stock	200,000

Net cash provided by financing activities	200,000

Net increase in cash	200,185
Cash at beginning of period	—

Cash at end of period	$200,185

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE A—ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Resource Real Estate Innovation Office REIT, Inc. (the “Company”) was organized in Maryland on June 25, 2014. The Company is offering up to $1,100,000,000 of shares of its common stock, consisting of up to $1,000,000,000 of shares in its primary offering and up to $100,000,000 of shares pursuant to its distribution reinvestment plan (the “DRIP”). The initial offering price for shares in the primary offering is $10.00 per share, and the initial offering price for shares offered pursuant to the DRIP shall be $9.50 per share. The Company will determine its net asset value, or NAV, on a date no later than two years and 150 days after the Company raises $2,000,000 in gross offering proceeds in the initial public offering, or the NAV pricing date. Commencing on the NAV pricing date, if the primary offering is ongoing, the Company will offer shares in the primary offering at a price equal to its NAV per share, plus applicable selling commissions and dealer manager fees, and pursuant to the DRIP at a price equal to 95% of the new primary offering price. If the Company’s primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV pricing, it will offer shares pursuant to the DRIP at a price equal to 95% of the most recently determined NAV per share. The Company will update its NAV at least annually following the NAV pricing date and further adjust the per share price in the primary offering and DRIP accordingly. The Company is accounted for as an emerging growth company and has adopted a fiscal year ending December 31. RRE Innovation Office Advisor, LLC (“the Advisor”), which is an indirect wholly owned subsidiary of Resource America, Inc. (“Resource America”), a publicly traded company (NASDAQ: REXI) operating in the real estate, financial fund management and commercial finance sectors, contributed $200,000 to the Company in exchange for 14,815 shares of common stock on July 30, 2014. On December 30, 2014, the Company paid a stock dividend of one-half of a share of common stock for each outstanding share of common stock.

The Company expects that its portfolio will consist primarily of office buildings that are located in U.S. cities that attract a young, creative and educated labor force and provide a collaborative office space environment to companies competing for talented employees. The Company also expects that, to a lesser extent, its portfolio will consist of real estate debt which is secured by office buildings having the same characteristics. The Company does not expect that debt investments will comprise more than 25% of its portfolio, following the investment of all of the net proceeds from its primary offering. The Company cannot predict, however, the actual allocation of net proceeds from its offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and investment opportunities and on the amount of financing that the Company is able to obtain with respect to the types of assets in which it seeks to invest.

The Company will commence operations upon raising the minimum aggregate of $2,000,000 in gross offering proceeds in its initial public offering, including shares purchased by its directors, officers and advisor and their respective affiliates. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2015, or the first year that the Company commences material operations, if later. As such, to maintain its REIT qualification for U.S. federal income tax purposes, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company generally will not be subject to U.S. federal income taxes to the extent that it annually distributes all of its REIT taxable income to its stockholders. The Company also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to the accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act, (“the JOBS Act”). The Company, however, expects to elect to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and will not be for so long as the Company’s shares of common stock are not traded on a securities exchange, the Company is not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as the Company is externally managed by the Advisor, it does not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. The Company will remain an emerging growth company for up to five years, although it will lose that status sooner if its revenues exceed $1 billion, it issues more than $1 billion in non-convertible debt in a three-year period, or if the market value of the common stock held by non-affiliates exceeds $700 million as of any June 30th.

Development Stage Company

Pursuant to the terms of the offerings, the Company must receive gross proceeds of $2,000,000 in its initial public offering, including proceeds from shares purchased by its directors, officers and advisor and their respective affiliates, in order to break escrow and commence operations. As of April 16, 2015, the Company had not reached such threshold, and, accordingly, has not purchased any properties or issued any shares and as such, a statement of stockholder’s equity is not presented and is deemed not meaningful.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, RRE Innovation Office Holdings, LLC and RRE Innovation Office OP, LP. All significant intercompany accounts and transactions have been eliminated in consolidation.

Earnings per Share

Basic earnings per share are computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted to common stock Earnings per share is not presented in the Company’s financial statements as it not considered to be a meaningful measure.

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Recent Accounting Pronouncements

The Company noted that there are no recent accounting pronouncements issued that would have a material impact on the Company’s financial condition, operations or cash flows.

In June 2014, the FASB, issued authoritative guidance to change the criteria for reporting development stage entities. Under the new guidance, the requirement to present inception-to-date information on the statement of operations, cash flows and statement of equity has been eliminated. In addition, financial statements no longer need to be labeled as those of a development stage entity, disclosure of a description of the development stage activities in which the entity is engaged is no longer required, and disclosing in the first year the company is no longer a development stage entity that in prior years it had been in the development stage is also no longer required. The Company’s early adoption of this guidance, as of June 25, 2014 (inception), did not have a material impact on its consolidated financial position, results of operations or cash flows.

Use of Estimates

The accounting and reporting policies of the Company conform to GAAP. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Investments

The Company will record acquired real estate at fair value. The Company will have to make subjective assessments as to the useful lives of its depreciable assets. The Company will consider the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Impairment of Long Lived Assets—(Continued)

be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Loans Held for Investment

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment if any is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan is deemed to be impaired, the Company will record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of the Company’s real estate loans receivable and an overstatement of the Company’s net income.

The Company may acquire real estate loans at a discount due to credit quality. Revenues from these loans are recorded under the effective interest method. Under this method an effective interest rate (“EIR”) is applied to the cost basis of the real estate loan receivable. The EIR that is calculated when the real estate loan receivable is acquired remains constant and is the basis for subsequent impairment testing and income recognition. If the amount and timing of future cash collections are not reasonably estimable, the Company accounts for the real estate receivable on the cost recovery method. Under the cost recovery method of accounting, no income is recognized until the basis of the real estate loan receivable has been fully recovered.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which the Company expects will range from one month to ten years.

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Allocation of Purchase Price of Acquired Assets—(Continued)

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of the Company’s reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Revenue Recognition—(Continued)

The Company will make estimates of the collectability of its tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. The Company will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, the Company will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on the Company’s net income because a higher bad debt reserve results in less net income.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2015, or the first year that the Company commences material operations, if later. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, the Company’s TRS may hold assets and engage in activities that it cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to the Company which will be included the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

Organization and Offering Costs

The Company expects to incur organizational, accounting, and offering costs in pursuit of its financing. Organization and offering costs (other than selling commissions and dealer manager fees) of the Company are

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Organization and Offering Costs—(Continued)

initially being paid by the Advisor on behalf of the Company. Organization costs include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company.

Pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor for selling commissions, dealer manager fees, and organization and offering costs paid by the Advisor on behalf of the Company, up to an amount equal to 15% of gross offering proceeds.

As of December 31, 2014, the Advisor has incurred other organization and offering costs on behalf of the Company of approximately $300,000. These costs are not recorded in the financial statements of the Company because such costs are not a liability of the Company until the Company raises $2,000,000 in offering proceeds from its initial public offering. Such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fees and organization and other offering costs incurred by the Company do not exceed 15% of the gross proceeds of the initial public offering. If, however, the Company raises the maximum offering amount in the primary offering and under the DRIP, organization and offering expenses (excluding selling commissions and the dealer manager fee) are estimated to be approximately 1.5% of the gross proceeds of the initial public offering. When recorded by the Company, organization costs will be expensed as incurred, which include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company; and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholder’s equity as such amounts are reimbursed to the Advisor from the gross proceeds of the Offering. There can be no assurance that the Company’s plans to raise capital will be successful.

NOTE C—RELATED PARTY TRANSACTIONS

The Company will be externally managed and advised by the Advisor. Pursuant to the terms of the advisory agreement, the Advisor will provide the Company with its management team, including its officers, along with appropriate support personnel. The Advisor will be reimbursed for the Company’s allocable share of costs for Advisor personnel, including allocable personnel salaries and benefits. Each of the Company’s officers is an employee of Resource Real Estate, Inc., a wholly owned subsidiary of Resource America, or one of its affiliates. The Company does not expect to have any employees. The Advisor is not obligated to dedicate any specific portion of its or their time to the Company’s business. The Advisor is at all times subject to the supervision and oversight of the Company’s board of directors and has only such functions and authority as the Company delegates to it.

During the course of the offering, the Advisor will provide offering-related services to the Company and will advance funds to the Company for both operating costs and organization and offering costs. These amounts will be reimbursed to the Advisor from the proceeds from the offering although there can be no assurance that the Company’s plans to raise capital will be successful.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

NOTE D—EQUITY

Common Stock

The Company’s charter authorizes the Company to issue 500,000,000 shares of its $0.01 par value common stock. As of December 31, 2014, 22,222 shares of common stock were issued and outstanding.

NOTE E—SUBSEQUENT EVENT

In March 2015, the Advisor contributed $5,000 to RRE Innovation Office SLP, LLC (the “SLP”), a wholly-owned subsidiary of the Advisor. The SLP then contributed $5,000 to RRE Innovation Office OP, LP, the Company’s operating partnership, in exchange for 500 special limited partnership interests.

The Company has evaluated subsequent events through the filing of these financial statements and determined no events have occurred, other than those discussed above that would require adjustments to or additional disclosure in the consolidated financial statements.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

CONSOLIDATED BALANCE SHEET

March 31, 2015
(unaudited)
ASSETS
Cash	$200,259

Total assets	$200,259

STOCKHOLDER’S EQUITY
Stockholder’s Equity
Common stock (par value $0.01, 500,000,000 shares authorized, 22,222 issued and outstanding)	148
Additional paid-in-capital	199,852
Retained earnings	259

Total stockholder’s equity	$200,259

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period June 25, 2014 through March 31, 2015
(unaudited)
Revenues:
Interest income	$259

Total revenues	259
Net Income	$259

Weighted average common shares outstanding	22,222

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF CASH FLOW

For the period June 25, 2014 through March 31, 2015
(unaudited)
Cash flow from operating activities:
Net income	$259

Net cash provided by operating activities	259

Cash flow from financing activities:
Proceeds from issuance of stock	200,000

Net cash provided by financing activities	200,000

Net increase in cash	200,259
Cash at beginning of period	—

Cash at end of period	$200,259

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE A—ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Resource Real Estate Innovation Office REIT, Inc. (the “Company”) was organized in Maryland on June 25, 2014. The Company is offering up to $1,100,000,000 shares of its common stock, consisting of up to $1,000,000,000 of shares in its primary offering and up to $100,000,000 of shares pursuant to its distribution reinvestment plan (the “DRIP”). The initial offering price for shares in the primary offering is $10.00 per share, and the initial offering price for shares offered pursuant to the DRIP shall be $9.50 per share. The Company will determine its net asset value, or NAV, on a date no later than two years and 150 days after the Company raises $2,000,000 in gross offering proceeds in the initial public offering, or the NAV pricing date. Commencing on the NAV pricing date, if the primary offering is ongoing, the Company will offer shares in the primary offering at a price equal to its NAV per share, plus applicable selling commissions and dealer manager fees, and pursuant to the DRIP at a price equal to 95% of the new primary offering price. If the Company’s primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV pricing, it will offer shares pursuant to the DRIP at a price equal to 95% of the most recently determined NAV per share. The Company will update its NAV at least annually following the NAV pricing date and further adjust the per share price in the primary offering and DRIP accordingly. The Company is accounted for as an emerging growth company and has adopted a fiscal year ending December 31. RRE Innovation Office Advisor, LLC (“the Advisor”), which is an indirect wholly owned subsidiary of Resource America, Inc. (“Resource America”), a publicly traded company (NASDAQ: REXI) operating in the real estate, financial fund management and commercial finance sectors, contributed $200,000 to the Company in exchange for 14,815 shares of common stock on July 30, 2014. On December 30, 2014, the Company paid a stock dividend of one-half of a share of common stock for each outstanding share of common stock.

The Company expects that its portfolio will consist primarily of office buildings that are located in U.S. cities that attract a young, creative and educated labor force and provide a collaborative office space environment to companies competing for talented employees. The Company also expects that, to a lesser extent, its portfolio will consist of real estate debt which is secured by office buildings having the same characteristics. The Company does not expect that debt investments will comprise more than 25% of its portfolio, following the investment of all of the net proceeds from its primary offering. The Company cannot predict, however, the actual allocation of net proceeds from its offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and investment opportunities and on the amount of financing that the Company is able to obtain with respect to the types of assets in which it seeks to invest.

The Company will commence operations upon raising the minimum aggregate of $2,000,000 in gross offering proceeds in its initial public offering, including shares purchased by its directors, officers and advisor and their respective affiliates. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2015, or the first year that the Company commences material operations, if later. As such, to maintain its REIT qualification for U.S. federal income tax purposes, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company generally will not be subject to U.S. federal income taxes to the extent that it annually distributes all of its REIT taxable income to its stockholders. The Company also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to the accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act, (“the JOBS Act”). The Company, however, expects to elect to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and will not be for so long as the Company’s shares of common stock are not traded on a securities exchange, the Company is not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as the Company is externally managed by the Advisor, it does not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. The Company will remain an emerging growth company for up to five years, although it will lose that status sooner if its revenues exceed $1 billion, it issues more than $1 billion in non-convertible debt in a three-year period, or if the market value of the common stock held by non-affiliates exceeds $700 million as of any June 30th.

Development Stage Company

Pursuant to the terms of the offerings, the Company must receive gross proceeds of $2,000,000 in its initial public offering, including proceeds from shares purchased by its directors, officers and advisor and their respective affiliates, in order to break escrow and commence operations. As of June 4, 2015, the Company had not reached such threshold, and, accordingly, has not purchased any properties or issued any shares and as such, a statement of stockholder’s equity is not presented and is deemed not meaningful.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, RRE Innovation Office Holdings, LLC and RRE Innovation Office OP, LP. All significant intercompany accounts and transactions have been eliminated in consolidation.

Earnings per Share

Basic earnings per share are computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted to common stock Earnings per share is not presented in the Company’s financial statements as it not considered to be a meaningful measure.

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Recent Accounting Pronouncements

The Company noted that there are no recent accounting pronouncements issued that would have a material impact on the Company’s financial condition, operations or cash flows.

In June 2014, the FASB, issued authoritative guidance to change the criteria for reporting development stage entities. Under the new guidance, the requirement to present inception-to-date information on the statement of operations, cash flows and statement of equity has been eliminated. In addition, financial statements no longer need to be labeled as those of a development stage entity, disclosure of a description of the development stage activities in which the entity is engaged is no longer required, and disclosing in the first year the company is no longer a development stage entity that in prior years it had been in the development stage is also no longer required. The Company’s early adoption of this guidance, as of June 25, 2014 (inception), did not have a material impact on its consolidated financial position, results of operations or cash flows.

Use of Estimates

The accounting and reporting policies of the Company conform to GAAP. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Investments

The Company will record acquired real estate at fair value. The Company will have to make subjective assessments as to the useful lives of its depreciable assets. The Company will consider the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Impairment of Long Lived Assets—(Continued)

be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Loans Held for Investment

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment if any is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan is deemed to be impaired, the Company will record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of the Company’s real estate loans receivable and an overstatement of the Company’s net income.

The Company may acquire real estate loans at a discount due to credit quality. Revenues from these loans are recorded under the effective interest method. Under this method an effective interest rate (“EIR”) is applied to the cost basis of the real estate loan receivable. The EIR that is calculated when the real estate loan receivable is acquired remains constant and is the basis for subsequent impairment testing and income recognition. If the amount and timing of future cash collections are not reasonably estimable, the Company accounts for the real estate receivable on the cost recovery method. Under the cost recovery method of accounting, no income is recognized until the basis of the real estate loan receivable has been fully recovered.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which the Company expects will range from one month to ten years.

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Allocation of Purchase Price of Acquired Assets—(Continued)

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of the Company’s reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Revenue Recognition—(Continued)

The Company will make estimates of the collectability of its tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. The Company will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, the Company will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on the Company’s net income because a higher bad debt reserve results in less net income.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2015, or the first year that the Company commences material operations, if later. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, the Company’s TRS may hold assets and engage in activities that it cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to the Company which will be included the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

Organization and Offering Costs

The Company expects to incur organizational, accounting, and offering costs in pursuit of its financing. Organization and offering costs (other than selling commissions and dealer manager fees) of the Company are

(continued)

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Organization and Offering Costs—(Continued)

initially being paid by the Advisor on behalf of the Company. Organization costs include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company.

Pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor for selling commissions, dealer manager fees, and organization and offering costs paid by the Advisor on behalf of the Company, up to an amount equal to 15% of gross offering proceeds.

As of March 31, 2015, the Advisor has incurred other organization and offering costs on behalf of the Company of approximately $1.0 million. These costs are not recorded in the financial statements of the Company because such costs are not a liability of the Company until the Company raises $2,000,000 in offering proceeds from its initial public offering. Such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fees and organization and other offering costs incurred by the Company do not exceed 15% of the gross proceeds of the initial public offering. If, however, the Company raises the maximum offering amount in the primary offering and under the DRIP, organization and offering expenses (excluding selling commissions and the dealer manager fee) are estimated to be approximately 1.5% of the gross proceeds of the initial public offering. When recorded by the Company, organization costs will be expensed as incurred, which include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company; and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholder’s equity as such amounts are reimbursed to the Advisor from the gross proceeds of the Offering. There can be no assurance that the Company’s plans to raise capital will be successful.

NOTE C—RELATED PARTY TRANSACTIONS

The Company will be externally managed and advised by the Advisor. Pursuant to the terms of the advisory agreement, the Advisor will provide the Company with its management team, including its officers, along with appropriate support personnel. The Advisor will be reimbursed for the Company’s allocable share of costs for Advisor personnel, including allocable personnel salaries and benefits. Each of the Company’s officers is an employee of Resource Real Estate, Inc., a wholly owned subsidiary of Resource America, or one of its affiliates. The Company does not expect to have any employees. The Advisor is not obligated to dedicate any specific portion of its or their time to the Company’s business. The Advisor is at all times subject to the supervision and oversight of the Company’s board of directors and has only such functions and authority as the Company delegates to it.

During the course of the offering, the Advisor will provide offering-related services to the Company and will advance funds to the Company for both operating costs and organization and offering costs. These amounts will be reimbursed to the Advisor from the proceeds from the offering although there can be no assurance that the Company’s plans to raise capital will be successful.

Resource Real Estate Innovation Office REIT, Inc. and Subsidiaries

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

NOTE D—EQUITY

Common Stock

The Company’s charter authorizes the Company to issue 500,000,000 shares of its $0.01 par value common stock. As of March 31, 2015, 22,222 shares of common stock were issued and outstanding.

NOTE E—SUBSEQUENT EVENT

Subsequent to March 31, 2015, RRE Innovation Office SLP, LLC, a wholly-owned subsidiary of the Advisor, contributed $5,000 to RRE Innovation Office OP, LP, the Company’s operating partnership, in exchange for 500 special limited partnership units.

The Company has evaluated subsequent events through the filing of these financial statements and determined no events have occurred, other than those discussed above that would require adjustments to or additional disclosure in the consolidated financial statements.

APPENDIX A: PRIOR PERFORMANCE TABLES

As used herein, the terms “we,” “our” and “us” refer to Resource Real Estate Innovation Office REIT, Inc.

The following Prior Performance Tables (the “Tables”) provide information relating to real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, Inc. and its affiliates, who control our advisor. As of December 31, 2014, all of the Prior Real Estate Programs’ offerings, with the exception of Resource Real Estate Opportunity REIT II, Inc., were closed or completed. Each of the Prior Real Estate Programs presented has investment objectives similar to ours in that they invested in real estate; however they all invested in multifamily rather than office properties.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, Inc. controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, Inc. was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The Tables presented provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in our ongoing public offering, investors will not acquire any ownership interest in any funds to which the information in the Tables relate and investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in the Tables were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with our ongoing public offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in these Tables should be read together with the summary information under the “Prior Performance Summary” section of this prospectus. The following Tables are included in this prospectus:

•	Table I—Experience in Raising and Investing Funds;

•	Table II—Compensation to Sponsor;

•	Table III—Annual Operating Results of Prior Real Estate Programs;

•	Table IV—Results of Completed Programs; and

•	Table V—Sale or Disposition of Assets.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of Resource Real Estate, Inc. in raising and investing funds for the only public program that had its offering close since January 1, 2012. This program has investment objectives similar to ours.

Resource Real Estate Opportunity REIT, Inc.
Dollar amount offered	$750,000,000
Dollar amount raised	$622,077,025
Length of offering (in months)	42(1)
Months to invest 90% of amount available for investments	51(2)

(1)

Resource Real Estate Opportunity REIT, Inc. is a publicly registered, non-traded REIT. Resource Real Estate Opportunity REIT launched its initial public offering on June 16, 2010 and then commenced real estate operations. On September 7, 2010, Resource Real Estate Opportunity REIT broke escrow in its initial public offering. Resource Real Estate Opportunity REIT ceased offering shares in its initial public offering on December 13, 2013. Resource Real Estate Opportunity REIT continues to issue shares under its distribution reinvestment plan; dollar amount of shares offered under and proceeds from the distribution reinvestment plan are omitted from Table I. As of December 31, 2014, Resource Real Estate Opportunity REIT had sold an aggregate of 62,485,461 shares of common stock in its initial public offering for gross offering proceeds of $622.1 million, including an aggregate of 3,572,047 shares of common stock under the distribution reinvestment plan for gross offering proceeds of $33.9 million. As of December 31, 2014, Resource Real Estate Opportunity REIT owned interests in a total of 38 multifamily properties.

(2)	90% of the amount available for investment in its initial public offering was invested as of December 2014.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This table sets forth the amount and type of compensation paid to our sponsor and affiliates related to prior real estate programs with similar investment objectives that have conducted offerings which closed during the three years ended December 31, 2014. The information represents activity since inception.

As of December 31, 2014

Resource Real Estate Opportunity REIT, Inc.
Date offering commenced	6/16/2010
Date offering closed	12/13/2013
Dollar amount raised	$622,077,205
Amount paid to sponsor from proceeds of offering:
Underwriting fees	18,614,317
Acquisition fees:
—Real estate commissions	—
—Advisory fees for property acquisition	18,049,824
—Debt placement fees	2,392,153
Other—organization and offering expenses	9,862,404
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	(11,997,357)
Amount paid to sponsor from operations:
Property management fees	6,882,643
Partnership management fees	—
Reimbursements	—
Leasing commissions	—
Other	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	40,227,219
—Notes	331,024,000
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—
Incentive fees	115,825
Other	—

TABLE III (UNAUDITED) ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2010 and that have similar investment objectives to Resource Real Estate Innovation Office REIT, Inc.

Resource Real Estate presents the data in Prior Performance Table III for each program in conformity with accounting principles generally accepted in the United States of America, or GAAP, which incorporates accrual basis accounting. When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25.0%) and the remaining interest of the property (75.0%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25.0%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

As of December 31, 2014

	Resource Real Estate Investors 7, L.P.
	2014	2013	2012	2011	2010
Summary Operating Results
Rental income	$12,286,515	11,761,198	10,542,707	7.945,155	7,577,852
Rental operating expenses	$10,349,368	9,956,362	10,242,634	6,858,135	6,589,103

Net rental operating income	$1,937,147	1,804,836	300,073	1,087,020	988,749
Interest expense	$(2,537,111)	(2,573,836)	(2,533,731)	(2,225,708)	(2,274,741)
Net loss-GAAP basis	$(599,964)	(769,000)	(2,233,658)	(1,138,688)	(1,285,992)

Summary Statements of Cash Flows
Net cash flows provided by operating activities	$2,446,494	3,133,615	1,936,000	1,379,953	1,091,846
Net cash flows used in investing activities	$(622,000)	(1,254,000)	(4,165,000)	(893,000)	(466,000)
Net cash flows provided by financing activities	$(2,298,000)	(2,156,000)	(2,301,000)	(2,072,000)	(1,700,000)

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$1,640,145	1,637,943	1,637,928	1,637,000	1,637,000
Source of Distributions (per $1,000 invested):
Total distributions paid	$50.41	50.34	50.34	50.31	50.31
From operations and sales of properties	$50.41	50.34	50.34	42.41	33.56
From all other sources (financing or offering proceeds)	$—	—	—	7.90	16.75

Summary Balance Sheet
Total assets (before depreciation)	$65,456,000	68,363,000	70,504,000	63,690,000	66,443,000
Total assets (after depreciation)	$62,750,000	65,419,000	67,428,000	61,566,000	64,398,000
Total liabilities	$52,829,000	53,258,000	52,861,000	43,127,000	43,183,000

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2014

	Resource Real Estate Opportunity Fund, L.P.
	2014	2013	2012	2011	2010
Summary Operating Results
Rental income	$8,899,727	13,198,993	13,304,849	11,626,593	5,889,112
Rental operating expenses	$9,388,568	13,839,619	14,175,289	14,081,581	13,786,921

Net rental operating income (loss)	$(488,841)	(640,626)	(870,440)	(2,454,988)	(7,897,809)
Interest expense	$(601,739)	(883,351)	(2,005,927)	(2,221,010)	(1,531,529)
Net loss-GAAP basis	$(1,097,936)	11,815,417	(702,181)	(3,400,030)	(6,800,846)

Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	$1,954,149	1,564,990	1,649,293	589,400	(2,449,443)
Net cash flows used in investing activities	$476,336	13,715,508	(5,564,877)	(2,078,105)	(17,971,055)
Net cash flows provided by financing activities	$7,685,902	(11,985,991)	5,772,005	(3,734,535)	6,046,681

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$7,277,856	11,500,122	1,987,161	4,847,421	1,129,572
Source of Distributions (per $1,000 invested):
Total distributions paid	$175.80	277.79	48.00	117.09	27.29
From operations and sales of properties	$47.20	37.80	39.84	14.24	—
From all other sources (financing or offering proceeds)	$128.60	239.99	8.16	102.85	27.29

Summary Balance Sheet
Total assets (before depreciation)	$29,710,545	39,555,205	50,911,734	45,110,800	50,894,705
Total assets (after depreciation)	$27,323,305	36,312,305	47,555,760	42,123,486	47,338,362
Total liabilities	$18,575,865	19,189,110	30,747,823	22,626,207	19,593,632

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2014

	Resource Real Estate Opportunity REIT, Inc.
	2014	2013	2012	2011	2010
Summary Operating Results
Rental income	$100,269,000	44,511,000	19,047,000	4,387,000	284,000
Rental operating expenses	$144,045,393	65,518,579	31,508,479	11,506,458	2,359,258

Net rental operating income (loss)	$(43,776,569)	(21,007,680)	(13,935,281)	(7,369,642)	(2,075,011)
Interest expense	$(14,911,000)	(951,000)	(546,000)	(10,000)	—
Net loss-GAAP basis	$(48,198,000)	(19,486,000)	(8,632,000)	(7,129,000)	(2,075,000)

Summary Statements of Cash Flows
Net cash flows used in operating activities	$(986,000)	(7,467,000)	(4,541,000)	(5,499,000)	(1,406,000)
Net cash flows used in investing activities	$(301,296,000)	(265,007,000)	(101,815,000)	(33,301,000)	(14,913,000)
Net cash flows provided by financing activities	$172,000,000	513,931,000	120,059,000	48,436,000	21,135,000

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$9,958,000	4,757,000	841,000	—	—
Source of Distributions (per $1,000 invested):
Total distributions paid	$51.90	23.28	3.07	—	—
From operations and sales of properties	$—	—	—	—	—
From all other sources (financing or offering proceeds)	$51.90	23.28	3.07	—	—

Summary Balance Sheet
Total assets (before depreciation)	$1,026,180,000	694,335,000	185,961,000	69,661,000	24,600,000
Total assets (after depreciation)	$978,409,000	678,559,000	180,537,000	68,706,000	24,402,000
Total liabilities	$510,055,000	161,512,000	17,219,000	5,789,000	5,179,000

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2014

	Resource Real Estate Opportunity REIT II, Inc.
	2014	2013
Summary Operating Results
Rental income	$999,794	451
Rental operating expenses[1]	$4,607,844

Net rental operating income (loss)	$(3,608,050)
Interest expense	$(158,842)
Net loss-GAAP basis	$(3,766,892)	451

Summary Statements of Cash Flows
Net cash flows used in operating activities	$(1,574,011)	451
Net cash flows used in investing activities	$(56,543,614)
Net cash flows provided by financing activities	$73,697,560

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$113,952	—
Source of Distributions (per $1,000 invested):
Total distributions paid	$6.98
From operations and sales of properties	$—	—
From all other sources (financing or offering proceeds)	$6.98	—

Summary Balance Sheet
Total assets (before depreciation)	$81,399,782	200,644
Total assets (after depreciation)	$81,220,087	200,644
Total liabilities	$43,607,939	—

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This table provides summary information on the results of Prior Real Estate Programs that have completed operations since January 1, 2010 and that have similar investment objectives to Resource Real Estate Innovation Office REIT, Inc.

As of December 31, 2014

AR Real Estate Investors, LP
Program Name
Date of Closing or Occurrence of Liquidity Event	5/31/2004
Duration (months)	79
Aggregate Dollar Amount Raised	$25,262,138
Annualized Return on Investment	9.09%
Median Annual Leverage	85%

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

This table sets forth summary information on the aggregate sales or disposals of real estate and real estate-related investments made by Prior Real Estate Programs since January 1, 2012 and that have similar investment objectives to Resource Real Estate Innovation Office REIT, Inc. All data is as of December 31, 2014.

				Selling Price, Net of Closing Costs					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at time of sale	Purchase Money Mortgage Taken back by program	Adjustments Resulting from application of GAAP	Total	Original Mortgage Financing	Total Acquistion Costs, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Nittany Pointe	Altoona, PA	3/31/2003	1/31/2013	25,565,554	10,787,314	—	—	36,352,868	12,750,000	2,972,328	15,722,328	26,660,943
Town Park	Birmingham, AL	12/21/2010	4/30/2013	9,922,771	—	—	—	9,922,771	—	5,936,609	5,936,609	2,888,207
Parkway & Parkgreen	Houston, TX	3/31/2010	9/18/2013	10,646,934	9,979,492	—	—	20,626,426	—	9,152,556	9,152,556	8,633,908
300 N. Vista	Houston, TX	1/27/2010	12/19/2013	7,183,527	—	—	—	7,183,527	—	3,407,381	3,407,381	817,186
Falls at Duraleigh	Raleigh, NC	12/21/2004	11/21/2014	8,704,455	13,966,714			22,671,169	15,500,000	1,314,084	16,814,084	3,755,912
Campus Club	Tampa, FL	10/21/2011	6/16/2014	10,071,435	—	—	—	10,071,435	—	1,520,791	1,520,791	2,323,330
Arcadia	Houston, TX	7/30/2010	9/19/2014	17,473,414	—	—	—	17,473,414	—	11,841,099	11,841,099	5,205,705

APPENDIX B:

FORM OF SUBSCRIPTION AGREEMENT

1.
INVESTMENT INFORMATION	Amount of Subscription: $

Investment Type:

☐ Initial Investment (Minimum Subscription: $2,500)

☐ Additional Investment (Minimum Subscription: $100. Please complete the information below regarding the previous investment)

State of Sale:

* Reduced purchase price could impact number of shares.

2.	Non-Qualified	☐ Tenants-in-Common(1)	☐	C Corporation(2)
INVESTMENT TYPE		☐ Joint Tenants with Right of Survivorship(1)	☐	S Corporation(2)
		☐ Individual	☐	Community Property(1)

Check one box		☐ Trust(2)	☐	Limited Liability Company(2)

		☐ Partnership(2)	☐	Other:

☐ Uniform Gift to Minors Act: State of

☐ Uniform Transfer to Minors Act: State of

	Qualified	☐ Traditional (Individual) IRA	☐	Pension or Profit Sharing Plan(2)

		☐ Simple IRA	☐	KEOGH Plan(2)

		☐ SEP IRA	☐	Other:

☐ ROTH IRA

☐ Beneficial as Beneficiary for:

Custodian Information (To be completed by Custodian)

Name of Custodian:

Address:

City, State, ZIP:

Phone:

Custodian Tax ID #:

Custodian Account #:

By executing this Subscription Agreement, Custodian certifies to Resource Real Estate Innovation Office REIT, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

(1)	All parties must sign.
(2)

Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees or authorized signatures, and dates.

3. INVESTOR INFORMATION
	Investor Name/Trust/Entity	SSN/Tax ID	DOB

Required
	Street Address	City	State	ZIP
☐ By checking here, I confirm I would like to go green and no longer receive in paper any documents that Resource Real Estate can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Resource Real Estate.
	Mailing Address (if different from above)	City	State	ZIP

	Phone (day)	Phone (evening)

Email
☐ US Citizen ☐ US Citizen residing outside of US ☐ Foreign citizen, country

	Secondary Investor/Trustee/Authorized Trader/Entity	SSN/Tax ID	DOB

	Street Address	City	State	ZIP

	Mailing Address (if different from above)	City	State	ZIP

	Phone (day)	Phone (evening)

Email
☐ US Citizen ☐ US Citizen residing outside of US ☐ Foreign citizen, country

4. DISTRIBUTION INFORMATION	If you select more than one option, you must indicate the percentage of your distribution to be applied to each, and the sum of the allocations must equal 100%.	% of Distribution

Choose one or more of the following options	☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.	%
	☐ Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2).	%
	☐ Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).	%
Name:
Address:
City: State: ZIP Code:
	Account No.:	% of Distribution

☐  Direct Deposit (Attach Voided Check) I authorize the Company or its agent (collectively, Resource Real Estate) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Resource Real Estate in writing to cancel it. In the event that Resource Real Estate deposits funds erroneously into my account, Resource Real Estate is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

%

Total: %
(Must total 100%)

Financial Institution Name:	Checking ☐ Savings ☐

ABA/Routing Number:

Account Number:

Signature of Account Owner:

If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact.

☐ Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must check the TOD box and you must complete and return the TOD form requested from us.

5. INVESTOR SIGNATURES

Please carefully read and separately initial each of the representations below for items 1-5. Only sign items 6-16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

To be initialed by all investors	Owner Co-owner
		1.	I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement.

		2.	I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”

		3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

		4.	I am purchasing the shares for my own account.

		5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.

		6.	If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Company and its affiliates.

		7.	If I am a California, Missouri or Oregon resident, I have a liquid net worth of at least 10 times my investment in the Company.

		8.	If I am an Iowa resident, I have either (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (ii) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and a minimum annual income of at least $70,000. In addition, I acknowledge that Iowa recommends that my total investment in the Company, or any of its affiliates and any other non-exchange traded REIT, not exceed 10% of my liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

		9.	If I am a Kansas or Maine resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

		10.	If I am a Kentucky resident, I have a liquid net worth of at least 10 times my investment in the Company and its affiliates’ non-publicly traded real estate investment trusts.

		11.	If I am a Massachusetts resident, I have a liquid net worth of at least 10 times my investment in the Company and other illiquid direct participation programs.

		12.	If I am a Nebraska resident, no more than 10% of my net worth (excluding the value of my home, home furnishings and automobiles) shall be invested in this offering and other direct participation programs.

		13.	If I am a New Jersey resident, I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federal and state exempt private offerings) shall not exceed 10% of my liquid net worth.

		14.	If I am a New Mexico resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other non-traded real estate investment trusts.

		15.	If I am a North Dakota resident, I have a net worth of at least 10 times my investment in the Company.

		16.	If I am an Ohio resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other public, non-listed real estate investment programs.

		17.	If I am a Pennsylvania resident, I have a net worth (exclusive of home, furnishings and automobiles) of at least ten times my investment in the Company. In addition, because the minimum offering amount is less than $100 million, I acknowledge that the Pennsylvania Department of Banking and Securities has cautioned that I carefully evaluate the Company’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions.

		18.	If I am a Tennessee resident, I have a net worth of at least 10 times my investment in the Company. In addition, I acknowledge that the Tennessee Securities Division recommends that a Tennessee investor’s aggregate investment in this offering and in similar direct participation programs not exceed 10% of his or her net worth.

		19.	If I am a Vermont resident and do not qualify as an accredited investor, as defined in 17 C.F.R. § 230.501, no more than 10% of my liquid net worth shall be invested in this offering. For these purposes, “liquid net worth” is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.

Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, (iii) he or she is a U.S. citizen unless otherwise indicated, and (iv) the FATCA code entered on this form (if any) indicating that the payer is exempt from FATCA reporting is correct. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X
	Signature of Investor		Date

X
	Signature of Joint Investor or, for Qualified Plans, of Custodian		Date

6. BROKER– DEALER AND/OR REGISTERED INVESTMENT ADVISOR To be completed by Broker-Dealer or Registered Investment Advisor	The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Resource Real Estate Innovation Office REIT, Inc.

	Name of Registered Representative/Authorized Representative	CRD/IARD Number (if applicable)

X
	Signature of Registered Representative/Authorized Representative	Branch ID

	Registered Representative/Authorized Representative Office Address:	Rep ID

Phone Number:	Facsimile Number:

Email Address:

Name of Broker-Dealer/RIA:

For purchases with reduced selling commissions, please designate below:

☐  RIA purchase    ☐  Registered Representative purchase    ☐  Resource Real Estate employee or affiliate purchase*

*  Reduced purchase price could impact number of shares.

NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted.

New York and Washington investors should follow the instructions in the Prospectus under “How to Subscribe” and Pennsylvania investors should follow the instructions in the Prospectus under “How to Subscribe–Special Notice to Pennsylvania Investors.”

Until the minimum subscription proceeds of $2,000,000 (or higher amount for New York, Pennsylvania and Washington investors, as applicable) have been received:

•	Checks should be made payable to “UMB Bank, N.A., as escrow agent for Resource Real Estate Innovation Office REIT, Inc.” and sent, together with Subscription Documents, completed and signed, to:

UMB Bank, N.A., as escrow agent for Resource Real Estate Innovation Office REIT, Inc. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106	—	Wires may be sent to: ABA #101000695 Account #9872061632 Account Name: UMB Escrow Resource Real Estate Innovation Office REIT

When the minimum subscription proceeds of $2,000,000 (or higher amount for New York, Pennsylvania and Washington investors, as applicable) have been received:

•	Checks should be made payable to “Resource Real Estate Innovation Office REIT, Inc.” and sent, together with Subscription Documents, completed and signed, to:

For Regular Mail: Resource Real Estate, Inc. Attn: Resource Real Estate Innovation Office REIT, Inc. P.O. Box 219169 Kansas City, MO 64121	For Overnight Packages: Resource Real Estate, Inc. Attn: Resource Real Estate Innovation Office REIT, Inc. 430 West 7th Street Kansas City, MO 64105	—

 Wires may be sent to:

 UMB Bank, N.A.

 ABA #101000695

 Account #9871916375

 Account Name: DST as Agent for

 Resource Real Estate, Inc. Universal Acct.

 Reference: [investor name]

 Resource Real Estate

 Innovation Office REIT, Inc.

APPENDIX C:

DISTRIBUTION REINVESTMENT PLAN

Resource Real Estate Innovation Office REIT, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Participants. “Participants” are holders of the Company’s shares of common stock, $0.01 par value per share (the “Common Stock”) who elect to participate in the DRP.

2. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant and subject to the limitation described below) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

3. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. Participants must designate at least 20% of such Participant’s Distributions for the purchase of additional shares of Common Stock. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company’s board of directors.

4. Purchase of Shares. Until the Company establishes an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering, Participants will acquire shares of Common Stock at a price of $9.50 per share. The Company will determine its net asset value (“NAV”) on a date no later than two years and 150 days after it raises gross offering proceeds of $2,000,000, including shares purchased by its directors, officers and advisors (the “NAV pricing date”). If the Company’s primary offering is ongoing on the NAV pricing Date, it will adjust the primary offering price based on its estimated NAV per share, and the shares issued pursuant to the DRP will be priced at 95% of the new primary offering price. If the Company’s primary offering is not ongoing on the NAV pricing date, the shares issued pursuant to the DRP will be priced at 95% of the most recently determined estimated NAV per share of the Company’s common stock.

Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed transfer and ownership limits set forth in the Company’s charter.

5. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

6. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

7. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

C-1

8. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

9. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

10. Amendment, Suspension or Termination of DRP by the Company. The Company may amend, suspend or terminate the DRP for any reason upon ten days’ written notice to the Participants, except the Company may not amend the DRP to remove the right of a Participant to terminate participation in the DRP. With respect to material changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, and (b) in a separate mailing to the Participants. With respect to immaterial changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, (b) in a separate mailing to the Participants, or (c) on the Company’s web site.

11. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

C-2

Until [                    ], 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 23, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of $1,100,000,000 of Shares of Common Stock

Minimum Offering of $2,000,000 of Shares of Common Stock

PROSPECTUS

RESOURCE SECURITIES, INC.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Resource Real Estate Innovation Office REIT, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$127,820
FINRA filing fee	165,500
Legal	992,099
Blue sky expenses	165,125
Accounting	248,348
Advertising & Sales literature	1,078,754
Issuer and retail seminars	350,653
Printing	2,259,962
Postage and delivery	411,558
Escrow Agent fees	28,667
Due diligence expenses	627,789
Telephone	52,500
Other expenses relating to the offering and registration of securities*	4,107,514

Total	$10,616,289

*	Includes personnel costs of RRE Innovation Office Advisor, LLC or its affiliates for offering-related matters, including the preparation and distribution of investor reports and marketing materials.

Item 32. Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of RRE Innovation Office Advisor, LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program may purchase shares in the public offering at a 10.0% discount, or $9.00 per share, reflecting that no selling commissions or dealer manager fees will be paid in connection with these purchases. Participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a 7.0% discount, or $9.30 per share, reflecting that no selling commissions will be paid in connection with such transactions. The net proceeds the Company receives from sales of shares pursuant to the foregoing program will be the same as the net proceeds that it receives from other sales in the public offering. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers.”

Item 33. Recent Sales of Unregistered Securities

In connection with its organization, on June 25, 2014, the Company issued 14,814.82 shares of its common stock to RRE Innovation Office Advisor, LLC at a purchase price of $13.50 per share for an aggregate purchase price of $200,000. On December 30, 2014, the Company paid the sole holder of common stock at the close of business on December 30, 2014, a stock dividend of one-half of a share of common stock for each outstanding share of common stock. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting form (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established.

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations contained in Maryland law, our charter limited directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expense in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met: (i) the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the indemnified person was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders.

Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, or the SEC, and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to our directors and to our advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the person seeking indemnification provides the Company with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and (iv) the person seeking indemnification undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. See Index to the Consolidated Balance Sheet and Prior Performance Tables.

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit	Description

1.1(1)	Dealer Manager Agreement, including Form of Selected Dealer Agreement

3.1(1)	Articles of Amendment and Restatement

3.2(1)	Bylaws

4.1*	Form of Subscription Agreement, included as Appendix B to the prospectus

4.2*	Distribution Reinvestment Plan, included as Appendix C to the prospectus

4.3(1)	Escrow Agreement

5.1(1)	Opinion of Venable LLP re legality

8.1(1)	Opinion of Alston & Bird, LLP re tax matters

10.1(1)	Advisory Agreement

10.2(1)	Agreement of Limited Partnership of RRE Innovation Office OP, LP

10.3(1)	Resource Real Estate Innovation Office REIT, Inc. Long-Term Incentive Plan

10.4(1)	Resource Real Estate Innovation Office REIT, Inc. Independent Directors Compensation Plan

21.1(1)	Subsidiaries of the Company

23.1(1)	Consent of Venable LLP and Alston & Bird LLP (included in Exhibits 5.1 and 8.1)

23.2*	Consent of Grant Thornton LLP

24.1(1)	Power of Attorney

*	Filed herewith.
(1)	Previously filed

Item 37. Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 8th day of June, 2015.

Resource Real Estate Innovation Office REIT, Inc.

By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alan F. Feldman Alan F. Feldman	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2015

* Steven R. Saltzman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	June 8, 2015

* Jonathan Z. Cohen	Chairman of the Board	June 8, 2015

* Kevin M. Finkel	Chief Operating Officer, President and Director	June 8, 2015

* David K. Blatt	Director	June 8, 2015

* Andrew Ceitlin	Director	June 8, 2015

* Harvey G. Magarick	Director	June 8, 2015

* Eric Mallory	Director	June 8, 2015

*/s/ Alan F. Feldman
Alan F. Feldman, as
attorney-in-fact